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                                CREDIT AGREEMENT


                            Dated as of May 30, 1997

                                      Among

                           AMERICA SERVICE GROUP INC.,
                                as the Borrower,

                          All of its present and future
                    Subsidiaries that become parties hereto,
                                 as Guarantors,

                         the Lenders identified herein,

                                       and

                         NATIONSBANK OF TENNESSEE, N.A.,
                             as Administrative Agent
                               and as Issuing Bank


                                  $ 20,000,000




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
                                TABLE OF CONTENTS

ARTICLE 1.  DEFINITIONS, ACCOUNTING TERMS AND
            PRINCIPLES OF CONSTRUCTION........................................... 1

         1.1        Defined Terms................................................ 1
         1.2        Accounting and Commercial Terms..............................24
         1.3        General Construction.........................................24
         1.4        Defined Terms; Headings......................................24
         1.5        References to this Agreement and Parts Thereof...............24
         1.6        Documentary References.......................................24
         1.7        Legal References.............................................25


ARTICLE 2.  LOANS AND LETTERS OF CREDIT .........................................25

         2.1        Commitments..................................................25
                    2.1.1         Amounts of Commitments.........................25
                    2.1.2         Extension of Commitment Period.................25

         2.2        Loans........................................................26
                    2.2.1         Commitment to Make Loans.......................26
                    2.2.2         Lenders' Obligations Several;
                                  Proportionate Loans............................26
                    2.2.3         Revolving Credit; Minimum Borrowings...........27
                    2.2.4         Notice of Borrowing............................27
                    2.2.5         Disbursement of Funds..........................28

         2.3        Letters of Credit............................................28
                    2.3.1         Issuance of Letters of Credit..................28
                    2.3.2         Letter of Credit Requests......................29

         2.4        Participations in Letter of Credit Liabilities...............29
                    2.4.1         Purchase of Participations by Lenders .........29
                    2.4.2         Notification by Issuing Bank of Drawing .......30
                    2.4.3         Payments by Lenders Upon a Drawing or
                                  Payment Under a Letter of Credit;
                                  Adjustments....................................30
                    2.4.4         Failure to Pay by Lenders......................30
                    2.4.5         Lenders' Obligations Absolute..................30
                    2.4.6         Information Regarding Letter of Credit
                                  Liabilities....................................31

         2.5        Borrower's Obligations Absolute..............................31
                    2.5.1         Obligations Absolute ..........................31
                    2.5.2         No Liability ..................................32

         2.6        Interest.....................................................33
                    2.6.1         Interest Rate on Loans.........................33
                    2.6.2         Interest Rate on Unreimbursed Draws
                                  Under Letters of Credit........................33


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
                    2.6.3         Default Rate...................................33
                    2.6.4         Conclusive Determination.......................34

         2.7        Conversion or Continuation...................................34
                    2.7.1         Option to Convert or Continue..................34
                    2.7.2         Notice of Conversion/Continuation..............34
                    2.7.3         Notice to the Lenders..........................34
                    2.7.4         Notice Irrevocable.............................35
                    2.7.5         Automatic Conversion...........................35

         2.8        Notes; Records of Payments ..................................35
         2.9        Administrative Agent's Right to Assume Funds
                    Available....................................................35
         2.10       Use of Proceeds..............................................36

         2.11       Credit Fees..................................................36
                    2.11.1        Administrative Agent's Fees....................36
                    2.11.2        Commitment Fees................................36
                    2.11.3        Opening Fees; Amendment or
                                  Transfer Fees; Drawing Fees....................37

         2.12       Computations ................................................37
         2.13       Interest and Fees Margins ...................................37

         2.14       Special Provisions Governing LIBOR Loans.....................39
                    2.14.1        Determination of Interest Period...............39
                    2.14.2        Determination of Interest Rate.................39
                    2.14.3        Inability to Determine Rate....................39
                    2.14.4        Illegality; Termination of Commitment
                                  to Make LIBOR Loans............................40
                    2.14.5        LIBOR Loans After Default......................40

         2.15       Expenses.....................................................40
         2.16       Replacement or Removal of a Lender...........................41


ARTICLE 3.  PAYMENTS, PREPAYMENTS AND COMPUTATIONS...............................42

         3.1        General Provisions Relating to Repayment of Loans............42
                    3.1.1         Interest Payments..............................42
                    3.1.2         Scheduled Principal Payments ..................42
                    3.1.3         Prepayments ...................................42
                    3.1.4         Final Maturity of Loans........................43

         3.2        Repayment of Amounts Drawn Under
                                  Letters of Credit..............................43

         3.3        Payments and Computations, Etc...............................43
                    3.3.1         Time and Manner of Payments....................43
                    3.3.2         Payments on Non-Business Days..................44
                    3.3.3         Apportionment of Payments......................44


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
                    3.3.4         Assumption of Payments Made....................44
                    3.3.5         Application of Proceeds........................45

         3.4        Increased Costs, Capital Requirements and Taxes..............45
                    3.4.1         Increased Costs................................45
                    3.4.2         Capital Requirements - General.................46
                    3.4.3         Capital Requirements - Letters of Credit.......46
                    3.4.4         Increased Reserves - Letters of Credit.........47
                    3.4.5         Breakage Costs - LIBOR Loans...................47
                    3.4.6         LIBOR Taxes....................................47
                    3.4.7         Notice of Increased Costs; Payment.............48

         3.5        Taxes........................................................49
                    3.5.1         Taxes Generally................................49
                    3.5.2         Withholding Tax Exemption......................49
                    3.5.3         Withholding Taxes..............................50
                    3.5.4         Indemnification................................50
                    3.5.5         Subsequent Lenders.............................50

         3.6        Booking of Loans.............................................50


ARTICLE 4.  SECURITY.............................................................51

         4.1        Initial Security.............................................51
         4.2.       Further Assurances...........................................51


ARTICLE 5.  GUARANTY.............................................................52

         5.1        Guaranty.....................................................52
         5.2        Maximum Guaranty Liability...................................52
         5.3        Contribution.................................................53
         5.4        Guaranty Unconditional.......................................53
         5.5        Discharge Only Upon Payment in Full;
                    Reinstatement in Certain Circumstances.......................54
         5.6        Waiver.......................................................54
         5.7        Waiver of Reimbursement, Subrogation, Etc....................55
         5.8        Stay of Acceleration.........................................55
         5.9        Subordination of Indebtedness................................55
         5.10       Certain Releases.............................................55

ARTICLE 6.  CONDITIONS PRECEDENT.................................................56

         6.1        Conditions Precedent to Initial Loans and
                    Letters of Credit ...........................................56
                    6.1.1         Deliveries to the Administrative Agent.........56
                    6.1.2         Compliance with Laws...........................59
                    6.1.3         No Material Adverse Change.....................60
                    6.1.4         No Material Misrepresentation..................60
                    6.1.5         Legal Proceedings..............................60

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
                    6.1.6         Wilmington Trust Intercreditor Agreement.......60

         6.2        Conditions Precedent to All Loans and Letters
                    of Credit ...................................................60
                    6.2.1         Satisfaction of Conditions Precedent to
                                  Initial Loans and Letters of Credit............61
                    6.2.2         Representations and Warranties ................61
                    6.2.3         No Default or Event of Default.................61
                    6.2.4         No Violations..................................61
                    6.2.5         Proceedings Satisfactory ......................61


ARTICLE 7.  REPRESENTATIONS AND WARRANTIES.......................................61

         7.1        Existence and Power..........................................62
         7.2        Authorization and Enforcement of Obligations.................62
         7.3        No Consents..................................................62
         7.4        No Conflict..................................................62
         7.5        Financial Statements; Solvency...............................63
         7.6        Absence of Litigation........................................63
         7.7        No Default...................................................64
         7.8        Security Documents...........................................64
         7.9        Capital Stock................................................64
         7.10       Taxes........................................................64
         7.11       No Burdensome Restrictions...................................65
         7.12       Judgments....................................................65
         7.13       Subsidiaries.................................................65
         7.14       ERISA........................................................65
         7.15       Margin Securities............................................65
         7.16       Investment Company Act.......................................66
         7.17       Indebtedness and Contingent Obligations......................66
         7.18       Business Locations and Trade Names...........................66
         7.19       Title to Assets..............................................66
         7.20       Labor Matters................................................66
         7.21       Business.....................................................67
         7.22       Compliance with Laws.........................................67
         7.23       Service Contracts............................................67
         7.24       Governmental Authorizations; Permits, Licenses
                    and Accreditation; Other Rights..............................68
         7.25       No Material Adverse Change...................................68
         7.26       Employment and Investment Agreements.........................68
         7.27       Environmental Matters........................................69
         7.28       Material Contracts...........................................70
         7.29       No Misstatements.............................................70
         7.30       Operating Leases.............................................70


ARTICLE 8.  AFFIRMATIVE COVENANTS................................................70

         8.1        Financial Statements.........................................71
                    8.1.1         Annual Financial Statements and Reports........71
                    8.1.2         Quarterly Financing Statements and
                                  Reports........................................71

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
                    8.1.3         Monthly Financial Statements and Reports.......72
                    8.1.4         GAAP...........................................72

         8.2        Certificates and Other Information...........................72
                    8.2.1         Management Letters.............................72
                    8.2.2         Shareholder Materials..........................72
                    8.2.3         Budgets .......................................73
                    8.2.4         Communications Regarding Service
                                  Contracts......................................73
                    8.2.5         Lag Studies ...................................73
                    8.2.6         Reports to Other Persons.......................73
                    8.2.7         Funded Indebtedness............................73
                    8.2.8         Employment and Investment Agreements...........73
                    8.2.9         Additional Information.........................73

         8.3        Provision of Notices.........................................74
                    8.3.1         Default........................................74
                    8.3.2         Other Default or Litigation....................74
                    8.3.3         Reportable Events..............................74
                    8.3.4         Environmental Matters..........................74
                    8.3.5         Loss of License, Permit, Approval, Etc.........74
                    8.3.6         Material Contracts.............................75
                    8.3.7         Casualty Losses................................75

         8.4        Payment of Obligations and Performance of
                    Covenants....................................................75
         8.5        Payment of Taxes.............................................75
         8.6        Conduct of Business and Maintenance of Existence.............76
         8.7        Compliance with Law..........................................76
         8.8        Maintenance of Properties and Franchises.....................76
         8.9        Insurance....................................................76
         8.10       Use of Proceeds..............................................77
         8.11       Books and Records............................................77
         8.12       Inspection...................................................77
         8.13       Compliance With Terms of Material Contracts..................77
         8.14       Compliance with Hazardous Materials Laws, Etc................78
         8.15       Environmental Monitoring.....................................78
         8.16       Maintenance of Licenses, Permits, Approvals, Etc.............78
         8.17       Intercompany Indebtedness....................................79
         8.18       Further Assurances...........................................79
         8.19       Post-Closing Matters.........................................79
         8.20       Documentation Relating to Pledged Notes......................79
         8.21       Management ..................................................79


ARTICLE 9.  NEGATIVE COVENANTS...................................................79

         9.1        Indebtedness.................................................80
         9.2        Liens........................................................81
         9.3        Sale or Transfer of Assets...................................83
         9.4        Investments..................................................83

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
         9.5        Restricted Payments..........................................84
         9.6        Issuance of Stock........................................... 84
         9.7        Fundamental Changes ........................................ 84
         9.8        Transactions With Affiliates................................ 85
         9.9        Agreements Restricting Subsidiaries ........................ 85
         9.10       ERISA....................................................... 85
         9.11       Maintenance of Material Contracts........................... 86
         9.12       Adverse Transactions.........................................86
         9.13       Additional Restriction on Investments in
                    Permitted Joint Ventures.....................................86


ARTICLE 10.  FINANCIAL COVENANTS................................................ 86

         10.1       Borrower Ratios............................................. 86
                    10.1.1        Funded Indebtedness to Capitalization
                                  Ratio......................................... 86
                    10.1.2        Fixed Charge Coverage Ratio .................. 87
                    10.1.3        Adjusted Funded Indebtedness to EBITDA
                                  Ratio......................................... 87
                    10.1.4        Current Ratio................................. 87
                    10.1.5        Rent Expense...................................87

         10.2       Guarantor Solvency.......................................... 87


ARTICLE 11.         EVENTS OF DEFAULT AND LENDERS' REMEDIES..................... 87

         11.1       Events of Default........................................... 87
                    11.1.1        Failure to Pay Loans, Etc..................... 87
                    11.1.2        Failure to Perform Certain Covenants.......... 87
                    11.1.3        Failure to Perform Agreements Generally....... 88
                    11.1.4        Defaults Under Other Loan Documents .......... 88
                    11.1.5        False Statements.............................. 88
                    11.1.6        Voluntary Insolvency Proceedings.............. 88
                    11.1.7        Involuntary Insolvency Proceedings............ 88
                    11.1.8        Failure to Perform Other Obligations.......... 89
                    11.1.9        Execution or Attachment....................... 89
                    11.1.10       Condemnation of Property...................... 89
                    11.1.11       Suspension of Business ....................... 90
                    11.1.12       ERISA ........................................ 90
                    11.1.13       Validity of Loan Documents ................... 90
                    11.1.14       Guaranty Obligations ......................... 90
                    11.1.15       Failure of Lien............................... 90
                    11.1.16       Defaults under Material Contracts............. 91
                    11.1.17       Material Adverse Change....................... 91
                    11.1.18       Change in Control............................. 91

         11.2       Lenders' Remedies........................................... 91

         11.3       Actions in Respect of Letters of Credit..................... 92
                    11.3.1        Collateral Account............................ 92

                                       vi

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
                    11.3.2        Security Interest............................. 93
                    11.3.3        Application of Proceeds....................... 93
                    11.3.4        Investments................................... 93
                    11.3.5        Further Liens................................. 94
                    11.3.6        Remedies...................................... 94
                    11.3.7        Preservation of the Collateral................ 95
                    11.3.8        Surplus Funds................................. 95


ARTICLE 12.  THE ADMINISTRATIVE AGENT........................................... 96

         12.1       Appointment................................................. 96
         12.2       Delegation of Duties........................................ 96
         12.3       Limitation of Liability..................................... 96
         12.4       Reliance by the Administrative Agent........................ 97
         12.5       Notice of Default........................................... 98
         12.6       Non-Reliance on the Administrative Agent by
                    the Other Lenders........................................... 98
         12.7       Indemnification............................................. 99
         12.8       Payments....................................................100
         12.9       Administrative Agent in Its Individual Capacity.............100
         12.10      Successor Administrative Agent..............................100

ARTICLE 13.  ASSIGNMENT AND PARTICIPATIONS......................................101

         13.1       Successors and Assigns......................................101

         13.2       Assignments.................................................101
                    13.2.1        Assignments...................................101
                    13.2.2        Effect of Assignments.........................102
                    13.2.3        Actions by the Borrower.......................102

         13.3       Participations..............................................102
         13.4       Disclosure..................................................103
         13.5       Assignments and Participations as Units.....................103

ARTICLE 14.  GENERAL PROVISIONS.................................................103

         14.1       Notices.....................................................103
         14.2       Entire Agreement............................................105

         14.3       Amendments, Waivers and Consents............................105
                    14.3.1        Amendments....................................105
                    14.3.2        Waivers and Consents..........................106
                    14.3.3        Effect of Waivers.............................106
                    14.3.4        Consent of All the Lenders....................106
                    14.3.5        Binding Effect................................107

         14.4       Independence of Covenants...................................107
         14.5       Interpretation..............................................107
         14.6       Inconsistencies With Other Documents........................107
         14.7       Severability................................................107

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
         14.8       Governing Law...............................................108
         14.9       Consent to Jurisdiction.....................................108
         14.10      Waiver of Jury Trial........................................109
         14.11      Cumulative Remedies.........................................109
         14.12      Expenses of Administration and Enforcement..................109
         14.13      Indemnification.............................................110
         14.14      Adjustment..................................................110
         14.15      Setoff......................................................111
         14.16      Other Accommodations to the Borrower and the
                    Guarantors; No Rights By Virtue of Cross-
                    Collateralization...........................................112
         14.17      Survival of Representations and Warranties..................113
         14.18      Relationship of the Parties.................................113
         14.19      Destruction of Records......................................113
         14.20      Counterparts................................................113
         14.21      Interest and Loan Charges Not to Exceed Maximum
                    Amounts Allowed by Law......................................114
         14.22      Final Agreement.............................................115


                             SCHEDULES AND EXHIBITS


                                    Schedules
                                    ---------
Schedule 1.1              Certain Deferred Liabilities Included in
                                  Capitalization
Schedule 7.1              Borrower, Guarantors and Subsidiaries  -
                                  Capitalization and Jurisdictions of
                                  Incorporation and Foreign Qualification
Schedule 7.3              Post-Closing Consents
Schedule 7.6              Pending Litigation
Schedule 7.17A            Indebtedness
Schedule 7.17B            Contingent Obligations
Schedule 7.18A            Business Locations
Schedule 7.18B            Trade Names
Schedule 7.23             Service Contracts
Schedule 7.26             Employment Agreements and Executive
                                  Compensation Arrangements
Schedule 7.27             Environmental Matters
Schedule 7.28             Material Contracts
Schedule 7.30             Operating Leases
Schedule 8.19             Post-Closing Matters
Schedule 9.2              Existing Liens
Schedule 9.4              Existing Investments


                                 Exhibits
                                 --------
Exhibit 1.1               Form of Supplement to Credit Agreement
Exhibit 2.1.2             Form of Commitment Period Extension Request
Exhibit 2.2.4             Form of Notice of Borrowing
Exhibit 2.3.2             Form of Letter of Credit Request
Exhibit 2.7.2             Form of Notice of Conversion/Continuation
Exhibit 2.8               Form of Note
Exhibit 4.1A              Form of Security Agreement
Exhibit 4.1B              Form of Pledge Agreement
Exhibit 4.1C              Form of Assignment and Security Agreement
Exhibit 6.1.1A            Form of Opinion of Counsel to the Borrower and
                                  the Guarantors
Exhibit 6.1.1B            Form of Solvency Certificate of Borrower
Exhibit 6.1.1C            Form of Solvency Certificate of Guarantors
Exhibit 13.2              Form of Assignment and Acceptance

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "Agreement"), dated as of May 30,, 1997, is made and entered into on the terms and conditions hereinafter set forth, by and among AMERICA SERVICE GROUP INC., a Delaware corporation (the "Borrower"), all subsidiaries of the Borrower now or hereafter becoming parties to this Agreement (collectively, the "Guarantors" and, individually, a "Guarantor"), those several lenders who are or become parties to this Agreement (collectively, the "Lenders" and, individually, a "Lender"), NATIONSBANK OF TENNESSEE, N.A., a national banking association with principal offices in Nashville, Tennessee ("NationsBank"), as administrative agent for the Lenders and the Issuing Bank (in such capacity, the "Administrative Agent") and as Issuing Bank.


THE PARTIES HERETO AGREE AS FOLLOWS:


                                    ARTICLE 1

                          DEFINITIONS, ACCOUNTING TERMS
                         AND PRINCIPLES OF CONSTRUCTION

         1.1. Defined Terms. In addition to terms defined elsewhere herein, the following terms, as used in this Agreement, shall have the respective meanings set forth below (terms defined in the singular to have the same meaning when used in the plural, and vice versa, unless otherwise expressly indicated):

                  "Adjusted Consolidated Funded Indebtedness" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, as of any date of determination, Consolidated Funded Indebtedness, less the aggregate face amount of any letters of credit issued for the account of the Borrower or Subsidiary thereof within the sixty (60) day period prior to the date of determination (provided that Adjusted Consolidated Funded Indebtedness shall include the aggregate unreimbursed amount of any drafts drawn under such letters of credit), less the amount by which (a) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries on deposit or maintained with the Administrative Agent, or an Affiliate thereof, exceeds (b) the consolidated operating expenses for the Borrower and its Subsidiaries for the Last Four Fiscal Quarters, determined in conformity with GAAP, divided by twenty-six (26).

                  "Adjusted Funded Indebtedness to EBITDA Ratio" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, calculated for the most recent twelve (12) month period after giving Pro Forma Effect to any Asset Acquisition made during such period, the ratio of Adjusted Consolidated Funded Indebtedness to EBITDA; provided, however, that (a) for purposes of calculating the Adjusted Funded Indebtedness to EBITDA Ratio as of June 30, 1997, EBITDA shall be calculated by multiplying EBITDA for the two consecutive Fiscal Quarters ending on June 30, 1997 by two
(2), and (b) for purposes of calculating the Adjusted Funded Indebtedness to EBITDA Ratio as of September 30, 1997, EBITDA shall be calculated by multiplying EBITDA for the three consecutive Fiscal Quarters ending on September 30, 1997 by one and one-third (1.33).

                  "Administrative Agent" shall mean NationsBank or such successor Administrative Agent as may be appointed by the Lenders pursuant to
Section 12.10.

                  "Affiliate" shall mean, as to any Person, any other Person directly or indirectly controlling (including all directors, officers and employees of such Person), directly or indirectly controlled by or under direct or indirect common control with such Person.

                  "Applicable Bankruptcy Law" shall mean, with respect to any Guarantor, Title 11 of the United States Code, and any other laws governing bankruptcy, suspension of payments, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency and any other similar laws applicable to such Guarantor.

                  "Applicable Base Rate Margin" shall mean the margin to be added to the Base Rate for purposes of determining the interest rate(s) applicable to Base Rate Loans from time to time, which shall be determined as provided in Section 2.13.

                  "Applicable Letter of Credit Fee Percentage" shall mean the annualized percentage to be used to calculate Letter of Credit Fees from time to time, which shall be determined as provided in Section 2.13.

                  "Applicable LIBOR Margin" shall mean the margin to be added to LIBOR for purposes of determining the interest rate(s) applicable to LIBOR Loans from time to time, which shall be determined as provided in Section 2.13.

                  "Asset Acquisition" shall mean (a) any investment by the Borrower or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of the Borrower or any of its Subsidiaries or shall be merged with the Borrower or any of its Subsidiaries or (b) any acquisition by the Borrower or any of its Subsidiaries of the assets of any Person that constitute substantially all of an operating unit or business of such Person.

                  "Assignment and Acceptance" shall mean an assignment and acceptance, substantially in the form of Exhibit 13.2, between a transferor Lender and a proposed transferee, regarding the sale, assignment, transfer or other disposition (other than the sale of a participation) of all or any amount of the Commitments, Loans and participations in the Letters of Credit of such Lender.

                  "Assignment and Security Agreement" shall mean the Assignment and Security Agreement, substantially in the form of Exhibit 4.1C, executed by the Borrower and certain of the Guarantors, granting in favor of the Administrative Agent, the Lenders and the Issuing Bank a valid, first-priority, perfected security interest in all rights, title and interest of the Borrower and such Guarantors in all partnerships and joint ventures in which the Borrower or any of its Subsidiaries own interests aggregating at least fifty percent (50%) of the ownership interests therein.

                  "Base LIBOR" shall mean the rate per annum for offered Dollar deposits in the interbank Eurodollar market appearing on page 3750 of the TELERATE rate reporting system at about 11:00 a.m., Central time, on the Interest Rate Determination Date immediately prior to the beginning of the Interest Period for the corresponding LIBOR Loan, for the number of months comprised therein and in an amount equal to the amount of such LIBOR Loan to be outstanding during such Interest Period. Without limiting the provisions of
Section 2.14.3, in the event that prior to the Maturity Date TELERATE quotes for Base LIBOR are discontinued or become unascertainable, the Administrative Agent may designate a comparable resource for use in determining Base LIBOR for purposes hereof.

                  "Base Rate" shall mean, for any period, the greater of (i) the fluctuating rate of interest per annum from time to time established by NationsBank as its "prime rate", regardless of whether published or publicly announced, or (ii) a fluctuating rate of interest per annum equal to one-half of one percentage point (0.5%) in excess of the Federal Funds Rate in effect from time to time. Each change in the Base Rate shall be effective as of the opening of business on the day such change occurs. The parties hereto acknowledge that the rate established by NationsBank as its "prime rate" is an index or base rate and is not necessarily the lowest rate charged to its customers or other banks. In the event that prior to the Maturity Date NationsBank discontinues or abandons the practice of establishing a prime rate, or should the same become unascertainable, the Administrative Agent shall designate a comparable reference rate for use in determining the Base Rate for purposes hereof.

                  "Base Rate Loans" shall mean Loans bearing interest at rates determined by reference to the Base Rate.

                  "Borrowing" shall mean a borrowing consisting of Loans made to the Borrower on the same day by the Lenders ratably according to their respective Commitments pursuant to the provisions of Section 2.2.

                  "Business Day" shall mean any day on which commercial banks in Nashville, Tennessee are neither authorized nor required by law or executive order to close and on which the New York Stock Exchange is not closed.

                  "Capital Expenditures" shall mean, as to any Person for any period, the aggregate capital expenditures recorded by such Person and its Subsidiaries on a consolidated basis in conformity with GAAP, including charges in respect of Capitalized Lease Obligations exclusive of imputed interest on such Capitalized Lease Obligations; provided, however, that for purposes of determining Capital Expenditures for the Borrower and its Subsidiaries on a consolidated basis, there shall be excluded therefrom any Capital Expenditures attributable solely to the making of Permitted Acquisitions.

                  "Capitalization" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, the sum of Consolidated Funded Indebtedness, plus shareholders' equity, plus federal and state net operating loss carryforwards, plus certain deferred liabilities and other items specifically approved by the Administrative Agent for inclusion in Capitalization, as more particularly described on Schedule 1.1.

                  "Capitalized Lease" shall mean, as to any Person, any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "Capitalized Lease Obligations" shall mean, as to any Person, the capitalized amount of the obligations of such Person and its Subsidiaries under all Capitalized Leases.

                  "Cash Equivalents" shall mean, at any time,

                  (a) Government Obligations having a maturity not exceeding one hundred eighty (180) days;

                  (b) commercial paper rated at least A-1 by S&P or P-1 by Moody's, having a maturity not exceeding one hundred eighty (180) days;

                  (c) certificates of deposit or time deposits of (i) the Lenders or (ii) other commercial banks having capital and undivided surplus of at least $500 million and issuing commercial paper rated as described in the preceding clause (b) and organized and existing under, or chartered or otherwise qualified to do business under, the laws of the United States of America or any State thereof or the District of Columbia, having a maturity not exceeding ninety (90) days;

                  (d) repurchase agreements or investment contracts having a maturity not exceeding ninety (90) days with a financial institution insured by the Federal Deposit Insurance Corporation, or any broker or dealer (as defined in the Securities Exchange Act of 1934) that is a dealer in government bonds and that is recognized by trades with and reports to, a Federal Reserve Bank as a primary dealer in government securities; provided that in any case (i) collateral is pledged for the repurchase agreement or investment contract, which collateral consists of (A) Government Obligations or evidences of ownership of proportionate interests in future interest and principal payments on Government Obligations held by a bank or trust company as custodian, under which the owner of the investment is the real party in interest and has the right to proceed directly and individually against the obligor on such obligations, and which underlying obligations are held in a segregated account and not available to satisfy any claim of the custodian or any person claiming through the custodian or to whom the custodian may be obligated or (B) evidences of indebtedness issued by any of the following: Bank of Cooperatives, Export-Import Bank of the United States, Farmers Home Administration, Federal Financing Bank, Federal Home Loan Bank System, Federal Home Loan Mortgage Corporation (including participation certificates), Federal Housing Administration, Federal Farm Credit Banks, Federal National Mortgage Association, Government National Mortgage Association, Inter-American Development Bank, International Bank for Reconstruction and Development, Small Business Administration or any other agency or instrumentality of the United States of America created by an act of Congress that is substantially similar to the foregoing in its legal relationship to the United States of America, (ii) the current market value of the collateral securing the repurchase agreement or investment contract is at least equal to the amount of the repurchase agreement or investment contract and (iii) the current market value of the collateral is determined not less frequently than monthly;

                  (e) investments in money market funds substantially all of whose assets consist of securities of the types described in the foregoing clauses (a) through (d);

                  (f) investments in obligations the return with respect to which is excludable from gross income under Section 103 of the Code, having a maturity of not more than six (6) months or providing the holder the right to put such obligations for purchase at par upon not more than twenty-eight (28) days' notice, and which are rated at least A-1 by S&P or P-1 by Moody's;

                  (g) investments in tax free money market funds all of whose assets consist of securities of the types described in the foregoing clause (f); and

                  (h) investments, redeemable upon not more than seven (7) days' notice, in money market preferred municipal bond funds that are rated at least AAA by S&P or Aaa by Moody's.

                  "Code" shall mean the Internal Revenue Code of 1986.

                  "Collateral" shall mean all property and interests in property, presently owned or hereafter acquired or presently existing or hereafter created by the Borrower or the Guarantors, including any and all proceeds thereof, in which a security interest has been granted in favor of the Administrative Agent for the ratable benefit of the Lenders, whether under this Agreement, the Security Documents or any other Loan Document.

                  "Collateral Account" shall mean the Collateral Account described in Section 11.3.1.

                  "Commission" shall mean the Securities and Exchange Commission or any successor entity.

                  "Commitment Period" shall mean that period commencing on the date hereof and continuing to, but not including, the Commitment Period Expiration Date.

                  "Commitment Period Expiration Date" shall mean September 30, 1998, as such date may be extended pursuant to Section 2.1.2.

                  "Commitment Period Extension Request" shall mean a request in substantially the form of Exhibit 2.1.2.

                  "Commitments" shall mean the Revolving Credit Commitments and the Letter of Credit Commitments, which collectively are in the aggregate amount set forth in Section 2.1 and in the case of each Lender are in the initial amount set forth with such Lender's signature on this Agreement or the Assignment and Acceptance pursuant to which such Lender became a party hereto.

                  "Commonly Controlled Entity" shall mean a Person that is under common control with the Borrower within the meaning of subsection 414(b), (c),
(m), (n) or (o) of the Code.

                  "Consolidated Funded Indebtedness" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, all Indebtedness that constitutes (a) indebtedness for borrowed money or for notes, debentures or other debt securities, (b) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(c) reimbursement obligations in respect of letters of credit issued for the account of Borrower or a Subsidiary thereof (including any such obligations in respect of any drafts drawn thereunder), (d) liabilities for all or any part of the deferred purchase price of property or services, (e) liabilities secured by any Lien on any property or asset owned or held by the Borrower or any of its Subsidiaries regardless of whether the Indebtedness secured thereby shall have been assumed by or is a primary obligation of the Borrower or such Subsidiary,
(f) Capitalized Lease Obligations, and (g) without duplication, all Contingent Obligations the primary obligation of which is Indebtedness of the type described in clauses (a) through (f) above; provided, however, that (i) Consolidated Funded Indebtedness shall not include any unsecured current liabilities incurred in the ordinary course of business and not represented by any note, bond, debenture or other instrument, and (ii) for calculations of Consolidated Funded Indebtedness as of any date prior to July 1, 1997, Consolidated Funded Indebtedness shall not include any reimbursement obligations with respect to letters of credit issued in connection with Service Contracts with the State of Georgia.

                  "Consolidated Healthcare Revenue" shall mean, as to the Borrower and its Subsidiaries on a consolidated basis for any period, the healthcare revenue of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in conformity with GAAP, subject to customary exclusions with respect to extraordinary and nonrecurring items.

                  "Consolidated Net Income" shall mean, as to the Borrower and its Subsidiaries on a consolidated basis for any period, the net income (or loss) after taxes of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in conformity with GAAP, subject to customary exclusions with respect to extraordinary and nonrecurring items; provided, however, that net income attributable to Permitted Joint Ventures in any Fiscal Quarter shall be excluded to the extent that it exceeds ten percent (10%) of Consolidated Net Income for such Fiscal Quarter.

                  "Contingent Obligations" shall mean, as to any Person, any contingent obligation calculated in accordance with GAAP, and in any event shall include (without duplication) all indebtedness, obligations or other liabilities of such Person guaranteeing or in effect guaranteeing the payment or performance of any indebtedness, obligation or other liability, whether or not contingent (collectively, the "primary obligations"), of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any indebtedness, obligation or other liability of such Person, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss with respect thereto.

                  "Contractual Obligations" shall mean, as to any Person, any and all indebtedness, obligations or other liabilities of such Person, now existing or hereafter arising, whether due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, individually or jointly with others, pursuant to the provisions of any document, instrument or agreement to which such Person is a party or by which such Person or any of its property is or may be bound or affected or pursuant to the provisions of any security issued by such Person.

                  "Credit Fees" shall mean the credit fees payable as provided in Section 2.11.

                  "Current Maturities of Long-Term Debt" shall mean, as of any date of determination, the greater of (a) that portion of Consolidated Funded Indebtedness that is due and payable within the twelve (12) month period immediately following the date of determination, calculated in conformity with GAAP, or (b) an amount equal to the daily average outstanding principal balance of Consolidated Funded Indebtedness during the twelve (12) month period immediately preceding the date of determination, divided by four (4).

                  "Current Ratio" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, as of any date of determination, the ratio of (a) current assets, determined in conformity with GAAP, plus the Unused Working Capital Loan Sublimit, to (b) current liabilities, determined in conformity with GAAP.

                  "Default" shall mean any of the events specified in Section 11.1, regardless of whether any requirement for the giving of notice, the lapse of time or both has been satisfied.

                  "Default Rate" shall mean the rate(s) per annum otherwise applicable to Loans from time to time plus two percentage points (2.00%).

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "EBITDA" shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any period, after giving Pro Forma Effect to any Asset Acquisition made during such period, the sum of Consolidated Net Income, plus Interest Expense, plus any provision for taxes based on income or profits that was deducted in computing Consolidated Net Income, plus depreciation, amortization of intangible assets and other non-cash charges.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

                  "Event of Default" shall mean any of the events specified in
Section 11.1, provided that any requirement for the giving of notice (and, if applicable, an opportunity to cure), the lapse of time or both has been satisfied.

                  "Existing Liens" shall mean those certain Liens in existence on the date hereof that are described on Schedule 9.2.

                  "Facilities" shall mean the Revolving Credit Facility and the Letter of Credit Facility.

                  "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for each day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York.

                  "Financing Statement" shall mean any Uniform Commercial Code financing statement, on Form UCC-1 or otherwise, executed pursuant to the provisions of this Agreement or any other Loan Document.

                  "Fiscal Quarter" shall mean each of the accounting periods of approximately three (3) months ending on March 31, June 30, September 30 and December 31, respectively, of each year.

                  "Fiscal Year" shall mean the twelve (12) month period ending on December 31 of each year.

                  "Fixed Charge Coverage Ratio" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, calculated for the most recent Fiscal Quarter after giving Pro Forma Effect to any Asset Acquisition made during the most recent twelve (12) month period ending on and including the date of determination, the ratio of (a) Consolidated Net Income, plus Interest Expense, plus depreciation, amortization of intangible assets and other non-cash charges, less Restricted Payments, less an amount equal to twenty-five percent (25%) of budgeted Capital Expenditures for the corresponding Fiscal Year, to (b) Interest Expense, plus an amount equal to twenty-five percent (25%) of Current Maturities of Long-Term Debt.

                  "Funded Indebtedness to Capitalization Ratio" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of Consolidated Funded Indebtedness to Capitalization.

                  "Funding Date" shall mean each of the respective dates on which the funding of a Borrowing made under this Agreement occurs.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "Government Obligations" shall mean direct obligations of the United States of America or obligations for the full and prompt payment of which the full faith and credit of the United States of America are pledged.

                  "Governmental Authority" shall mean any nation, province, state or other political subdivision thereof and any government or any natural person or entity exercising executive, legislative, regulatory or administrative functions of or pertaining to government.

                  "Guaranteed Obligations" shall mean all the obligations of the Borrower guaranteed by the Guarantors pursuant to Article 5.

                  "Guarantors" shall mean those Subsidiaries of the Borrower that now or hereafter execute this Agreement or any amendment hereto and agree to guarantee the Obligations of the Borrower.

                  "Guaranty" shall mean the guaranty of the Obligations of the Borrower set forth in Article 5.

                  "Harbour" shall mean Harbour Insurance, Inc., a Delaware corporation that is a wholly-owned Subsidiary of PHS.

                  "Hazardous Materials" shall mean any hazardous, toxic or dangerous materials, substances, chemicals, wastes or pollutants that from time to time are defined by or pursuant to or are regulated under any Hazardous Materials Laws, including asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

                  "Hazardous Materials Laws" shall mean all federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, now or hereafter in effect, relating to the generation, recycling, use, reuse, sale, storage, handling, transport, treatment or disposal of Hazardous Materials, including the Comprehensive Environmental Response Compensation Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq. ("RCRA"), the Clean Air Act, 42 U.S.C. ss. 7401, et seq. ("CAA"), the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq. ("TSCA") and any rules, regulations and guidance documents promulgated or published thereunder, and any state, regional, county or local statute, law, rule, regulation or ordinance now or hereafter in effect that relates to public health, safety or the discharge, emission or disposal of Hazardous Materials in or to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to Hazardous Materials or to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

                  "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on debts outstanding hereunder or under the Notes, as the case may be, under the laws applicable to such Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow.

                  "Indebtedness" shall mean, as to any Person, all items that in accordance with GAAP would be shown on the balance sheet of such Person as a liability and in any event shall include (without duplication) (a) indebtedness for borrowed money or for notes, debentures or other debt securities, (b) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (c) reimbursement obligations in respect of letters of credit issued for the account of such Person (including any such obligations in respect of any drafts drawn thereunder), (d) liabilities for all or any part of the deferred purchase price of property or services, (e) liabilities secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by or is a primary liability of such Person, (f) Capitalized Lease Obligations, and (g) Contingent Obligations.

                  "Interest Expense" shall mean, as to any Person for any period, the aggregate interest expense and amortization of deferred loan costs of such Person and its Subsidiaries on a consolidated basis for such period (calculated without regard to any limitations on the payment thereof), imputed interest on Capitalized Lease Obligations, commissions, discounts and other fees and charges owed with respect to letters of credit and unused commitments and net costs under interest rate protection agreements, all as determined in conformity with GAAP.

                  "Interest Payment Date" shall mean, (a) with respect to any Base Rate Loan, January 1, April 1, July 1 and October 1 of each year, commencing on the first such date after the applicable Funding Date, and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to such Loan; provided, however, that with respect to any Interest Period of six
(6) months "Interest Payment Date" also shall include the day that is three (3) months after the day on which that Interest Period commenced.

                  "Interest Period" shall mean any interest period applicable to a LIBOR Loan as determined pursuant to Section 2.14.1.

                  "Interest Rate Contracts" shall mean any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements or arrangements designed to provide protection against fluctuations in interest rates, in each case between the Borrower and any Lender, and in an aggregate notional amount at any time not to exceed an amount equal to Consolidated Funded Indebtedness at such time.

                  "Interest Rate Determination Date" shall mean each date for calculating LIBOR for purposes of determining the interest rate in respect of an Interest Period, which in each case shall be the second
(2d) Business Day prior to the first (1st) day of the corresponding Interest Period.

                  "Investment" shall mean the making of any loan, advance, extension of credit or capital contribution to, or the acquisition of any stock, bonds, notes, debentures or other obligations or securities of, or the acquisition of any other interest in or the making of any other investment in, any Person.

                  "Issuing Bank" shall mean NationsBank and any other financial institution that, subject to approval by the Administrative Agent and the Borrower, agrees to become a party to this Agreement and to issue Letters of Credit pursuant to Section 2.3.

                  "Last Four Fiscal Quarters" shall mean, at any time, the Fiscal Quarter most recently ended plus the immediately preceding three Fiscal Quarters.

                  "Lending Office" shall mean with respect to any Lender or the Administrative Agent, the office of each such Lender at the address specified on the signature pages hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office as any such Lender from time to time may specify to the Borrower and the Administrative Agent.

                  "Letter of Credit Commitments" shall mean, at any time, (a) the commitment of the Issuing Bank to issue Letters of Credit pursuant to the provisions of Section 2.3.1, and (b) the aggregate commitments of all the Lenders to purchase participations in the Letter of Credit Liabilities pursuant to the provision of Section 2.4; and the "Letter of Credit Commitment" of any Lender at any time shall mean an amount equal to such Lender's Percentage multiplied by the then effective aggregate Letter of Credit Commitments under clause (b) above. The Letter of Credit Commitments are in the aggregate amount set forth in Section 2.1.

                  "Letter of Credit Facility" shall mean the letter of credit facility provided by the Lenders pursuant to the Letter of Credit Commitments as more particularly set forth in Section 2.3.

                  "Letter of Credit Fees" shall have the meaning given such term in Section 2.11.2.

                  "Letter of Credit Liabilities" shall mean all liabilities of the Borrower to the Issuing Bank in respect of Letters of Credit, regardless of whether any such liability is contingent, and shall consist of the sum, without duplication, of (a) the amount available to be drawn or that may become available to be drawn under outstanding Letters of Credit (including all amounts committed to be paid by the Issuing Bank thereunder), and (b) all amounts that have been paid or made available by the Issuing Bank thereunder if and to the extent the Issuing Bank has not received reimbursement from the Borrower pursuant to the terms hereof.

                  "Letter of Credit Request" shall mean a request substantially in the form of Exhibit 2.3.2 annexed hereto with respect to the proposed issuance of a Letter of Credit hereunder.

                  "Letter of Credit Supportable Obligations" shall mean (a) obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business with respect to workers' compensation, surety bonds and other similar statutory obligations, (b) obligations of the Borrower or any of its Subsidiaries in respect of Service Contracts or performance bonds issued in connection therewith, and (c) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Issuing Bank and the Administrative Agent and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "Letters of Credit" shall mean the letters of credit issued by the Issuing Bank pursuant to the provisions of Section 2.3.1.

                  "LIBOR" shall mean the rate per annum (rounded upwards, if necessary, to the nearest whole one-eighth of 1%) equal to the product of Base LIBOR times Statutory Reserves.

                  "LIBOR Loans" shall mean Loans bearing interest at rates determined by reference to LIBOR.

                  "Lien" shall mean, as to any asset, (a) any lien, charge, claim, mortgage, security interest, pledge, hypothecation or other encumbrance of any kind with respect to such asset, (b) any interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement relating to such asset, (c) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception affecting such asset, or (d) any assignment, deposit, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                   "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Security Documents, the Interest Rate Contracts and all other documents, instruments and agreements now or hereafter executed or delivered pursuant hereto or in connection herewith.

                  "Loans" shall mean the loans made by the Lenders to the Borrower pursuant to the provisions of Section 2.2.

                  "Material Adverse Effect" and "Material Adverse Change" shall mean a material adverse effect on, or a material adverse change in, (a) the properties, business, prospects, operations, management or financial condition of the Borrower and its Subsidiaries, taken as a whole, or (b) the ability of the Borrower, any Guarantor or any of their respective Subsidiaries to perform any of their respective obligations under this Agreement, the Notes or the other Loan Documents to which it is a party.

                  "Material Contract" shall mean each contract (including each Service Contract) to which the Borrower or any of its Subsidiaries is a party or a guarantor (or by which it is bound) that requires payments (either to or for the benefit of, or by or on behalf of, the Borrower or any of its Subsidiaries) in excess of $3,000,000 in any twelve-month period (a) the cancellation, non-performance or non-renewal of which by any party thereto would have a Material Adverse Effect, or (b) pursuant to which the Borrower or any of its Subsidiaries may incur Indebtedness for borrowed money or Capitalized Lease Obligations.

                  "Maturity Date" shall mean the fifteenth (15th) day after the second (2d) anniversary of the Commitment Period Expiration Date (as such Commitment Period Expiration Date may be extended pursuant to Section 2.1.2), or such earlier date to which the maturity of the Obligations may be accelerated pursuant to the terms of this Agreement.

                  "Maximum Guaranty Liability" shall mean the maximum liability hereunder of the respective Guarantors permitted by Applicable Bankruptcy Law as provided in Section 5.2.

                  "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

                  "Multi-Employer Plan" shall mean any multiple employer plan, as defined in Section 4001(a)(3) of ERISA, that is maintained by the Borrower, any Guarantor, any of their respective Subsidiaries or a Commonly Controlled Entity.

                  "Notes" shall mean the promissory notes, substantially in the form of Exhibit 2.8, executed by the Borrower in favor of the Lenders, evidencing the indebtedness of the Borrower to the Lenders in connection with the Loans.

                  "Notice of Borrowing" shall mean a notice substantially in the form of Exhibit 2.2.4 annexed hereto with respect to a proposed Borrowing.

                  "Notice of Conversion/Continuation" shall mean a notice substantially in the form of Exhibit 2.7.2 annexed hereto with respect to a proposed conversion or continuation of Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis pursuant to Section 2.7.

                  "Obligations" shall mean, as to any Person, all indebtedness, obligations and other liabilities of such Person of any kind and description owing to the Administrative Agent, the Issuing Bank or the Lenders pursuant to the provisions of this Agreement, the Notes and the other Loan Documents, howsoever evidenced or acquired, whether now existing or hereafter arising, due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, whether owed individually or jointly with others.

                  "Operating Lease" shall mean, as to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is not a Capitalized Lease.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to subtitle A of Title IV of ERISA.

                  "Percentage" shall mean, as to each Lender, the percentage set forth with such Lender's signature on this Agreement or the Assignment and Acceptance pursuant to which such Lender became a party hereto.

                  "Permitted Acquisition" shall mean any Asset Acquisition by the Borrower or any Subsidiary of the Borrower with respect to which (a) the Borrower shall have given the Administrative Agent and the Lenders not less than thirty (30) days' notice of such Asset Acquisition, such notice to include a description of the terms and conditions of such Asset Acquisition, (b) the Borrower shall have provided to the Administrative Agent and the Lenders copies of the executed acquisition agreements promptly after same have been executed,
(c) the Borrower or such Subsidiary is the surviving entity in the transaction,
(d) all assets acquired in the transaction are held or acquired by the Borrower or such Subsidiary, (e) at the time of such acquisition and after giving Pro Forma Effect thereto and to any other Asset Acquisition made during the then most recent twelve (12) month period, no Default or Event of Default shall have occurred or be continuing or would result therefrom, (f) the Borrower has furnished to the Administrative Agent and the Lenders a certificate duly executed by a

Responsible Officer thereof, in form satisfactory to the Administrative Agent, certifying that no Default or Event of Default has occurred or is continuing or will result from such Asset Acquisition, and certifying specifically as to covenant compliance calculations both prior to and, after giving Pro Forma Effect to such Asset Acquisition, for the twelve (12) month period following such Asset Acquisition, and (g) the aggregate cash consideration paid or to be paid in connection with such Asset Acquisition, inclusive of all Indebtedness incurred or assumed and any "earnout" or similar payments payable during or with respect to the twelve (12) month period following the date of such Asset Acquisition, will not exceed an amount equal to five percent (5%) of the consolidated assets of the Borrower and its Subsidiaries, determined in conformity with GAAP, as of the end of the most recently completed Fiscal Quarter of the Borrower.

                  "Permitted Harbour Investments" shall mean Investments held by Harbour consisting of one or more of the following:

                  (a) Government Obligations;

                  (b) commercial paper and other obligations rated at least A-1 by S&P or P-1 by Moody's;

                  (c) certificates of deposit or time deposits of (i) the Lenders or (ii) other commercial banks having capital and undivided surplus of at least $500 million and issuing commercial paper rated as described in the preceding clause (b) and organized and existing under, or chartered or otherwise qualified to do business under, the laws of the United States of America or any State thereof or the District of Columbia;

                  (d) other obligations rated higher than A by both S&P and Moody's;

                  (e) other obligations rated at least A by both S&P and Moody's.

Notwithstanding the foregoing, the Investments described only in the preceding clause (e), shall constitute Permitted Harbour Investments only to the extent that the aggregate face amount of same do not at any time exceed one-third (1/3) of the aggregate face amount of all Permitted Harbour Investments at such time.

                  "Permitted Joint Venture" shall mean a Person other than a Guarantor in which the Borrower or any Subsidiary of the Borrower maintains an Investment and which is engaged solely in the business of providing managed healthcare services to correctional facilities and related businesses that enhance or support that primary business activity.

                  "Permitted Liens" shall mean Liens permitted pursuant to the provisions of Section 9.2.

                  "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability limited partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or other form of entity not specifically listed herein.

                  "PHS" shall mean Prison Health Services, Inc., a Delaware corporation that is a wholly-owned Subsidiary of the Borrower.

                  "Plan" shall mean an employee pension benefit plan covered by Title IV of ERISA that is maintained by the Borrower, any Guarantor, any of their respective Subsidiaries or a Commonly Controlled Entity, and shall include any Single Employer Plan or any Multi-Employer Plan.

                  "Pledge Agreement" shall mean the Pledge and Security Agreement, substantially in the form of Exhibit 4.1B, executed by the Borrower and the Guarantors, granting in favor of the Administrative Agent, the Lenders and the Issuing Bank a security interest in the Pledged Stock, the Pledged Notes and all proceeds thereof, together with all books and records pertaining thereto.

                  "Pledged Notes" shall mean all intercompany notes now or hereafter issued by Subsidiaries of the Borrower to the Borrower or a Guarantor, and pledged by the Borrower or such Guarantor in favor of the Administrative Agent, the Lenders and the Issuing Bank pursuant to the Pledge Agreement.

                  "Pledged Stock" shall mean all of the outstanding capital stock of the Subsidiaries of the Borrower owned by the Borrower or a Guarantor and pledged in favor of the Administrative Agent, the Lenders and the Issuing Bank pursuant to the Pledge Agreement.

                  "Pricing Tier Determination Date" shall mean the fifth (5th) Business Day following each date on which the Borrower has delivered to the Administrative Agent financial statements, financial reports, certificates and other financial information complying with the requirements of Section 8.1 and containing information sufficient to enable a calculation of the Funded Indebtedness to EBITDA Ratio for the Last Four Fiscal Quarters for the purpose of determining the Applicable Base Rate Margin, the Applicable LIBOR Margin and the Applicable Letter of Credit Fee Percentage pursuant to Section 2.13.

                  "Principal Obligor" shall mean, with respect to a specific indebtedness or obligation, the Person creating, incurring, assuming or suffering to exist such indebtedness or obligation without becoming liable for same as a surety or guarantor.

                  "Pro Forma Effect" shall mean, in making any calculation necessary to determine whether the Borrower is in compliance with Sections
10.1.2 or 10.1.3 or whether a Default or Event of Default would result from any Asset Acquisition, (a) any Asset Acquisition made during the most recent twelve
(12) month period (the "Reference Period") ending on and including the date of determination (the "Calculation Date") shall be assumed to have occurred on the first day of the Reference Period, (b) Consolidated Funded Indebtedness, and the application of proceeds therefrom, incurred or to be incurred in connection with any Asset Acquisition made or to be made during the Reference Period shall be assumed to have occurred in the first day of the Reference Period, (c) there shall be excluded any Interest Expense in respect of Consolidated Funded Indebtedness outstanding during the Reference Period that was or is to be refinanced with proceeds of Indebtedness incurred or to be incurred in connection with any Asset Acquisition made or to be made during the Reference Period, (d) Interest Expense in respect of Consolidated Funded Indebtedness bearing a floating rate of interest and assumed to have been incurred on the first day of the Reference Period shall be calculated on the basis of the average rate in effect under this Agreement for Base Rate Loans throughout the period such Consolidated Funded Indebtedness is assumed to be outstanding, and
(e) Rent Expense shall include actual Rent Expense incurred by any Person, operating unit or business acquired during the Reference Period, plus Rent Expense projected for the twelve (12) month period following the date of actual incurrence thereof in respect of any Operating Lease entered into or to be entered into in connection with any Asset Acquisition made during the Reference Period, which projected Rent Expense shall be deemed to have been incurred on the first day of the Reference Period.

                  "Purchase Money Debt" shall mean (a) Indebtedness of the Borrower or any of its Subsidiaries that, within thirty (30) days of the purchase of equipment in which neither the Borrower nor any of its Subsidiaries at any time prior to such purchase had any interest, is incurred to finance part or all of (but not more than) the purchase price of such equipment, and that bears interest at a rate per annum that is commercially reasonable at the time, and (b) Indebtedness that constitutes a renewal, extension or refunding of, but not an increase in the principal amount of, Purchase Money Debt that is such by virtue of clause (a), is binding only upon the obligor or obligors under the Purchase Money Debt being renewed, extended or refunded and bears interest at a rate per annum that is commercially reasonable at the time.

                  "Rent Expense" shall mean, as to any Person for any period, the aggregate rent and lease expenses recorded by such Person and its Subsidiaries on a consolidated basis in conformity with GAAP pursuant to any Operating Lease.

                  "Replacement Lender" shall have the meaning given such term in
Section 2.16.

                  "Reportable Event" shall mean any of the events set forth under Section 4043(b) of ERISA or the PBGC regulations thereunder.

                  "Requirement of Law" shall mean, as to any Person (a) the partnership agreement, certificate of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person; (b) any federal, state or local law, treaty, ordinance, rule or regulation; (c) any order, decree or determination of a court, arbitrator or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such person or any of its property is subject.

                  "Requisite Lenders" shall mean at any time Lenders having at least sixty-seven percent (67%) of the Commitments.

                  "Responsible Officer" shall mean, as to any Person, either (a) its president or chief executive officer, or (b) with respect to financial matters, its president, chief executive officer, chief financial officer or any vice president designated in writing by the chief executive officer to the Administrative Agent.

                  "Restricted Payments" shall mean, as to any Person for any period:

                  (a) dividends, other distributions and other payments or deliveries of property on account of the capital stock, or any warrants, options or other rights in respect of any capital stock, of such Person or its Subsidiaries, now or hereafter outstanding, that are recorded by such Person and its Subsidiaries on a consolidated basis (excluding any such dividends, distributions and other payments made solely to such Person or a wholly-owned Subsidiary of such Person by a Subsidiary of such Person),

                  (b) amounts paid to purchase, redeem, retire or otherwise acquire for value any of the capital stock, or any warrants, options or other rights in respect of the capital stock, of such Person, now or hereafter outstanding

         (excluding any such amounts paid solely to such Person or a wholly-owned Subsidiary of such Person by a Subsidiary of such Person),

                  (c) any assets segregated or set apart by such Person or any of its Subsidiaries for a sinking or analogous fund for the purchase, redemption or retirement or other acquisition of any capital stock, or any warrants, options or other rights in respect of any capital stock, of such Person or its Subsidiaries, now or hereafter outstanding (excluding any assets so segregated or set apart with respect to any stock, warrants, options or other rights held by a wholly-owned Subsidiary of such Person),

                  (d) payments made or required to be made by such Person with respect to any stock appreciation rights plan, equity incentive or achievement plan or any similar plan and any assets segregated or set apart for such purposes, and

                  (e) any payment, purchase, redemption or acquisition of Subordinated Indebtedness other than regularly scheduled payments of principal and interest made according to the stated terms of such Subordinated Indebtedness;

         all as determined in conformity with GAAP.

                  "Revolving Credit Commitments" shall mean, at any time, the commitment of all the Lenders, collectively, to make Loans to the Borrower during the Commitment Period pursuant to the provisions of Section 2.2, and the "Revolving Credit Commitment" of any Lender at any time shall mean an amount equal to such Lender's Percentage multiplied by the then effective aggregate Revolving Credit Commitments. The Revolving Credit Commitments are in the aggregate amount set forth in Section 2.1.

                  "Revolving Credit Facility" shall mean the revolving credit facility provided by the Lenders pursuant to the Revolving Credit Commitments as more particularly set forth in Section 2.2.

                  "S&P" shall mean Standard & Poor's Corporation and its successors.

                  "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit 4.1A, executed by the Borrower and the Guarantors, granting in favor of the Administrative Agent, the Lenders and the Issuing Bank a security interest in substantially all of the assets of the Borrower and the Guarantors.

                  "Security Documents" shall mean the Security Agreement, the Pledge Agreement, the Assignment and Security Agreement and the Financing Statements, together with all documents, instruments and agreements now or hereafter executed or delivered pursuant thereto or in connection therewith.

                  "Service Contracts" shall mean contracts of the Borrower or a Subsidiary of the Borrower with a Governmental Authority pursuant to which the Borrower or such Subsidiary provides health care services to jailed or imprisoned persons incarcerated pursuant to the authority of such Governmental Authority or a related Governmental Authority.

                  "Single Employer Plan" shall mean any Plan that is not a Multi-Employer Plan.

                  "Solvent" shall mean, with respect to any Person on any particular date, that on such date (a) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities, including contingent and unliquidated liabilities, of such Person, (b) such Person is able to pay all liabilities of such Person as they mature, and (c) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can be reasonably expected to become an actual or matured liability.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Federal Reserve Board and/or any other banking authority to which any Lender or any member bank of the Federal Reserve System is subject with respect to LIBOR, for Eurocurrency Liabilities (as defined in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed under such Regulation D. LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets that may be available from time to time to the Lenders under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Indebtedness" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, all Indebtedness subordinated in right of payment to the Indebtedness incurred hereunder on terms satisfactory to the Administrative Agent.

                  "Subsidiaries" shall mean, as to any Person (a) a corporation, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock having such power only by reason of the occurrence of a contingency) to elect a majority of the board of directors or other managers thereof are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person, or (b) a partnership in which such Person is a general partner or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries or both, by such Person.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of Tennessee or any other applicable jurisdiction, as the context may require.

                  "Unused Working Capital Loan Sublimit" shall mean, as of any date prior to such time as the Borrower has delivered to the Administrative Agent and each Lender the financial statements, financial reports, certificates and other financial information required by Section 8.1.2 for the Fiscal Quarter ending March 31, 1998, the sum of $5,000,000 less the aggregate amount of Loans described in paragraph (d) of Section 2.1.1 outstanding on such date.

                  "Wilmington Credit Facilities" shall mean, collectively, the following:

                  (a) the $6,500,000 revolving line of credit provided to the Borrower by Wilmington Trust pursuant to a Business Loan Agreement dated September 25, 1996, by and between the Borrower and Wilmington Trust, evidenced by a Promissory Note of even date therewith, in the aforesaid principal amount, made and executed by the Borrower, payable to the order of Wilmington Trust, and secured by a Commercial Security Agreement of even date therewith, by and among the Borrower, PHS and Wilmington Trust,

                  (b) the $5,000,000 revolving line of credit provided to the Borrower by Wilmington Trust pursuant to a Business Loan Agreement dated September 25, 1996, by and between the Borrower and Wilmington Trust, evidenced by a Promissory Note of even date therewith, in the aforesaid principal amount, made and executed by the Borrower, payable to the order of Wilmington Trust, and secured by a Commercial Security Agreement of even date therewith, by and among the Borrower, PHS and Wilmington Trust, and

                  (c) the $15,000,000 revolving line of credit provided to the Borrower by Wilmington Trust pursuant to a Business Loan Agreement dated September 25, 1996, by and between the

         Borrower and Wilmington Trust, evidenced by a Promissory Note of even date therewith, in the aforesaid principal amount, made and executed by the Borrower, payable to the order of Wilmington Trust, and secured by a Commercial Security Agreement of even date therewith, by and among the Borrower, PHS and Wilmington Trust.

                  "Wilmington Trust" shall mean Wilmington Trust Company, a Delaware banking corporation with principal offices in Wilmington, Delaware.

         1.2. Accounting and Commercial Terms. As used in this Agreement, all accounting terms used but not otherwise defined herein shall have the respective meanings assigned to them in conformity with GAAP. All terms used but not otherwise defined herein that are defined or used in Article 9 of the UCC shall have the respective meanings assigned to them in such Article.

         1.3. General Construction. As used in this Agreement, the masculine, feminine and neuter genders and the plural and singular numbers shall be deemed to include the others in all cases in which they would so apply. "Includes" and "including" are not limiting, and shall be deemed to be followed by "without limitation" regardless of whether such words or words of like import in fact follow same. The word "or" is not intended and shall not be construed to be exclusive.

         1.4. Defined Terms; Headings. The use of defined terms in the Loan Documents is for convenience of reference and shall not be deemed to be limiting or to have any other substantive effect with respect to the persons or things to which reference is made through the use of such defined terms. Article and section headings and captions in the Loan Documents are included in such Loan Documents for convenience of reference and shall not constitute a part of the applicable Loan Documents for any other purpose.

         1.5. References to this Agreement and Parts Thereof. As used in this Agreement, unless otherwise specified the words "hereof," "herein" and "hereunder" and words of similar import shall refer to this Agreement including all schedules and exhibits hereto, as a whole, and not to any particular provision of this Agreement, and the words "Article", "Section", "Schedule" and "Exhibit" refer to articles, sections, schedules and exhibits of or to this Agreement.

         1.6. Documentary References. Any reference herein to any instrument, document or agreement, by whatever terminology used, shall be deemed to include any and all amendments, modifications, supplements, extensions, renewals, substitutions and/or replacements thereof as the context may require.

         1.7. Legal References. Any reference herein to any law shall be a reference to such law as in effect from time to time and shall include any rules and regulations promulgated or published thereunder and published interpretations thereof.


                                    ARTICLE 2

                           LOANS AND LETTERS OF CREDIT

         2.1.  Commitments.

                    2.1.1.  Amounts of Commitments.

                    (a) The aggregate amount of the Commitments shall be $20,000,000.

                    (b) The aggregate amount of the Revolving Credit Commitments at any time is equal to the aggregate amount of the Commitments in effect at such time less the aggregate amount of Letter of Credit Liabilities outstanding at such time.

                    (c) The aggregate amount of the Letter of Credit Commitments at any time is equal to the aggregate amount of the Commitments in effect at such time less the aggregate amount of Loans outstanding at such time.

                    (d) Notwithstanding the foregoing or any other provision of this Agreement that may be to the contrary, until such time as the Borrower has delivered to the Administrative Agent and each Lender the financial statements, financial reports, certificates and other financial information required by Section 8.1.2 for the Fiscal Quarter ending March 31, 1998, the aggregate amount of Loans made for purposes other than (i) financing Permitted Acquisitions, (ii) paying amounts payable by the Borrower pursuant to Section 3.2, or (iii) refinancing Loans described in the preceding clauses (i) and (ii), shall not exceed $5,000,000 in principal amount outstanding at any one time.

                    2.1.2. Extension of Commitment Period. Contemporaneously with the delivery to the Administrative Agent and each Lender of the financial statements, financial reports, certificates and other financial information required by Section 8.1.1 for any Fiscal Year ending less than twelve (12) months prior to the Commitment Period Expiration Date as then in effect, the Borrower at its option may deliver to the Administrative Agent (with copies to each Lender) a Commitment Period Extension Request. Not later than forty-five
(45) days after receipt of such request, the Administrative Agent, on behalf of the Lenders, will notify the Borrower whether the Lenders will agree to extend the Commitment Period and will advise the Borrower of any conditions to such extension imposed by the Lenders. If (a) the Lenders in their discretion determine to grant the request, (b) the Borrower accepts any conditions to such extension imposed by the Lenders, and (c) no Default or Event of Default has occurred and is continuing, the Commitment Period Expiration Date as then in effect shall be extended to the first anniversary of such Commitment Period Expiration Date. The Borrower and the Guarantors shall, at their sole cost and expense, execute and deliver all documents, instruments and agreements and perform all other acts that reasonably may be required, in the opinion of the Administrative Agent, to evidence and confirm such extension.

         2.2.  Loans.

                    2.2.1. Commitment to Make Loans. Subject to all of the terms and conditions of this Agreement (including the conditions set forth in Sections
6.1 and 6.2) and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender hereby severally agrees to make Loans to the Borrower from time to time during the Commitment Period, in amounts up to its Percentage of the aggregate Revolving Credit Commitments, for the purposes identified in Section 2.10. In no event shall (a) the aggregate principal amount of the Loans made by any Lender outstanding at any time exceed such Lender's Revolving Credit Commitment, or (b) the aggregate principal amount of the Loans made by all Lenders outstanding at any time exceed the Revolving Credit Commitments. Each Lender's Revolving Credit Commitment shall expire upon the expiration of the Commitment Period, and all Loans shall be paid in full no later than the Maturity Date.

                    2.2.2. Lenders' Obligations Several; Proportionate Loans. The obligations of the Lenders to make Loans under Section 2.2.1 shall be several and not joint and, subject to Section 2.14.4, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Percentages of the Revolving Credit Commitments. It is understood and agreed that the failure of any Lender to make its Loan as part of any Borrowing under Section 2.2.1 shall not relieve any other Lender of its obligation to make its Loan as provided in Section 2.2.1. Neither the Administrative Agent nor any Lender shall be responsible for the failure of any other Lender to make a Loan as provided herein nor shall the Revolving Credit Commitment of any Lender be increased as a result of the default by any other Lender in such other Lender's obligation to make Loans hereunder.

                    2.2.3. Revolving Credit; Minimum Borrowings. Amounts borrowed by the Borrower under the Revolving Credit Commitments may be prepaid and reborrowed from time to time during the

Commitment Period. The aggregate amount of Loans made on any Funding Date shall be in integral multiples of $100,000.

                    2.2.4.  Notice of Borrowing.

                    (a) Delivery of Notice. Whenever the Borrower desires to borrow under Section 2.2, it shall deliver to the Administrative Agent a Notice of Borrowing no later than 11:00 a.m. (Central time) at least one (1) Business Day in advance of the proposed Funding Date (in the case of Base Rate Loans) or three (3) Business Days in advance of the proposed Funding Date (in the case of LIBOR Loans). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) whether the proposed Borrowing shall be in the form of Base Rate Loans or LIBOR Loans, and (iv) in the case of LIBOR Loans, the requested Interest Period. In lieu of delivering a Notice of Borrowing, the Borrower may give the Administrative Agent telephonic notice by the required time of notice of any proposed Borrowing under this Section 2.2.4; provided, however, that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Administrative Agent on or prior to the Funding Date of the requested Loans. The execution and delivery of each Notice of Borrowing shall be deemed a representation and warranty by the Borrower that the requested Loans may be made in accordance with, and will not violate the requirements of, this Agreement, including those set forth in Section 2.2.1.

                    (b) No Liability for Telephonic Notices. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice given pursuant to this
         Section 2.2.4 that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith under this Section 2.2.4 and, upon the funding of Loans by the Lenders in accordance with this Agreement pursuant to any telephonic notice, the Borrower shall have effected a Borrowing hereunder.

                    (c) Notice Irrevocable. A Notice of Borrowing for LIBOR Loans (or a telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a Borrowing in accordance therewith.

                    2.2.5. Disbursement of Funds. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender of the proposed Borrowing in writing, or by telephone promptly confirmed in writing. Each Lender shall make the amount of its Loan available to the Administrative Agent, in immediately available (same day) funds, at the Lending Office of the Administrative Agent, not later than 11:00 a.m. (Central time) on the Funding Date. The Administrative Agent shall make the proceeds of such Loans available to the Borrower on such Funding Date by causing an amount of immediately available (same day) funds equal to the proceeds of all such Loans received by the Administrative Agent to be credited to the account of the Borrower at such office of the Administrative Agent.

         2.3.  Letters of Credit.

                    2.3.1.  Issuance of Letters of Credit.

                    (a) The Borrower may request the Issuing Bank at any time and from time to time during the Commitment Period to issue, and subject to and upon all of the terms and conditions of this Agreement (including the conditions set forth in Sections 6.1 and 6.2) and in reliance upon the representations and warranties of the Borrower herein set forth the Issuing Bank shall issue, for the account of the Borrower and for the benefit of the holder(s) (or any trustee, agent or other representative of such holder(s)) of Letter of Credit Supportable Obligations of the Borrower and its Subsidiaries, one or more irrevocable standby letters of credit in the form customarily used by such Issuing Bank, or in such other form as has been approved by the Issuing Bank and the Administrative Agent, in support of such Letter of Credit Supportable Obligations; provided, however, that (1) each Letter of Credit shall be in a minimum stated amount of $50,000, (2) each Letter of Credit by its terms shall terminate no later than three hundred sixty-six (366) days after the date of issuance (or the date of the most recent extension, as the case may be), nor later than fifteen
         (15) days prior to the Maturity Date, (3) in no event shall any Letter of Credit be issued if the issuance thereof would cause the aggregate amount of the then outstanding Letter of Credit Liabilities to exceed the aggregate amount of the Letter of Credit Commitments then in effect, and (4) the Issuing Bank shall not issue any Letter of Credit relating to a new Service Contract that individually will represent more than $25 million in annual revenue for the Borrower and its Subsidiaries unless such Letter of Credit is specifically approved by Requisite Lenders, in their discretion.

                    (b) The Borrower may request the Issuing Bank at any time and from time to time during the one-year period following the Commitment Period Expiration Date to extend, and subject to and upon all of the terms and conditions of this Agreement (including the conditions set forth in

         Sections 6.1 and 6.2) and in reliance upon the representations and warranties of the Borrower herein set forth the Issuing Bank shall extend, the expiration date of a Letter of Credit outstanding on the Commitment Period Expiration Date; provided, however, that each such extension shall be subject to all applicable limitations and other provisions set forth in paragraph (a) of this Section 2.3.1.

                    2.3.2. Letter of Credit Requests. At least five (5) Business Days prior to (i) the date on which the Borrower desires that a Letter of Credit be issued hereunder or (ii) the date on which the Borrower desires that the expiration date of an outstanding Letter of Credit be extended, as the case may be, the Borrower shall deliver to the Issuing Bank (with copies to the Administrative Agent and each Lender) a Letter of Credit Request therefor. The execution and delivery of each Letter of Credit Request shall be deemed a representation and warranty by the Borrower that the requested Letter of Credit issuance or extension may be accomplished in accordance with, and will not violate the requirements of, this Agreement, including those set forth in
Section 2.3.1. Unless the Issuing Bank has received notice from the Administrative Agent or Requisite Lenders before it issues or extends the requested Letter of Credit that a Default exists or that the requested issuance or extension would violate the requirements of this Agreement, including those set forth in Section 2.3.1, then the Issuing Bank may issue or extend, as the case may be, the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Bank's usual and customary practices. Upon the issuance or extension of any Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent and each Lender of such issuance or extension, which notice to the Administrative Agent shall be accompanied by a copy of the Letter of Credit so issued or the instrument(s) evidencing such extension.

         2.4.  Participations in Letter of Credit Liabilities.

                    2.4.1. Purchase of Participations by Lenders. Each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty and without any further action on the part of any party, an undivided interest and participation to the extent of such Lender's Percentage in all Letter of Credit Liabilities as to each Letter of Credit and any security therefor or guarantee relating thereto.

                    2.4.2. Notification by Issuing Bank of Drawing. The Issuing Bank shall notify the Administrative Agent and each Lender promptly after the presentation of any draft and certificate or equivalent documents to the Issuing Bank in connection with any drawing under a Letter of Credit not reimbursed by or on behalf of the Borrower on the date such drawing is made.

                    2.4.3. Payments by Lenders Upon a Drawing or Payment Under a Letter of Credit; Adjustments. Each of the Lenders, shall, on or before 11:00 a.m. (Central time) on the date of any drawing under a Letter of Credit, unconditionally pay to the Administrative Agent, for distribution by the Administrative Agent to the Issuing Bank, such Lender's Percentage of such drawing; provided, however, that, if the Borrower should pay in full or in part such drawing on the date thereof, the obligation of each Lender to pay to the Issuing Bank pursuant to this Section 2.4.3 such Lender's Percentage of such drawing shall be reduced by the amount equal to such Lender's Percentage of such payment by the Borrower. Amounts paid in excess of the net amount so owed by each Lender to the Issuing Bank shall promptly be refunded by the Issuing Bank to the Administrative Agent for distribution by the Administrative Agent to the respective Lenders.

                    2.4.4. Failure to Pay by Lenders. If any Lender shall fail to pay its Percentage of any drawing under a Letter of Credit as provided in
Section 2.4.3 above, the Issuing Bank shall be deemed to have advanced funds on behalf of such Lender. Any advance made by the Issuing Bank on behalf of a Lender hereunder and not paid by such Lender to the Issuing Bank shall bear interest for each day from the day such payment is due until such payment shall be paid in full at a rate per annum equal to the Federal Funds Rate or any other rate customarily used by banks for the correction of errors among banks, but in no event to exceed the Highest Lawful Rate, and shall be repaid by application by the Administrative Agent (for the account of the Issuing Bank) of any payment that such Lender otherwise is entitled to receive under this Agreement. Pending repayment, each such advance shall be secured by such Lender's participation interest in the Letter of Credit drawn upon, the Letter of Credit Liabilities arising therefrom and any security therefor, and the Issuing Bank shall be subrogated to such Lender's rights hereunder in respect thereof.

                    2.4.5. Lenders' Obligations Absolute. The obligation of each Lender to pay to the Administrative Agent, for the benefit of the Issuing Bank, its Percentage of each drawing under a Letter of Credit not indefeasibly repaid by the Borrower shall be unconditional and irrevocable, shall not be subject to any qualification or exception whatsoever, shall be made in accordance with the terms and conditions of this Agreement under all circumstances and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including the following circumstances:

                    (a) any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any other instrument, document or agreement relating to the transactions that are the subject thereof;

                    (b) the existence of any claim, set-off, defense or other right that the Borrower, any Guarantor or any Lender may have at any time against the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement or the transactions contemplated herein or any related transactions;

                    (c) any draft, statement or other document presented under or in connection with any Letter of Credit, this Agreement or any other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (d) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement;

                    (e) the occurrence or continuance of any Default or Event of Default;

                    (f) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any such payment resulting from the Issuing Bank's gross negligence or willful misconduct; or

                    (g)  any other reason.

                    2.4.6. Information Regarding Letter of Credit Liabilities. Upon request by the Administrative Agent from time to time, the Issuing Bank shall advise the Administrative Agent and the Lenders as to the various amounts of the outstanding Letter of Credit Liabilities as shown on the records of the Issuing Bank.

         2.5.  Borrower's Obligations Absolute.

                    2.5.1. Obligations Absolute. The obligations of the Borrower under this Agreement in respect of any Letter of Credit and under any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, to the extent permitted by law, including the following circumstances:

                    (a) any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any other instrument, document or agreement relating to the transactions that are the subject thereof;

                    (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of the Letters of Credit or any other amendment or waiver of or any consent to departure from all or any of the Loan Documents;

                    (c) any exchange or release of, or the non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Letter of Credit Obligations;

                    (d) the existence of any claim, set-off, defense or other right that the Borrower or any Guarantor may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), any of the Lenders, the Issuing Bank, the Administrative Agent or any other Person, whether in connection with this Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or any unrelated transaction;

                    (e) any draft, statement or other document presented under or in connection with any Letter of Credit, this Agreement or any other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (f) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any such payment resulting from the Issuing Bank's gross negligence or willful misconduct;

                    (g) any consequences arising from causes beyond the control of the Issuing Bank; and

                    (h) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Guarantor.

                    2.5.2. No Liability. No action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit or the related applications, agreements or certificates, if taken or omitted in good faith, shall put the Administrative Agent, the Issuing Bank or any Lender under any resulting liability to the Borrower.

         2.6.  Interest.

                    2.6.1. Interest Rate on Loans. Subject to Section 2.6.3, the unpaid principal balances of the Loans shall bear interest from their respective Funding Dates through maturity (whether by acceleration or otherwise) (including post-petition interest in any proceeding under applicable bankruptcy laws) at a rate determined by reference to the Base Rate or LIBOR. The applicable basis for determining the rate of interest for Loans shall be selected by the Borrower at the time a Notice of Borrowing is given pursuant to Section 2.2.4 or at the time a Notice of Conversion/Continuation is given pursuant to Section 2.7.2. If on any day any Loan is outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day such Loan shall bear interest determined by reference to the Base Rate. The Loans shall bear interest as follows:

                    (a) if a Base Rate Loan, then at a fluctuating rate per annum equal to the sum of the Base Rate, as it varies from time to time, plus the Applicable Base Rate Margin; or

                    (b) if a LIBOR Loan, then at a rate per annum equal to the sum of LIBOR plus the Applicable LIBOR Margin.

                     2.6.2.  Interest Rate on Unreimbursed Draws Under
Letters of Credit. The unpaid principal amount of all draws under Letters of Credit not immediately repaid pursuant to Section 3.2 shall bear interest from the date of such drawing until the principal balance thereof is paid in full at the Default Rate applicable to Base Rate Loans, but in no event to exceed the Highest Lawful Rate. Interest accruing pursuant to this Section 2.6.2 shall be payable upon demand.

                    2.6.3. Default Rate. Upon the occurrence and during the continuance of an Event of Default, the unpaid principal balances of the Loans and, to the extent permitted by applicable law, any unpaid interest accrued in respect of the Loans shall bear interest at the Default Rate, but in no event to exceed the Highest Lawful Rate; provided, however, that in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such LIBOR Loans shall thereupon become Base Rate Loans and thereafter bear interest at the corresponding Default Rate, but in no event to exceed the Highest Lawful Rate. Interest accruing pursuant to this Section 2.6.3 shall be payable upon demand.

                    2.6.4. Conclusive Determination. Each determination by the Administrative Agent of an interest rate under this

Agreement shall be conclusive and binding for all purposes, absent manifest error.

         2.7.  Conversion or Continuation.

                    2.7.1. Option to Convert or Continue. Subject to the provisions of Section 2.14, the Borrower shall have the option (a) at any time to convert all or any part of any outstanding Base Rate Loans in an aggregate minimum amount of $100,000 and integral multiples of $50,000 in excess of that amount from Base Rate Loans to LIBOR Loans, and (b) upon the expiration of any Interest Period applicable to a specific Borrowing of LIBOR Loans, to continue all or any portion of such Loans in an aggregate minimum amount of $100,000 and integral multiples of $50,000 in excess of that amount as LIBOR Loans, and the succeeding Interest Period of such continued LIBOR Loans shall commence on the expiration date of the Interest Period previously applicable thereto.

                    2.7.2. Notice of Conversion/Continuation. The Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (Central time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (a) the proposed conversion/continuation date (which shall be a Business Day), (b) the aggregate amount of Loans to be converted/continued, (c) the nature of the proposed conversion/continuation, and (d) the requested Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrower may give the Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this Section 2.7; provided, however, that such notice shall be promptly confirmed in writing by a Notice of Conversion/Continuation delivered to the Administrative Agent on or before the proposed conversion/continuation date. The execution and delivery of each Notice of Conversion/Continuation shall be deemed a representation and warranty by the Borrower that the requested conversion/continuation may be made in accordance with, and will not violate the requirements of, this Agreement, including those set forth in Sections 2.7.1 and 2.14.1.

                    2.7.3. Notice to the Lenders. Promptly after receipt of a Notice of Conversion/Continuation (or telephonic notice in lieu thereof), the Administrative Agent shall notify each Lender of the proposed conversion or continuation. Neither the Administrative Agent nor the Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Borrower or for otherwise acting in good faith under this Section 2.7 and, upon conversion/continuation by the Administrative Agent in accordance with this Agreement pursuant to any telephonic notice, the Borrower shall have effected a conversion/continuation of Loans hereunder.

                    2.7.4.  Notice Irrevocable.  Except as provided in
Section 3.4.5, a Notice of Conversion/Continuation shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to convert or continue such Loan in accordance therewith.

                    2.7.5. Automatic Conversion. In the event any LIBOR Loan is unpaid upon the expiration of the Interest Period applicable thereto and a Notice of Conversion/Continuation has not been given in the manner provided in
Section 2.7.2, such LIBOR Loan shall, effective as of the last day of such Interest Period, become a Base Rate Loan.

         2.8. Notes; Records of Payments. Each Loan made by a Lender to the Borrower pursuant to this Agreement shall be evidenced by a Note payable to the order of such Lender in an amount equal to such Lender's Percentage of the aggregate amount of the Commitments. Each Lender hereby is authorized to record and endorse the date and principal amount of each Loan made by it, and the amount of all payments and prepayments of principal and interest made to such Lender with respect to such Loans, on a schedule annexed to and constituting a part of such Lender's Note, which recordation and endorsement shall constitute prima facie evidence of the Loans made by such Lender to the Borrower and payments made by the Borrower to such Lender, absent manifest error; provided, however, that (a) failure by any Lender to make any such recordation or endorsement shall not in any way limit or otherwise affect the obligations of the Borrower or the rights and remedies of the Lenders under this Agreement or the Notes, and (b) payments of principal and interest on the Loans to the Lenders shall not be affected by the failure to make any such recordation or endorsement thereof. In lieu of making recordation or endorsement, the Lenders hereby are authorized, at their option, to record the payments or prepayments on their respective books and records in accordance with their usual and customary practice, which recordation shall constitute prima facie evidence of the Loans made by the Lenders to the Borrower and the payments and prepayments made by the Borrower to the Lenders, absent manifest error.

         2.9. Administrative Agent's Right to Assume Funds Available. The Administrative Agent may assume that each Lender has made the proceeds of its Loans available to the Administrative Agent on the corresponding Funding Date in the event the applicable conditions precedent to funding the requested Loans set forth in Article 6 have been satisfied or waived in accordance with Section 14.3, and the Administrative

Agent, in its sole discretion, may, but shall not be obligated to, advance all or any portion of the amount of any requested Borrowing on such Funding Date to the Borrower prior to receiving the proceeds of the corresponding Loans from the Lenders. If the Administrative Agent has advanced proceeds of any Loan to the Borrower on behalf of any Lender and such Lender fails to make available to the Administrative Agent its Percentage share of such Loan as required by Section 2.2, the Administrative Agent shall be entitled to recover such amount on demand from such Lender. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall pay such amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest at the Federal Funds Rate or any other rate customarily used by banks for the correction of errors among banks, but in no event to exceed the Highest Lawful Rate, on such amount so advanced on behalf of a Lender for each day from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent, with interest at the applicable rate for such Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill such Lender's Commitments or to prejudice any rights that the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.10. Use of Proceeds. The proceeds of the Loans will be used by the Borrower for working capital purposes and for other general corporate purposes, and will not be used by the Borrower for any purpose prohibited by the terms of this Agreement or by any law.

         2.11. Credit Fees. In consideration for the obligations of the Administrative Agent, the Issuing Bank and the Lenders set forth herein, the Borrower shall pay the following credit fees:

                    2.11.1. Administrative Agent's Fees. Pursuant to one or more separate agreements with the Administrative Agent, the Borrower shall pay to the Administrative Agent the fees and charges specified therein for the services of the Administrative Agent in acting as such hereunder.

                    2.11.2.  Letter of Credit Fees.

                    (a) The Borrower agrees to pay to the Administrative Agent, for distribution to each Lender in proportion to that Lender's Percentage of the Commitments, letter of credit fees ("Letter of Credit Fees") in respect of each Letter of Credit as provided in paragraph (b) below.

                    (b) Upon the issuance of a Letter of Credit and on the corresponding day in each third month thereafter while such Letter of Credit is outstanding, a Letter of Credit Fee in an amount equal to the amount available to be drawn under such Letter of Credit on the date of payment, multiplied by twenty-five percent (25%) of the Applicable Letter of Credit Fee Percentage in effect on the date of payment, shall be due and payable in respect of such Letter of Credit.

                    (c) Letter of Credit Fees shall be deemed earned on and as of the date due and payable, and shall not be subject to refund or reduction because of any subsequent event, including the cancellation or expiration of such Letter of Credit or the drawing of a draft thereunder.

                    2.11.3. Opening Fees; Amendment or Transfer Fees; Drawing Fees. Pursuant to one or more separate agreements with the Issuing Bank, Borrower shall pay to the Issuing Bank its fees for the issuance of Letters of Credit pursuant to this Agreement, together with the normal and customary fees charged by the Issuing Bank upon the establishment of any Letter of Credit, upon any amendment or transfer of a Letter of Credit and upon the payment of any drawing under any Letter of Credit.

         2.12. Computations. To the extent permitted by applicable law, all computations of fees and interest under this Agreement payable in respect of any period shall be made by the Administrative Agent on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees or interest are payable. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         2.13. Interest and Fees Margins. For purposes of interest and fee computations hereunder involving the Applicable Base Rate Margin, the Applicable LIBOR Margin and the Applicable Letter of Credit Fee Percentage, such margins and percentages shall be determined as follows:

                                                               Applicable
                      Applicable        Applicable              Letter of
                        LIBOR            Base Rate              Credit Fee
         Tier           Margin            Margin               Percentage
         ----         ----------        ----------             -----------
           1            1.00%              0.00%                  0.85%
           2            1.25%              0.00%                  1.10%
           3            1.60%              0.15%                  1.45%
           4            2.15%              0.50%                  2.00%

         If the Borrower establishes to the satisfaction of the Administrative Agent that more than half of the treasury management services (i.e., banking services relating to management of daily cash balances) utilized by the Borrower are being provided by the Administrative Agent, each of the Applicable Letter of Credit Fee Percentages set forth above shall be reduced by fifteen one hundredths of a percentage point (0.15%). If the Borrower establishes to the satisfaction of the Administrative Agent that more than half of the treasury management services and half of all financial services (i.e., banking services relating to management of term cash balances) utilized by the Borrower are being provided by the Administrative Agent, each of the Applicable Letter of Credit Fee Percentages set forth for Tiers 2-4 above shall be reduced by thirty one hundredths of a percentage point (0.30%). The Applicable Letter of Credit Fee Percentage reduction provided in the immediately preceding sentence is not cumulative with and is not in addition to the reduction provided in the second preceding sentence.

         Except as expressly hereinafter provided, the applicable tier at any time shall be determined with reference to the Borrower's Funded Indebtedness to EBITDA Ratio for the Last Four Fiscal Quarters, as follows:

         Tier               Funded Indebtedness to EBITDA Ratio
         ----               -----------------------------------
           1                Less than 2.00 to 1.00

           2 Equal to or greater than 2.00 to 1.00 but less than 2.50 to 1.00

           3 Equal to or greater than 2.50 to 1.00 but less than 2.75 to 1.00

           4                Equal to or greater than 2.75 to 1.00

         From the date hereof to but not including the first Pricing Tier Determination Date after the date hereof, Tier 1 shall be applicable. Any adjustment in the margins set forth above shall take effect on the first Pricing Tier Determination Date following the Last Four Fiscal Quarters as to which such ratio was calculated.

         2.14. Special Provisions Governing LIBOR Loans. Notwithstanding other provisions of this Agreement, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

                    2.14.1. Determination of Interest Period. By giving a Notice of Borrowing pursuant to Section 2.2.4, the Borrower shall have the option, subject to the other provisions of this Section 2.14.1, to specify whether the Interest Period commencing on the date specified therein shall be a one, two, three or six-month period; provided that:

                    (a) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                    (b) if any Interest Period otherwise would expire on a day that is not a Business Day, that Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if any such Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in that month, that Interest Period shall expire on the immediately preceding Business Day;

                    (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to paragraph (d) below, end on the last Business Day of a calendar month; and

                    (d) no Interest Period shall extend beyond the Maturity
         Date.

                    2.14.2. Determination of Interest Rate. As soon as is practicable after 11:00 a.m. (Central time) on the Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender.

                    2.14.3. Inability to Determine Rate. In the event the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that by reason of circumstances affecting the London interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining Base LIBOR, the Administrative Agent forthwith shall give telephonic notice of such determination, confirmed in writing, to the Borrower and to each Lender. If such notice is given, and until such notice has been withdrawn by the Administrative Agent, no additional LIBOR Loans shall be made.

                    2.14.4. Illegality; Termination of Commitment to Make LIBOR Loans. Notwithstanding any other provisions of this Agreement, if any law, treaty, rule or regulation or determination of a court or other governmental authority, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain LIBOR Loans, as contemplated by this Agreement, then, and in any such event, such Lender shall be an "Affected Lender" and shall promptly give notice (by telephone confirmed in writing) to the Borrower and the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each Lender in writing, or by telephone confirmed in writing) of such determination, and the obligation of the Affected Lender to make LIBOR Loans shall be terminated, and its obligation to maintain its LIBOR Loans during such period shall be terminated at the earlier to occur of the termination of the last Interest Period then in effect or when required by law. Thereafter, and until such notice has been withdrawn by the Affected Lender, the Affected Lender shall have no obligation to make LIBOR Loans, and any LIBOR Loans of the Affected Lender then outstanding shall be converted into Base Rate Loans as of the end of the corresponding Interest Period for each.

                    2.14.5. LIBOR Loans After Default. Unless all Lenders shall otherwise agree, after the occurrence of and during the continuance of a Default or an Event of Default, the Borrower may not elect to have a Loan be made or continued as, or converted to, a LIBOR Loan.

         2.15. Expenses. The Borrower shall reimburse the Administrative Agent, on demand, for all reasonable attorneys' and paralegals' fees and expenses of counsel to the Administrative Agent, all fees and expenses for title, lien and other public records searches, all filing and recordation fees and taxes, all duplicating expenses, corporation search fees, appraisal fees and escrow agent fees and expenses and all other customary fees and expenses incurred in connection with (a) the negotiation, documentation and closing of the transactions contemplated hereby, (b) the perfection of or the continued perfection of the security interests contemplated hereby, and (c) the review and preparation of any documentation in connection with, and the approval by the Lenders of any matter for which the Lenders' approval is requested or required hereunder. The obligations described in this Section 2.15 regarding the payment of expenses are independent of all other obligations of the Borrower hereunder, shall survive the expiration or termination of the Commitments and shall be payable regardless of whether the financing transactions contemplated by this Agreement shall be consummated.

         2.16. Replacement or Removal of a Lender. If the Administrative Agent receives a notice pursuant to Section 3.4.7 claiming compensation, reimbursement or indemnity pursuant to Section 3.4 or Section 3.5, and the aggregate amount of all such compensation, reimbursement or indemnity payments made or required to be made by the Borrower pursuant to Section 3.4 or Section 3.5 to the Lender giving notice is materially greater (as determined by the Borrower in its reasonable judgment) than the weighted average amount of payments made or required to be made to the other Lenders pursuant to Section 3.4 or Section 3.5, or if the Administrative Agent receives a notice from an Affected Lender pursuant to Section 2.14.4, then, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, within sixty (60) days after receipt of any such notice, elect to terminate such Lender as a party to this Agreement. If the amount of such Lender's Commitment, together with the amount of any other Commitments theretofore or concurrently therewith to be reduced in accordance with this Section 2.16, aggregates twenty-five percent (25%) or less of the aggregate Commitments, the Borrower may elect either to replace such Lender with another financial institution reasonably satisfactory to the Administrative Agent and the Issuing Bank (a "Replacement Lender") or to reduce the Commitments by the amount of the Commitment of such Lender. If the amount of such Lender's Commitment, together with the amount of any other Commitments theretofore or concurrently therewith to be reduced in accordance with this Section 2.16, aggregates in excess of twenty-five percent (25%) of the aggregate Commitments, the Borrower may elect to terminate such Lender only if, together with its notice of termination, it provides to the Administrative Agent a commitment from a Replacement Lender to replace the Commitment of the terminated Lender on the terms and conditions set forth herein. The Borrower's election to terminate a Lender under this Section 2.16 shall be set forth in a written notice from the Borrower to the Administrative Agent (with a copy to such Lender), setting forth (a) the basis for termination of such Lender, (b) whether the Borrower intends to replace such Lender with a Replacement Lender or, if the Borrower is not required to replace such Lender, to reduce the Commitments by the amount of the Commitment of such Lender, and (c) the date (not later than thirty [30] days after the date of such notice) when such termination shall become effective. On the date on which such termination becomes effective, (i) the Borrower and/or the Replacement Lender, as applicable, shall pay the terminated Lender an amount equal to all principal, interest, fees and other amounts owed to such Lender pursuant to this Agreement (including



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



any amounts owed under Sections 3.4 and 3.5) through such date, and (ii) there shall have been received by the Administrative Agent an executed Assignment and Acceptance and all other documents and supporting materials necessary, in the reasonable judgment of the Administrative Agent, to evidence the substitution of the Replacement Lender for such terminated Lender, or if there is no Replacement Lender, to reflect the adjustment of the Commitments, including any necessary or appropriate adjustments to the Lenders' Percentages (adjustments to the Commitments and Percentages of the remaining Lenders to be based upon the relative proportions of their respective Percentages).


                                    ARTICLE 3

                     PAYMENTS, PREPAYMENTS AND COMPUTATIONS

         3.1. General Provisions Relating to Repayment of Loans. The Loans shall be repaid as provided in this Section 3.1.

                    3.1.1. Interest Payments. The interest accrued on each Loan shall be payable on each Interest Payment Date applicable to such Loan, upon any prepayment of any LIBOR Loan (to the extent accrued on the amount being prepaid) and at maturity.

                    3.1.2. Scheduled Principal Payments. On the last day of the third month following the first anniversary of the Commitment Period Expiration Date (as such date may have been extended pursuant to Section 2.1.2), and on the last day of each succeeding third month thereafter, Borrower shall make a payment in respect of outstanding Loans in an aggregate amount equal to one-fourth (25%) of the aggregate principal balance of the Loans outstanding on the Commitment Period Expiration Date. Each principal payment pursuant to this
Section 3.1.2 shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Loans.

                    3.1.3.  Prepayments.

                    (a) Optional Prepayments. The Borrower may, upon not less than one (1) Business Day's prior written or telephonic notice confirmed in writing to the Administrative Agent (in the case of Base Rate Loans), and upon not less than three (3) Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent (in the case of LIBOR Loans) (each of which notices the Administrative Agent will promptly transmit to each Lender in writing, or by telephone confirmed in writing), at any time and from time to time prepay any Borrowing of Loans (as the Borrower may specify to the Administrative Agent) in whole or in part in integral multiples of $50,000; provided, however, that LIBOR Loans may only be prepaid in part if, after such prepayment, the unpaid portion of such Loans shall have aggregate minimum balances of $100,000; and provided further that, in connection with any prepayment of LIBOR Loans, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders, the accrued interest on such Loan required to be paid pursuant to Section 3.1.1 and any amounts required to be paid pursuant to Section 3.4.5;

                    (b) Mandatory Prepayments. The Borrower shall prepay Loans to the extent necessary for the aggregate principal amount of Loans and Letter of Credit Liabilities outstanding at any time does not exceed the Commitments then in effect; provided, however, that in connection with any prepayment of LIBOR Loans, the Borrower shall pay to the Administrative Agent, for distribution to the Lenders, the accrued interest on such Loan required to be paid pursuant to Section 3.1.1 and any amounts required to be paid pursuant to Section 3.4.5; and

                    (c) Application of Prepayments. Any prepayment pursuant to this Section 3.1.3 shall be applied first to Base Rate Loans to the full extent thereof before application to LIBOR Loans.

                    3.1.4. Final Maturity of Loans. In all events, the entire aggregate principal balances of, all accrued and unpaid interest on and all fees and other sums due and payable in respect of the Loans shall be due and payable in full on the Maturity Date if not sooner paid.

         3.2. Repayment of Amounts Drawn Under Letters of Credit. On each day the Issuing Bank honors a drawing under a Letter of Credit, the Borrower shall, after the Issuing Bank has honored such drawing, immediately reimburse the Issuing Bank for the account of the Lenders, by 11:00 a.m. (Central time) (or as soon thereafter as the drawing has been honored) in an amount equal to the amount of such drawing.

         3.3.  Payments and Computations, Etc.

                    3.3.1. Time and Manner of Payments. Except as otherwise expressly set forth herein, all payments of principal, interest and fees hereunder and under the Notes shall be in lawful currency of the United States of America, in immediately available (same day) funds, and delivered to the Administrative Agent at its Lending Office for its account, the account of the Lenders or the account of the Issuing Bank, as the case may be, not later than 11:00 a.m. (Central time) on the date due. As soon as is practicable thereafter, the Administrative Agent shall cause to be distributed like funds relating to the payment of principal or interest or fees ratably to the Lenders in accordance with their respective Percentages (other than amounts payable pursuant to Sections 2.11.1, 3.4 and 3.5, which are to be distributed other than ratably). Funds received by the Administrative Agent after the time specified in the first sentence of this paragraph shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

                    3.3.2. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the fees payable hereunder, as the case may be; provided, however, that in the event that the day on which payment relating to a LIBOR Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

                    3.3.3. Apportionment of Payments. Aggregated principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, ans shall be apportioned ratably among the Lenders in proportion to the Lenders' respective Percentages of the corresponding Loans. The Administrative Agent shall promptly distribute to each Lender at its Lending Office its Percentage of all such payments received by the Administrative Agent. Notwithstanding the foregoing provisions of this Section 3.3.3, if, pursuant to the provisions of Section 2.14.4, any Notice of Borrowing is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Percentage of LIBOR Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                    3.3.4. Assumption of Payments Made. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the benefit of the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate, but in no event to exceed the Highest Lawful Rate.

                    3.3.5. Application of Proceeds. After the occurrence and during the continuance of an Event of Default, unless otherwise set forth in this Agreement or the other Loan Documents, all payments received by the Administrative Agent from the enforcement of remedies under the Loan Documents or otherwise with respect to the Obligations shall be applied (a) first, to the payment of any fees, expenses, reimbursements or indemnities then due from the Borrower to the Administrative Agent; (b) second, to the payment of any fees, expenses, reimbursements or indemnities then due from the Borrower to the Lenders, or any of them; (c) third, to the ratable payment of interest due from the Borrower with respect to any of the Loans and fees in respect of the Letters of Credit; (d) fourth, to the ratable payment of principal of any of the Loans of the Borrower and all obligations of the Borrower to reimburse the Issuing Bank and the Lenders in respect of drawings under Letters of Credit; (e) fifth, to be held as cash collateral by the Administrative Agent for the ratable benefit of the Lenders, as security for outstanding Letter of Credit Liabilities, and (f) sixth, to pay all other Obligations.

         3.4. Increased Costs, Capital Requirements and Taxes.

                    3.4.1. Increased Costs. Except to the extent reimbursed pursuant to other provisions of this Section 3.4, in the event that either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (regardless of whether having the force of law):

                    (a) does or shall subject any Lender to any additional income, preference, minimum or excise tax or to any additional tax of any kind whatsoever with respect to this Agreement, the Notes, the Letters of Credit or any of the Loans or change the basis of taxation of payments to such Lender of principal, commitment fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall gross or net income of that Lender or its foreign branch, agency or subsidiary); or

                    (b) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (except, with respect to LIBOR Loans, to the extent that the reserve requirements are reflected in the definition of "LIBOR"); or

                    (c) does or shall impose on that Lender any other condition;

and the result of any of the foregoing is to increase the cost to that Lender of issuing or participating in the Letters of Credit or of making, renewing or maintaining the Loans or the Commitments or to reduce any amount receivable hereunder or thereunder; then, in any such case, the Borrower shall promptly pay to such Lender, upon demand, such additional amounts as are sufficient to compensate such Lender for any such additional cost or reduced amount received.

                    3.4.2. Capital Requirements - General. If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (regardless of whether having the force of law), affects or would affect in any way the amount of capital required or expected to be maintained by any Lender or any corporation controlling such Lender with the effect of reducing the rate of return on such capital to a level below the rate that such Lender or such other corporation could have achieved but for such introduction, change or compliance, and such Lender reasonably determines that such reduction is based on the existence of such Lender's Commitments hereunder and other commitments of this type, then upon demand by such Lender, the Borrower shall further pay to such Lender from time to time as specified by such Lender such additional amounts as are sufficient to compensate such Lender or other corporation for such reduction.

                    3.4.3. Capital Requirements - Letters of Credit. If the Issuing Bank or any Lender determines that either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (regardless of whether having the force of law), affects or would affect in any way the amount of capital required or expected to be maintained by the Issuing Bank or such Lender or any corporation controlling the Issuing Bank or such Lender with the effect of reducing the rate of return on such capital below the rate that the Issuing Bank or such Lender or such other corporation could have achieved but for such introduction, change or compliance, and the Issuing Bank or such Lender reasonably determines that such reduction is based on the existence of the Letters of Credit issued hereunder and other commitments of this type, then upon demand by the Issuing Bank or such Lender, the Borrower shall further pay to the Issuing Bank and such Lender from time to time as specified by the Issuing Bank and such

Lender such additional amounts as are sufficient to compensate the Issuing Bank and such Lender or other corporation for such reduction.

                    3.4.4.  Increased Reserves - Letters of Credit.  If either
(i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (regardless of whether having the force of law), shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or similar instruments issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender, or (b) impose on the Issuing Bank or any Lender any other condition regarding this Agreement as it pertains to the Letters of Credit, or any letter of credit, and the result of any event referred to in the preceding clause (a) or (b) shall be to increase the cost to the Issuing Bank or any Lender of issuing or maintaining any Letter of Credit or any participation therein (which increase in cost shall be determined by the Issuing Bank's or such Lender's, as the case may be, reasonable allocations of the aggregate of such cost increases resulting from such event), then, upon demand by the Issuing Bank or such Lender, as the case may be, the Borrower shall forthwith pay to the Issuing Bank or such Lender, as the case may be, from time to time as specified by the Issuing Bank or such Lender, as the case may be, such additional amounts as are sufficient to compensate the Issuing Bank or such Lender, as the case may be, for such increased cost.

                    3.4.5. Breakage Costs - LIBOR Loans. The Borrower shall indemnify and hold each Lender free and harmless from all losses, liabilities and reasonable expenses (including any loss sustained by that Lender in connection with the re-employment of such funds), that such Lender may sustain:
(a) if for any reason (other than a default by such Lender) a Borrowing of LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing or a continuation of or conversion to LIBOR Loans does not occur on a date specified therefor in a Notice of Conversion/Continuation or in a telephonic request for conversion/continuation,
(b) if any prepayment of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period, (c) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (d) as a consequence of any other default by the Borrower to repay its LIBOR Loans when required by the terms of this Agreement.

                    3.4.6. LIBOR Taxes. The Borrower shall indemnify and hold each Lender free and harmless from, and shall pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to LIBOR and/or the provisions of this Agreement related to LIBOR and/or the recording, registration, notarization or other formalization of any thereof and/or any payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to LIBOR (all such taxes, levies, costs and charges being herein collectively called "LIBOR Taxes"); provided, however, that LIBOR Taxes shall not include: taxes imposed on or measured by the overall gross or net income of such Lender or any foreign branch, agency or subsidiary of such Lender by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall gross or net income of that Lender or any foreign branch, agency or subsidiary of that Lender by any foreign country or subdivision thereof in which that Lender, branch, agency or subsidiary is doing business. The Borrower also shall indemnify and hold each Lender free and harmless from, and shall pay such additional amounts equal to, increases in taxes payable by that Lender described in the foregoing proviso that are attributable to payments made by the Borrower described in the immediately preceding sentence or this sentence. Promptly after the date on which payment of any such LIBOR Tax is due pursuant to applicable law, the Borrower will, at the request of such Lender, furnish to such Lender evidence, in form and substance satisfactory to such Lender, that the Borrower has met its obligation under this
Section 3.4.6; and the Borrower will indemnify each Lender against, and reimburse each Lender on demand for, any LIBOR Taxes payable by that Lender. Such Lender shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this Section 3.4.6.

                    3.4.7. Notice of Increased Costs; Payment. Each Lender and the Issuing Bank will promptly notify the Administrative Agent (with a copy to the Borrower) of any event of which it has knowledge, occurring after the date hereof, that entitles such Lender or the Issuing Bank to compensation, reimbursement or indemnity pursuant to this Section 3.4 or Section 3.5, and shall furnish to the Administrative Agent (with a copy to the Borrower) a certificate of such Lender or the Issuing Bank claiming compensation, reimbursement or indemnity under this Section 3.4 or Section 3.5, setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder if not theretofore paid by the Borrower as provided in Section 3.5 (which certificate shall be presumed correct and binding in the absence of manifest error). In determining such amount, such Lender and the Issuing Bank may use any reasonable averaging, attribution or allocation methods. Within fifteen (15) days following receipt of such notice, the Borrower shall pay to the Administrative Agent, for distribution to such Lender, or to the Issuing Bank, as the case may be, the amount shown to be due and payable by such certificate.



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



         3.5.  Taxes.

                    3.5.1. Taxes Generally. Any and all payments by the Borrower or any Guarantor hereunder or under the Notes or the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to such payments (including interest, additions to tax and penalties thereon), excluding, in the case of each Lender, the Administrative Agent and the Issuing Bank, (i) taxes imposed on or measured by its net income or, in the State of Tennessee, net assets, and franchise taxes imposed on it, by the jurisdiction of such Lender's Lending Office or any political subdivision or taxing authority thereof, and (ii) withholding taxes that are the subject of Sections 3.5.2 through 3.5.5. If the Borrower or any Guarantor shall be required by law to deduct any such taxes from or in respect of any sum payable hereunder or under any Note or any other Loan Document to any Lender or the Administrative Agent, (a) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, and
(b) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If and to the extent that any Lender subsequently shall be refunded or otherwise recover all or any part of any such deduction, it shall refund to the Borrower the amount so recovered.

                    3.5.2. Withholding Tax Exemption. If any Lender is a "foreign corporation" within the meaning of the Code, such Lender shall deliver to the Administrative Agent either: (a) if such Lender qualifies for an exemption from or a reduction of United States withholding tax under a tax treaty, a properly completed and executed Internal Revenue Service Form 1001 before the payment of any interest is due in the first calendar year and in each third succeeding calendar year during which interest may be paid under this Agreement, or (b) if such Lender qualifies for an exemption for interest paid under this Agreement from United States withholding tax because it effectively is connected with a United States trade or business of such Lender, two properly completed and executed copies of Internal Revenue Service Form 4224 before the payment of any interest is due in the first taxable year of such Lender, and in each succeeding taxable year of such Lender, during which interest may be paid under this Agreement, and (c) such other form or forms as may be required or reasonably requested by the Administrative Agent to establish or substantiate exemption from, or reduction of, United States withholding tax under the Code or other laws of the United States. Each such Lender agrees to notify the Administrative

Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction.

                    3.5.3. Withholding Taxes. If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by Section 3.5.2 are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

                    3.5.4. Indemnification. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from or reduction of withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs, and any out-of-pocket expenses.

                    3.5.5. Subsequent Lenders. If any Lender sells, assigns, grants participations in or otherwise transfers it rights under this Agreement, the participant shall comply and be bound by the terms of Sections 3.5.2, 3.5.3 and 3.5.4 as though it were such Lender.

         3.6. Booking of Loans. Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch or agency offices, provided, however, that in the event that any Lender transfers its Loans to another branch or agency office in a transaction that does not involve the transfer by such Lender of any of its other loans to such branch or agency office, such Lender shall not be entitled to reimbursement for additional costs or taxes with respect to such Loans pursuant to Section 3.4 or Section 3.5 if the Borrower would be subject to additional liability under Section 3.4 or Section 3.5 to which it would not be subject if such Lender's Loans were maintained at the office at which such Loans were carried prior to such transfer.

         The Borrower acknowledges and agrees that (a) each Lender's method of funding its Loans hereunder shall be in the sole discretion of such Lender, so long as such funding complies with all applicable requirements of this Agreement, and (b) for purposes of any determination to be made pursuant to Sections 2.14.4 or 3.4.5 of this Agreement, each Lender shall be presumed conclusively to have funded its LIBOR Loans with the proceeds of Dollar deposits obtained by such Lender in the interbank Eurodollar market.


                                    ARTICLE 4

                                    SECURITY

         4.1. Initial Security. The Obligations of the Borrower shall be secured by:

                    (a) the Security Agreement;

                    (b) the Pledge Agreement;

                    (c) the Assignment and Security Agreement; and

                    (d) the security interest in the Collateral Account herein granted in favor of the Administrative Agent for the ratable benefit of the Lenders, and the other Liens provided in this Agreement and the other Security Documents.

         4.2. Further Assurances. The Borrower and the Guarantors shall, and shall cause each of their respective Subsidiaries to, at their sole cost and expense, execute and deliver to the Administrative Agent, the Lenders and the Issuing Bank all such further documents, instruments and agreements and perform all such other acts that reasonably may be required in the opinion of the Administrative Agent to enable the Administrative Agent, the Lenders and the Issuing Bank to exercise and enforce their respective rights as the secured parties under the Security Documents and to carry out the provisions or effectuate the purposes of this Agreement and the other Loan Documents. To the extent permitted by applicable law, the Borrower and the Guarantors hereby authorize the Administrative Agent on behalf of itself, the Lenders and the Issuing Bank to file Financing Statements and continuation statements with respect to the security interests granted or assigned under the Security Documents and to execute such Financing Statements and continuation statements on behalf of the Borrower, the Guarantors and their respective Subsidiaries. The Administrative Agent shall furnish to the Borrower and the Guarantors copies of all such Financing Statements and continuation statements filed by the Administrative Agent on behalf of the Lenders pursuant to this Section 4.2.

                                    ARTICLE 5

                                    GUARANTY

         5.1. Guaranty. Each of the Guarantors hereby unconditionally and irrevocably, jointly and severally, guarantees to the Administrative Agent, the Lenders and the Issuing Bank the due and punctual payment and performance of all of the Obligations (except to the extent such Guarantor is a Principal Obligor on such Obligations), in each case as and when the same shall become due and payable, whether at maturity, by acceleration, mandatory prepayment or otherwise, according to their terms. In case of failure by a Principal Obligor of any Obligation punctually to pay or perform such Obligation, each of the Guarantors (other than a Principal Obligor on such Obligation) hereby unconditionally and irrevocably agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity, by prepayment, declaration or otherwise, and to cause such performance to be rendered punctually as and when due, in the same manner as if such payment or performance were made by such Principal Obligor. This guaranty is and shall be a guaranty of payment and performance and not merely of collection.

         5.2.  Maximum Guaranty Liability,

                    (a) Each Guarantor's respective obligations hereunder and under the other Loan Documents shall be in an amount equal to, but not in excess of, the maximum liability permitted under Applicable Bankruptcy Law (the "Maximum Guaranty Liability"). To that end, but only to the extent such obligations otherwise would be subject to avoidance under Applicable Bankruptcy Law if any Guarantor is deemed not to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder or under the other Loan Documents, each such Guarantor's respective obligations hereunder and under the other Loan Documents shall be reduced to that amount which, after giving effect thereto, would not render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to be deemed to have intended to incur debts), beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under Applicable Bankruptcy Law. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with Applicable Bankruptcy Law. This Section
         5.2 is intended solely to preserve the rights of the Lenders, the Administrative Agent and the Issuing Bank hereunder and under the other Loan Documents to the maximum extent permitted by Applicable Bankruptcy Law, and neither the Guarantors nor any other Person shall have any right or claim under this Section 5.2 that otherwise would not be available under Applicable Bankruptcy Law.

                    (b) Each Guarantor agrees that the Guaranteed Obligations at any time and from time to time may exceed the Maximum Guaranty Liability of such Guarantor, and may exceed the aggregate Maximum Guaranty Liability of all Guarantors hereunder, without impairing this Guaranty or affecting the rights and remedies of the Lenders, the Administrative Agent or the Issuing Bank hereunder.

         5.3. Contribution. In the event any Guarantor (a "Funding Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any of its property granted as Collateral under any Loan Document, each other Guarantor (each, a "Contributing Guarantor") shall contribute to such Funding Guarantor an amount equal to such Contributing Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Funding Guarantor. For the purposes hereof, each Contributing Guarantor's Pro Rata Share with respect to any such payment or loss by a Funding Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Contributing Guarantor's Maximum Guaranty Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) to (b) the aggregate Maximum Guaranty Liability of all Guarantors (including such Funding Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 5.3 shall affect each Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor's Maximum Guaranty Liability). Each Guarantor covenants and agrees that its right to receive any contribution hereunder from a Contributing Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations.

         5.4. Guaranty Unconditional. The obligations of each Guarantor under this Article 5 shall be continuing, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                    (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the Borrower under this Agreement or any other Loan Document, by operation of law or otherwise;

                    (b) any modification or amendment or supplement to this Agreement or any other Loan Document;

                    (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect


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

         security, or of any guaranty or other liability of any third party, for any Obligation of the Borrower under this Agreement or any other Loan Document;

                    (d) any change in the existence, structure or ownership of the Borrower or any Guarantor, or any insolvency, bankruptcy, reorganization or other similar case or proceeding affecting the Borrower or any Guarantor or any of their respective assets, or any resulting release or discharge of any Obligation of the Borrower under this Agreement or any other Loan Document;

                    (e) the existence of any claim, set-off or other right that any Guarantor at any time may have against the Borrower, the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether or not arising in connection with this Agreement or any other Loan Document;

                     (f) any invalidity or unenforceability relating to or against the Borrower for any reason of the whole or any provision of this Agreement or any other Loan Document, or any provision of Applicable Bankruptcy Law purporting to prohibit the payment or performance by the Borrower of any Obligation or the payment by the Borrower of any other amount payable by it under this Agreement or any other Loan Document; or

                    (g) any other act or omission to act or delay of any kind by the Borrower, the Administrative Agent, the Issuing Bank, any Lender or any other Person or any other circumstance whatsoever that might but for the provisions of this Section 5.4 constitute a legal or equitable discharge of the obligations of any Guarantor under this Article 5.

         5.5. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Article 5 shall remain in full force and effect so long as any Obligations are unpaid or outstanding, any Obligation under the Loan Documents is not performed or any of the Commitments are in effect. If at any time any payment of the Obligations or any other amount payable by the Borrower under this Agreement or the other Loan Documents is rescinded or otherwise must be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Guarantor's obligations under this Article 5 with respect to such payment shall be reinstated at such time as though such payment had become due but not been made at such time.

         5.6. Waiver. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, notice of any breach or default by the Borrower and any other notice not specifically provided for herein, as well as any requirement that at any time



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

any action be taken by any Person against the Borrower or any other Person or any Collateral granted as security for the Obligations or the Guaranteed Obligations. Each Guarantor hereby specifically waives any right to require that an action be brought against the Borrower or any other Principal Obligor with respect to the Obligations under the provisions of Title 47, Chapter 12, Tennessee Code Annotated, as the same may be amended from time to time.

         5.7. Waiver of Reimbursement, Subrogation, Etc. Each Guarantor hereby waives to the fullest extent possible as against the Borrower and its assets any and all rights, whether at law, in equity, by agreement or otherwise, to subrogation, indemnity, reimbursement, contribution, exoneration or any other similar claim, right, cause of action or remedy that otherwise would arise out of such Guarantor's performance of its obligations to the Administrative Agent, any Lender or the Issuing Bank under this Article 5. The preceding waiver is intended by the Guarantors, the Administrative Agent, the Issuing Bank and the Lenders to be for the benefit of the Borrower or any of its successors and permitted assigns as an absolute defense to any action by any Guarantor against the Borrower or its assets that arises out of such Guarantor's having made any payment to the Administrative Agent, the Issuing Bank or any Lender with respect to any of the Guaranteed Obligations.

         5.8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent as directed by Requisite Lenders.

         5.9. Subordination of Indebtedness. Any indebtedness of the Borrower for borrowed money now or hereafter owed to any Guarantor is hereby subordinated in right of payment to the payment by the Borrower of the Obligations, and if a default in the payment of the Obligations shall have occurred and be continuing, any such indebtedness of the Borrower owed to any Guarantor, if collected or received by such Guarantor, shall be held in trust by such Guarantor for the holders of the Obligations and be paid over to the Administrative Agent for application in accordance with this Agreement and the other Loan Documents.

         5.10. Certain Releases. In the event that any asset sale permitted under Section 9.3(d) consists in whole or in part of the sale of all of the capital stock of (or other ownership interests in) a Subsidiary that is owned by the Borrower or any other Subsidiary of the Borrower, upon the request of the

Borrower, the Administrative Agent shall release the Subsidiary whose stock (or other ownership interests) has (have) been sold from any duties and obligations to the Lenders pursuant to this Agreement and the other Loan Documents to which such Subsidiary may be a party; provided that (a) at the times of such request and release any Indebtedness evidenced by a Pledged Note made by such Subsidiary has been fully satisfied, and (b) no Default or Event of Default has occurred and is continuing or would result from such releases.


                                    ARTICLE 6

                              CONDITIONS PRECEDENT

         6.1. Conditions Precedent to Initial Loans and Letters of Credit. The effectiveness of this Agreement, the obligations of the Issuing Bank to issue Letters of Credit, the obligations of the Lenders to purchase participations in Letters of Credit and the obligations of the Lenders to make the Loans are all subject to the satisfaction by the Borrower and the Guarantors, to the extent not waived by the Lenders, of the following conditions precedent, except to the extent that any of such conditions are to be satisfied after the date hereof pursuant to Section 8.19:

                    6.1.1. Deliveries to the Administrative Agent. The Administrative Agent shall have received, for the ratable benefit of each Lender (and in such number of original counterparts or copies as the Administrative Agent reasonably may specify), each of the following, in form and substance satisfactory to the Administrative Agent, the Lenders, the Issuing Bank and their respective counsel:

                    (a) Agreement. Counterpart originals of this Agreement, each duly and validly executed and delivered by or on behalf of all the appropriate parties thereto;

                    (b) Notes. The Notes, each duly and validly executed and delivered on behalf of the Borrower;

                    (c) Security Documents. The Security Agreement, the Pledge Agreement, the Assignment and Security Agreement and all of the other Security Documents, each duly and validly executed and delivered by or on behalf of all the appropriate parties thereto, together with (i) acknowledgment copies of the financing statements duly filed under the UCC of all jurisdictions necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interests created by such Security Documents, and (ii) evidence of the public recordation or filing of such of the Security Documents as the Administrative Agent deems it necessary or desirable to record or file publicly, in such offices as the Administrative Agent shall require;

                    (d) Pledged Stock. Certificates evidencing the Pledged Stock, together with an appropriate stock power for each certificate, duly executed in blank by the Borrower or the appropriate Guarantor, as the case may be;

                    (e) Pledged Notes. The Pledged Notes, together with appropriate instruments of assignment attached thereto, duly endorsed in blank by the Borrower or the appropriate
         Guarantor, as the case may be;

                    (f) Perfected Security Interest. Evidence of Lien searches, through a date satisfactory to the Administrative Agent, showing no Liens affecting the Collateral other than Liens in favor of the Administrative Agent for the ratable benefit of the Lenders in connection herewith;

                    (g) Charter Documents. Copies of the articles or certificates of incorporation or other organizational documents of the Borrower and each of its Subsidiaries, certified by the Secretary of State or other appropriate public official in each jurisdiction of incorporation, all in form and substance satisfactory to the Lenders;

                    (h) Bylaws. Copies of the bylaws, and all amendments thereto, of the Borrower and each of its Subsidiaries, together with certificates of the respective Secretaries or Assistant Secretaries of the Borrower and each of such Subsidiaries, dated the date hereof, stating that such copy is complete and correct;

                    (i) Good Standing and Authority. Certificates of the appropriate governmental officials of each jurisdiction as the Administrative Agent reasonably may request, dated within ten (10) days of the date hereof, stating that the Borrower and each of its Subsidiaries exists, is in good standing with respect to the payment of franchise and similar taxes and is duly qualified to transact business therein;

                    (j) Incumbency. Certificates of the respective Secretaries or Assistant Secretaries of the Borrower and each of the Guarantors, dated the date hereof, as to the incumbency and signature of all officers of the Borrower or such Guarantor authorized to execute or attest to this Agreement, the Notes and the other Loan Documents to which the Borrower or each such Guarantor is a party, together with evidence of the incumbency of each such Secretary or Assistant Secretary;

                    (k) Resolutions. With respect to the Borrower and each of the Guarantors (i) copies of the resolutions authorizing, approving and ratifying this Agreement, the Notes, the Security Documents and the other Loan Documents and the transactions contemplated herein and therein, duly adopted by the respective boards of directors or other managers of the Borrower and each of the Guarantors, together with (ii) certificates of the respective Secretaries or Assistant Secretaries of the Borrower and each of the Guarantors, dated the date hereof, stating that each such copy is a true and correct copy of resolutions duly adopted at a meeting, or by action taken on written consent, of the board of directors or other managers of the Borrower or such Guarantor and that such resolutions have not been modified, amended, rescinded or revoked in any respect and are in full force and effect as of the date hereof;

                    (l) Legal Opinions of the Borrower's and Guarantors' Counsel. The favorable legal opinion of Michael Catalano, General Counsel of the Borrower, dated the date hereof, and addressed to the Administrative Agent, the Lenders and the Issuing Bank, substantially in the form of Exhibit 6.1.1A;

                    (m) Evidence of Indebtedness. If requested by the Administrative Agent, (i) a copy of each indenture, loan agreement, guaranty, promissory note or other evidence of Indebtedness other than Contingent Obligations, Indebtedness incurred under the Loan Documents, trade debt incurred in the ordinary course of business and obligations under Operating Leases (together with all modifications, amendments, restatements or supplements thereto) to which the Borrower, the Guarantors or their respective Subsidiaries are parties constituting a liability (contingent or otherwise) equal to or in excess of $500,000, the terms and conditions of which shall be satisfactory to the Administrative Agent, and (ii) a report certified by the respective chief executive officers of the Borrower and each of the Guarantors describing any default or failure of performance or any event that with the giving of notice of, or the lapse of time, or both, would become a default by the Borrower, the Guarantors or any of their respective Subsidiaries under any of such documents, instruments or agreements;

                     (n) December 31, 1996 Financial Statements. The final December 31, 1996 consolidated and consolidating balance sheets of the Borrower and its Subsidiaries and the related consolidated and consolidating statements of income and consolidated statements of shareholders' equity and of cash flows for the Fiscal Year then ended, together with a calculation of the financial ratios and covenants contained in this Agreement after giving effect to the transactions that are the subject hereof, in each case certified by a Responsible Officer of the Borrower;

                    (o) Officer's Certificate. A certificate of a Responsible Officer of the Borrower and each of the Guarantors, dated the date hereof, stating that (i) each of the representations and warranties contained in Article 7 is true and correct at and as of the date hereof with the same force and effect as if made on such date, (ii) all obligations, covenants, agreements and conditions contained in this Agreement to be performed or satisfied by the Borrower or such Guarantor on or prior to the date hereof have been performed or satisfied in all respects, (iii) since December 31, 1996, there has been no Material Adverse Change, and (iv) no Default or Event of Default has occurred or is continuing, and in addition setting forth in such detail as shall be required by the Lenders calculations showing that as of the date hereof and after giving effect to the transactions that are the subject hereof the Borrower and the Guarantors are in compliance with Article 10;

                    (p) Solvency Certificates. (i) A solvency certificate of a Responsible Officer of the Borrower, in substantially the form of
         Exhibit 6.1.1B hereto, and (ii) a solvency certificate of the Responsible Officer of each Guarantor, in substantially the form of
         Exhibit 6.1.1C (collectively, the "Solvency Certificates");

                    (q) Consents. Evidence that the Borrower and each Guarantor have obtained all requisite consents and approvals required to be obtained from any Person to permit the transactions contemplated by this Agreement, the Notes and the other Loan Documents to be consummated in accordance with their respective terms and conditions; and

                    (r) Other Matters. All other documents, instruments, agreements, opinions, certificates, insurance policies, consents and evidences of other legal matters, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent reasonably may request.

                    6.1.2. Compliance with Laws. The Borrower, the Guarantors and their respective Subsidiaries shall not be in violation of, and shall not have received notice of any violation of, any applicable Requirement of Law, including any building, zoning, occupational safety and health, fair employment, equal opportunity, pension, environmental control, health care, certificate of need, health care facility licensing or similar federal, state or local law, ordinance or regulation, relating to the ownership or operation of its business or assets, if such violation or non-compliance could have a Material Adverse Effect,



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

and if requested by the Administrative Agent the Borrower, the Guarantors or their respective Subsidiaries shall have furnished to the Administrative Agent and the Lenders copies of all required approvals (including required operating licenses and permits) of any Governmental Authority.

                    6.1.3. No Material Adverse Change. Since December 31, 1996, no Material Adverse Change, as determined by the Administrative Agent, the Lenders and the Issuing Bank, shall have occurred.

                    6.1.4. No Material Misrepresentation. No material misrepresentation or omission shall have been made by or on behalf of the Borrower or any Guarantor to the Administrative Agent, the Lenders or the Issuing Bank with respect to the Borrower's or such Guarantor's business operations or financial or other condition.

                    6.1.5. Legal Proceedings. No action, suit, proceeding or investigation shall be pending before or threatened by any court or Governmental Authority with respect to the transactions contemplated hereby or that may have a Material Adverse Effect (as determined by the Administrative Agent, the Lenders and the Issuing Bank).

                    6.1.6. Wilmington Trust Intercreditor Agreement. The Borrower, PHS, Wilmington Trust and the Administrative Agent shall have entered into an intercreditor agreement in form and substance satisfactory to the Administrative Agent, providing for, among other things (a) the agreement of Wilmington Trust that no further extensions of credit will be made in respect of the Wilmington Credit Facilities, and (b) the cancellation, release and discharge of the instruments, documents and agreements evidencing, securing or otherwise related to the Wilmington Credit Facilities promptly upon satisfaction of the indebtedness and other obligations of the Borrower and PHS to Wilmington Trust in respect of the Wilmington Credit Facilities.

         6.2. Conditions Precedent to All Loans and Letters of Credit. The obligations of each of the Lenders to make any Loans (including Loans used to refinance or repay other Loans or Letter of Credit Liabilities) on any date (including the date hereof), and the obligations of the Issuing Bank to issue or extend Letters of Credit on any date (including the date hereof), are subject to the satisfaction of the conditions set forth below in this Section 6.2. Each request for Loans or for a Letter of Credit hereunder shall constitute a representation and warranty by the Borrower to the Administrative Agent, each Lender and the Issuing Bank, as of the date of the making of such Loans or the issuance of such Letter(s) of Credit, that the conditions in this Section 6.2 have been satisfied.



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

                     6.2.1. Satisfaction of Conditions Precedent to Initial Loans and Letters of Credit. The conditions precedent set forth in Section
6.1 shall have been satisfied.

                     6.2.2.  Representations and Warranties.  The
representations and warranties of the Borrower and the Guarantors set forth in this Agreement, the Notes and the other Loan Documents and in any certificate, opinion or other statement provided at any time by or on behalf of the Borrower or any Guarantor in connection herewith shall be true and correct on and as of the date of the making of such Loans or the issuance of such Letter(s) of Credit as if made on and as of such date, except for such changes as are permitted by the terms of this Agreement.

                    6.2.3. No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on the date of the requested Borrowing or Letter of Credit issuance or after giving effect to such Borrowing or Letter of Credit issuance.

                    6.2.4. No Violations. No law or regulation shall prohibit the making of the requested Loan or the issuance of the requested Letter of Credit and no order, judgment or decree of any court or Governmental Authority shall, and no litigation shall be pending that in the judgment of the Administrative Agent or Requisite Lenders would, enjoin, prohibit or restrain any Lender from making a requested Loan or the Issuing Bank from issuing a requested Letter of Credit.

                    6.2.5. Proceedings Satisfactory. All proceedings in connection with the making of any Loan, the issuance of any Letter of Credit and the other transactions contemplated by this Agreement, the Loan Documents and all documents incidental thereto shall be reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received all such information and such counterpart originals or certified or other copies of such documents as the Administrative Agent reasonably may request.


                                    ARTICLE 7

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Administrative Agent, the Lenders and the Issuing Bank to enter into this Agreement, to make the Loans, to issue the Letters of Credit and to provide the other financial accommodations provided for herein, the Borrower and each of the Guarantors hereby make the following representations and warranties to the Administrative Agent, each Lender and the Issuing Bank:

         7.1. Existence and Power. The Borrower, each of the Guarantors and each of their respective Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction indicated next to the name of such entity on Schedule 7.1. The Borrower, each of the Guarantors and each of their respective Subsidiaries have the power, authority and legal right to own and operate their respective properties and assets, to lease the properties and assets they operate under lease and to carry on their respective businesses as they are now being conducted and intended to be conducted, and are duly qualified to transact business in, and in good standing under the laws of, each jurisdiction in which their ownership, lease or operation of property or the conduct of their respective businesses requires such qualification, except to the extent that failure to qualify to transact business will not have a Material Adverse Effect.

         7.2. Authorization and Enforcement of Obligations. The Borrower, each of the Guarantors and each of their respective Subsidiaries (a) have the power, authority and legal right to enter into this Agreement and such of the Loan Documents to which each is a party and to enter into and perform their respective obligations hereunder and thereunder, and (b) have taken all necessary action on the part of each to authorize the execution and delivery of such documents, instruments and agreements and the performance of their respective obligations hereunder and thereunder. This Agreement, the Notes and the other Loan Documents have been duly executed and delivered on behalf of the Borrower, each of the Guarantors and such of their respective Subsidiaries as are parties to such Loan Documents, and constitute legal, valid and binding obligations, enforceable against the Borrower, the Guarantors and their respective Subsidiaries as are parties hereto or thereto in accordance with their respective terms.

         7.3. No Consents. Except as set forth on Schedule 7.3, all necessary consents, approvals and authorizations of, filings with and acts by or with respect to all Governmental Authorities and other Persons required to be obtained, made or taken in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes and the other Loan Documents, or otherwise in connection with the transactions contemplated hereby, have been obtained, made or taken and remain in effect.

         7.4. No Conflict. The execution and delivery of this Agreement, the Notes and the other Loan Documents, the transactions contemplated hereby, the use of the proceeds of the Loans and the Letters of Credit and the performance by the Borrower, the Guarantors and their respective Subsidiaries as are parties to the Loan Documents of their respective obligations hereunder and thereunder (a) do not conflict with or violate any Requirement of Law or any Contractual Obligation of the Borrower, such Guarantor or such Subsidiary, except to the extent that any such violation or conflict will not have a Material Adverse Effect, and (b) do not conflict with, constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of the Borrower, such Guarantor or such Subsidiary pursuant to any Contractual Obligation of the Borrower, such Guarantor or such Subsidiary (other than Liens in favor of the Administrative Agent, the Lenders and the Issuing Bank), except to the extent that any such conflict or default or the failure to obtain any necessary consent will not have a Material Adverse Effect.

         7.5.  Financial Statements; Solvency.

                    (a) The consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, together with the opinion of Ernst & Young LLP with respect thereto, copies of which have been furnished to the Administrative Agent, are complete and correct and fairly present the assets, liabilities and consolidated financial position of the Borrower and its Subsidiaries as at such date and the consolidated results of their operations and their cash flow for the Fiscal Year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in compliance with GAAP applied consistently throughout the periods involved. Neither the Borrower nor any of its Subsidiaries has any material Indebtedness, obligation or other unusual forward or long-term commitment that is not fairly reflected in the foregoing financial statements or in the notes thereto.

                    (b) After giving effect to the consummation of the transactions contemplated by this Agreement, the making of Loans hereunder, the issuance of Letters of Credit hereunder, the incurrence by the Borrower of the Obligations and the incurrence by the Guarantors of the Guaranteed Obligations, each of the Borrower, the Guarantors and their respective Subsidiaries is Solvent.

         7.6.  Absence of Litigation.  Except as otherwise set forth in
Schedule 7.6, there are no actions, suits, proceedings or other litigation (including proceedings by or before any arbitrator or Governmental Authority) pending or threatened against or affecting the Borrower, the Guarantors or any of their respective Subsidiaries, nor to the knowledge of the Borrower and the Guarantors is there any basis therefor, (a) that challenge the validity or propriety of the transactions contemplated hereby, or (b) that reasonably can be expected to be adversely determined and, if adversely determined, to have a Material Adverse Effect, either individually or in the aggregate.

         7.7. No Default. Neither the Borrower nor any Guarantor nor any of their respective Subsidiaries is in default (nor has any event occurred that with notice or lapse of time or both would constitute a default) under any Contractual Obligation of the Borrower, any Guarantor or any of their respective Subsidiaries, if such default or event could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         7.8. Security Documents. The Security Documents create in favor of the Administrative Agent for the benefit of the Issuing Bank and the ratable benefit of the Lenders valid, perfected security interests in the Collateral subject to no Liens other than Permitted Liens. The security interests granted in favor of the Administrative Agent as contemplated by this Agreement and the Security Documents do not constitute a fraudulent conveyance under the federal Bankruptcy Code or any applicable state law.

         7.9. Capital Stock. The capitalization of the Borrower, the Guarantors and their respective Subsidiaries consists of such number of shares, authorized, issued and outstanding, of such classes and series, with or without such par value, as are set forth in Schedule 7.1. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever that are convertible into, exchangeable for or otherwise provide for the issuance of capital stock of the Borrower, any Guarantor or any of their respective Subsidiaries, except as described in Schedule 7.1.

         7.10. Taxes. The Borrower, the Guarantors and their respective Subsidiaries have filed all tax returns that were required to be filed in any jurisdiction and have paid all taxes shown thereon to be due or otherwise due upon the Borrower, the Guarantors, their respective Subsidiaries or their respective properties, income or franchises, including interest, assessments, fees and penalties, or have provided adequate reserves for the payment thereof. To the knowledge of the Borrower and the Guarantors, no claims are threatened, pending or being asserted with respect to, or in connection with, any return referred to in this Section 7.10 that, if adversely determined, could have a Material Adverse Effect.

         7.11. No Burdensome Restrictions. No Contractual Obligation of the Borrower, any Guarantor or any of their respective Subsidiaries, and no Requirement of Law relating to or otherwise affecting the Borrower, the Guarantors or any of their respective Subsidiaries or any of their respective properties, businesses or operations, materially and adversely affects, or insofar as any of them may reasonably foresee could so affect, the properties, businesses, prospects, results of operations, management or financial or other condition of the Borrower and its Subsidiaries, taken as a whole, or could affect the ability of the Borrower, any Guarantor or any of their respective Subsidiaries to perform its obligations under this Agreement, the Notes and the other Loan Documents to which it is a party.

         7.12. Judgments. There are no outstanding or unpaid judgments against the Borrower, any of the Guarantors or any of their respective Subsidiaries.

         7.13. Subsidiaries. Each of the Subsidiaries of the Borrower and the Guarantors as of the date hereof is set forth in Schedule 7.1. Each such Subsidiary is wholly owned by the Borrower or a Guarantor. Schedule 7.1 also shows as of the date hereof as to each such Subsidiary the jurisdiction of its incorporation or formation, the number of shares of each class of capital stock outstanding, the direct owner of the outstanding shares of each such class owned, and the jurisdictions in which such Subsidiary is qualified to do business as a foreign corporation.

         7.14. ERISA. No "prohibited transaction" or "accumulated funding deficiency" (each as defined in ERISA) or Reportable Event has occurred with respect to any Single Employer Plan, or to the knowledge of Borrower and the Guarantors with respect to any Multi-Employer Plan. As of the most recent actuarial valuation of any such Plan, the actuarial present value of all benefits under each Plan (based on those assumptions used to fund the Plan) does not exceed the fair market value of the assets of the Plan allocable to such benefits. The Borrower, the Guarantors, their respective Subsidiaries and each Commonly Controlled Entity are in compliance in all material respects with ERISA and the rules and regulations promulgated thereunder.

         7.15. Margin Securities. None of the Borrower, the Guarantors or any of their respective Subsidiaries is engaged principally in, nor has as one of its significant activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" as that term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System, as now in effect. No part of the Indebtedness evidenced by the Notes, or otherwise created in connection with this Agreement or the other Loan Documents, has been or will be used, directly or indirectly, for the purpose of purchasing any such margin stock. If requested by the Administrative Agent or any of the Lenders, the Borrower shall furnish or cause to be furnished to the Administrative Agent and each such Lender a statement, in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, to the foregoing effect.



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          7.16.  Investment Company Act.  None of the Borrower, the Guarantors
or any of their respective Subsidiaries is an "investment company," or company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as now in effect.

         7.17. Indebtedness and Contingent Obligations. Set forth on Schedule 7.17A hereto is a complete and correct list of all Indebtedness (other than Contingent Obligations, Indebtedness incurred under the Loan Documents, trade debt incurred in the ordinary course of business and obligations under Operating Leases) of the Borrower, each Guarantor and each of their respective Subsidiaries and the aggregate principal amount thereof outstanding on the date hereof. Set forth on Schedule 7.17B is a complete and correct list of all Contingent Obligations (other than any Contingent Obligations created under the Loan Documents) of the Borrower, each Guarantor and each of their respective Subsidiaries and the aggregate amount thereof outstanding on the date hereof.

         7.18. Business Locations and Trade Names. Set forth on Schedule 7.18A is a complete and correct list of the locations where each of the Borrower, the Guarantors and their respective Subsidiaries maintain their respective chief executive offices, their principal places of business, an office, a place of business or any material financial records. Set forth on Schedule 7.18B is a complete and correct list of each name under or by which each of the Borrower, the Guarantors and their respective Subsidiaries presently conducts its business or has conducted its business during the past seven years.

         7.19. Title to Assets. The Borrower, the Guarantors and their respective Subsidiaries have good and marketable title (or good and marketable leasehold interests with respect to leased property) to all their respective assets (including all assets constituting a part of the Collateral and all assets reflected in the consolidated balance sheet as of December 31, 1996), subject to no Liens other than Permitted Liens.

         7.20. Labor Matters. There are no disputes or controversies pending between the Borrower, the Guarantors or their respective Subsidiaries and their respective employees, the outcome of which reasonably may be expected to have a Material Adverse Effect.

         7.21. Business. There is no pending or threatened claim, action, suit, proceeding or other litigation against or affecting the Borrower, the Guarantors or their respective Subsidiaries contesting the right of the Borrower, the Guarantors or their respective Subsidiaries to conduct their businesses as presently conducted or as proposed to be conducted, and there are no other


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

facts or circumstances that have had or reasonably may be expected to have a Material Adverse Effect.

         7.22. Compliance with Laws. The Borrower and its Subsidiaries (a) have not been, are not and will not be in violation of any applicable Requirement of Law, including any building, zoning, occupational safety and health, fair employment, equal opportunity, pension, environmental control, health care, certificate of need, health care facility licensing or similar federal, state or local law, ordinance or regulation, relating to the ownership or operation of their respective businesses or assets, (b) have not failed to obtain any license, permit, certificate or other governmental authorization necessary for the conduct of their businesses or the ownership and operation of their assets,
(c) have not received any notice from any Governmental Authority, and to their knowledge no such notice is pending or threatened, alleging that the Borrower, any Guarantor or any of their respective Subsidiaries has violated, or has not complied with, any Requirement of Law, condition or standard applicable with respect to any of the foregoing, and (d) are not a party to any agreement or instrument, or subject to any judgment, order, writ, rule, regulation, code or ordinance, except to the extent that any violation, noncompliance, failure, agreement, judgment, etc. as described in this Section 7.22 will not have a Material Adverse Effect.

         7.23. Service Contracts. Schedule 7.23 is a true, correct and complete listing of all Service Contracts in effect on the date of this Agreement. Other than as set forth on Schedule 7.23, each such Service Contract is in full force and effect in accordance with the terms thereof and there are no material defaults under any Service Contract by the Borrower, the Guarantors or any of their respective Subsidiaries as are parties thereto. To the knowledge of the Borrower and the Guarantors, there is no pending or threatened claim, action, suit, proceeding, litigation or investigation in connection with any Service Contract involving the Borrower, any Guarantor or any of their respective Subsidiaries. The Borrower, the Guarantors and their respective Subsidiaries have timely filed or caused to be timely filed all reports required to be made with respect to payment under the Service Contracts, and all such reports are, or when filed will be, complete and accurate. Except as may be disclosed in the financial statements referred to in Section 7.5, the Borrower, the Guarantors and each of their respective Subsidiaries have no liability (whether or not disclosed in any report heretofore or hereafter made) under or in connection with the Service Contracts for any refund, discount or adjustment to any Person that has not been fully reserved for, and no interest or penalties are accruing with respect thereto, except to the extent that the aggregate amount of all such liabilities will not have a Material Adverse Effect.



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

         7.24. Governmental Authorizations; Permits, Licenses and Accreditation; Other Rights. The Borrower and its Subsidiaries have all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations necessary for the lawful conduct of their respective businesses or operations wherever now conducted and as planned to be conducted, pursuant to all applicable statutes, laws, ordinances, rules and regulations of all Governmental Authorities having, asserting or claiming jurisdiction over the Borrower and its Subsidiaries or over any part of their respective operations. Copies of all such licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations shall be provided to the Administrative Agent upon request. The Borrower and its Subsidiaries are not in default under any of such licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations, and no event has occurred, and no condition exists, that with the giving of notice, the passage of time or both would constitute a default thereunder or would result in the suspension, revocation, impairment, forfeiture or non-renewal of any thereof, except to the extent that the cumulative effect of all such defaults, events, conditions, suspensions, revocations, impairments, forfeitures and non-renewals will not have a Material Adverse Effect. The continuation, validity and effectiveness of all such licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations will not be adversely affected by the transactions contemplated by this Agreement. The Borrower and its Subsidiaries know of no reason why they will not be able to maintain after the date hereof all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations necessary or appropriate to conduct the businesses of the Borrower and its Subsidiaries as now conducted and presently planned to be conducted.

         7.25. No Material Adverse Change. Since December 31, 1996 there has been no Material Adverse Change.

         7.26.  Employment and Investment Agreements.  Set forth on Schedule
7.26 is a complete and accurate list, as of the date hereof, of (a) all employment agreements and executive compensation arrangements to which the Borrower, the Guarantors or any of their respective Subsidiaries is a party and which provide for aggregate compensation (including bonuses) to any Person (assuming compliance with or satisfaction of all contingencies or conditions) of $200,000 or more per year, and (b) all agreements relating to the voting or disposition of any outstanding shares of capital stock of the Borrower's Subsidiaries and, to the Borrower's knowledge, of the Borrower.



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         7.27. Environmental Matters. Except as disclosed in Schedule 7.27, (a)
none of the Borrower, the Guarantors or any of their respective Subsidiaries, nor any of the properties owned or leased thereby or operations thereof, nor, to the knowledge of the Borrower and the Guarantors, any current or prior owner, lessor or operator (other than the Borrower or any Guarantor or any of their respective Subsidiaries) of any properties owned or leased by Borrower or any Guarantor or any of their respective Subsidiaries, is in violation of any applicable Hazardous Materials Law or any restrictive covenant or deed restriction relating to environmental matters (recorded or otherwise) or subject to any existing, pending or threatened investigation, inquiry or proceeding by any Governmental Authority or subject to any remedial obligations under any Hazardous Materials Law, except to the extent that the cumulative effect of all such violations, investigations, inquiries, proceedings and remedial obligations will not have a Material Adverse Effect; (b) all permits, licenses and approvals required of the Borrowers, the Guarantors or any of their respective Subsidiaries with respect to Hazardous Materials, including past or present treatment, storage, disposal or release of any Hazardous Materials or solid waste into the environment, have been obtained or filed; (c) all Hazardous Materials or solid waste generated by the Borrower, any Guarantor or any of their respective Subsidiaries have in the past been, and will continue to be, transported, treated and disposed of only by carriers maintaining valid permits under all applicable Hazardous Materials Laws and only at treatment, storage and disposal facilities maintaining valid permits under applicable Hazardous Materials Laws, which carriers and facilities have been and are, to the knowledge of the Borrower and the Guarantors, operating in compliance with such permits; (d) the Borrower, the Guarantors and their respective Subsidiaries have taken all reasonable steps necessary to determine, and have determined, that no Hazardous Materials or solid wastes have been disposed of or otherwise released by them except in compliance with Hazardous Material Laws; and (e) neither the Borrower nor any Guarantor nor any of their respective Subsidiaries has a material contingent liability in connection with any release of any Hazardous Materials or solid waste into the environment, and in connection herewith the Borrower hereby agrees to pursue diligently the resolution of any environmental issues disclosed in Schedule 7.27 by all necessary and appropriate actions and shall report to the Administrative Agent not less frequently than quarter-annually as to the status of the resolution of such issues.

         7.28. Material Contracts. Set forth on Schedule 7.28 hereto is a complete and accurate list of all Material Contracts of the Borrower, each of the Guarantors and each of their respective Subsidiaries. Other than as set forth on Schedule 7.28, each such Material Contract is in full force and effect in accordance with the terms thereof and there are no material



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

defaults by the Borrower, the Guarantors or any of their respective Subsidiaries as are parties thereto or, to the knowledge of the Borrower and the Guarantors, by any other party, under any such Material Contract. The Borrower has delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on Schedule 7.28.

         7.29. No Misstatements. Neither this Agreement nor any of the other Loan Documents, nor any agreement, instrument or other document pursuant executed hereto or thereto or in connection herewith or therewith, nor any certificate, statement or other information referred to herein or therein or furnished to the Administrative Agent, any Lender or the Issuing Bank pursuant hereto or thereto or in connection herewith or therewith, contains any misstatement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading on the date hereof or on the date furnished, as the case may be, except as otherwise disclosed to the Administrative Agent, the Lenders and the Issuing Bank in writing on or prior to the date hereof. Neither the Borrower nor any Guarantor is aware of any fact that it has not disclosed in writing to the Administrative Agent that materially and adversely affects, or insofar as the Borrower or such Guarantor can now foresee, could materially and adversely affect, the properties, businesses, prospects, results of operations, management or financial or other condition of the Borrower and its Subsidiaries, taken as a whole, the Administrative Agent's, the Lenders' or the Issuing Bank's rights or the ability of the Borrower, any Guarantor or any of their respective Subsidiaries to perform its obligations under this Agreement and the other Loan Documents to which it is a party.

         7.30. Operating Leases. Schedule 7.30 sets forth each Operating Lease existing on the date hereof providing for annual lease payments in excess of $100,000.


                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS

         So long as any Obligations are unpaid or outstanding, any Obligation under the Loan Documents is unperformed or any of the Commitments are in effect, the Borrower and Guarantors shall:

         8.1.  Financial Statements.

                    8.1.1. Annual Financial Statements and Reports. Furnish to the Administrative Agent and each Lender, as soon as available and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal



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

Year and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, audited and reported upon, without qualification, by Ernst & Young LLP or other independent public accountants acceptable to Requisite Lenders, accompanied by an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such period and an unaudited consolidating statement of income for such period, together with (a) a certificate of a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing or, if in the opinion of such officer, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto, (b) a certificate of a Responsible Officer of the Borrower, in form satisfactory to the Administrative Agent and the Lenders, setting forth computations demonstrating compliance with all financial covenants contained herein as of the end of such Fiscal Year, and (c) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such annual fiscal period.

                    8.1.2. Quarterly Financial Statements and Reports. Furnish to the Administrative Agent and each Lender, as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter of the Borrower (other than the last Fiscal Quarter in any Fiscal Year) an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter, the related consolidated and consolidating statements of income of the Borrower and its Subsidiaries for the period commencing at the beginning of the current Fiscal Year and ending with the end of such Fiscal Quarter and the related consolidated statements of shareholders' equity and cash flows of the Borrower and its Subsidiaries for the period commencing at the beginning of the current Fiscal Year and ending with the end of such Fiscal Quarter, certified by a Responsible Officer of the Borrower, together with (a) a certificate of said Responsible Officer stating that no Default or Event of Default has occurred and is continuing or, if in the opinion of such officer, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto, (b) a certificate of a Responsible Officer of the Borrower, in form satisfactory to the Administrative Agent and the Lenders, setting forth computations demonstrating compliance with all financial covenants contained herein as of the end of such period, and
(c) a written discussion and analysis by the management of the Borrower of the financial statements furnished in respect of such period.

                    8.1.3. Monthly Financial Statements and Reports. Furnish to the Administrative Agent and each Lender, as soon as



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available and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month, the related consolidated statement of income of the Borrower and its Subsidiaries for such month and a schedule of Service Contract operating margins for such month, certified by a Responsible Officer of the Borrower, together with a certificate of said Responsible Officer stating that no Default or Event of Default has occurred and is continuing or, if in the opinion of such officer, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto.

                    8.1.4. GAAP. Take all actions necessary to cause all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as may be approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

         8.2. Certificates and Other Information. Furnish to the Administrative Agent and each Lender, each in form and substance acceptable to Requisite Lenders:

                    8.2.1. Management Letters. Promptly after the same are received by the Borrower, copies of management letters provided to the Borrower by its independent certified public accountants that describe or refer to any inadequacy, defect, problem, qualification or other lack of satisfactory accounting controls utilized by the Borrower or any of its Subsidiaries.

                    8.2.2. Shareholder Materials. (a) Within two (2) Business Days after the delivery of same to the shareholders of the Borrower, copies of all financial statements and reports that the Borrower, any Guarantor or any of their respective Subsidiaries sends to the shareholders of the Borrower, and (b) concurrently with the filing thereof, copies of all reports and statements of the Borrower, the Guarantors and their respective Subsidiaries (including proxy and information statements, quarterly, annual and current reports and registration statements, but excluding those pertaining only to employee benefit plans) that it may make to, or file with, the Commission.

                    8.2.3. Budgets. As soon as available, and in any event not later than sixty (60) days after the end of each Fiscal Year of the Borrower, twelve (12) month budgeted financial statements (including balance sheets and statements of income, shareholders' equity and cash flows) for the following Fiscal Year of the Borrower and its Subsidiaries on a consolidated basis (including underlying assumptions), and twelve (12) month



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consolidating budgeted statements of income for the following Fiscal Year of the
Borrower and each of its Subsidiaries, all in a format reasonably acceptable to Requisite Lenders and certified by a Responsible Officer of the Borrower as being fairly stated in good faith. Any updates thereto shall be provided upon request of the Administrative Agent.

                    8.2.4. Communications Regarding Service Contracts. Within fifteen (15) days following the receipt thereof, a copy of any audit, statement, notice of deficiency or default, or other report or communication from any Governmental Authority or other Person relating to performance by the Borrower or any of its Subsidiaries under any Service Contract.

                    8.2.5. Lag Studies. Promptly after any time that the aggregate liability of the Borrower and its Subsidiaries for medical claims payable under Service Contracts is less than an amount equal to forty-five (45) days' health care expense under Service Contracts, updated lag studies prepared by Txen, Inc. or another independent medical claims processing consultant acceptable to the Administrative Agent, in form satisfactory to the Administrative Agent, regarding the Service Contracts.

                    8.2.6. Reports to Other Persons. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of any Indebtedness of the Borrower, any of the Guarantors or any of their respective Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent or Lenders pursuant to any other clause of this Section 8.2.

                    8.2.7. Funded Indebtedness. Promptly upon request by the Administrative Agent, copies of all agreements, instruments and/or documents evidencing or otherwise related to Consolidated Funded Indebtedness.

                    8.2.8. Employment and Investment Agreements. Promptly upon request by the Administrative Agent, a true and complete copy of each of the agreements required to be listed on Schedule 7.26.

                    8.2.9. Additional Information. Promptly, such additional financial and other information as the Administrative
Agent or any Lender from time to time reasonably may request.

         8.3. Provision of Notices. Notify the Administrative Agent and each Lender of the occurrence of any of the following events not later than five
(5) days after the Borrower or any Guarantor knows or has reason to know of such event:

                    8.3.1.  Default.  Any Default or Event of Default.



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                    8.3.2. Other Default or Litigation. (a) Any default or event of default under any Contractual Obligation of the Borrower, any Guarantor or any of their respective Subsidiaries that reasonably could be expected to have a Material Adverse Effect, (b) any litigation, investigation or proceeding that may exist at any time between the Borrower, any Guarantor or any of their respective Subsidiaries and any Governmental Authority (excluding, however, audits and inquiries made in the ordinary course of business), or (c) any other litigation that if adversely determined reasonably could be expected to have a Material Adverse Effect.

                    8.3.3. Reportable Events. (a) Any Reportable Event with respect to any Plan, (b) the institution of proceedings or the taking or expected taking of any other action by the PBGC, the Borrower, any Guarantor, any of their respective Subsidiaries or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan, and (c) with respect to any Multi-Employer Plan, the reorganization or insolvency of such Plan. In addition to such notice, the Borrower and the Guarantors shall deliver or cause to be delivered to the Administrative Agent and each Lender whichever of the following may be applicable: (i) a certificate of a Responsible Officer of the Borrower or such Guarantor setting forth details as to such Reportable Event and the action that it, such Subsidiary or the Commonly Controlled Entity proposes to take with respect thereto, together with the copy of any notice of such Reportable Event that may be required to be filed with the PBGC, or (ii) any notice delivered by the PBGC evidencing its intent to institute such proceedings or any notice to the PBGC that such Plan is to be terminated, as the case may be.

                    8.3.4. Environmental Matters. (a) Any event that makes any of the representations set forth in Section 7.27 inaccurate in any respect or
(b) the receipt by the Borrower, any of the Guarantors or any of their respective Subsidiaries of any notice, order, directive or other communication from a Governmental Authority alleging a violation of or noncompliance with any Hazardous Material Laws.

                    8.3.5.  Loss of License, Permit, Approval, Etc.

                    (a) The loss or, if known by the Borrower, any Guarantor or any of their respective Subsidiaries, threatened loss, by the Borrower, any Guarantor or any of their respective Subsidiaries, of any license, permit, approval, registration, contract, consent, franchise, qualification, certificate of need, accreditation or other authorization issued by any Governmental Authority referenced in
         Section 7.24, if such loss reasonably could be expected to have a Material Adverse Effect; or



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

                    (b) The decertification or, if known by the Borrower, any Guarantor or any of their respective Subsidiaries, potential decertification, of the Borrower, any Guarantor or any of their respective Subsidiaries, under any program relating to Service Contracts, if such decertification reasonably could be expected to have a Material Adverse Effect.

                    8.3.6. Material Contracts. (a) Any proposed material amendment, change or modification to, or waiver of any material provision of, or any termination of, any Material Contract and
(b) any Default or Event of Default under any Material Contract.

                    8.3.7. Casualty Losses. Any casualty loss or event not insured against in an amount in excess of $100,000.

         8.4.  Payment of Obligations and Performance of Covenants.

                    (a) Make full and timely payment of the Obligations, including the Loans and Letter of Credit Liabilities, whether now existing or hereafter arising;

                    (b) Duly comply with all terms, covenants and conditions contained in each of the Loan Documents, at the times and places and in the manner set forth therein; and

                    (c) Take all action necessary to maintain the security interests provided for under this Agreement and the Security Documents as valid and perfected Liens on the property intended to be covered thereby, subject to no other Liens except Permitted Liens, and supply all information to the Administrative Agent or the Lenders necessary to accomplish same.

         8.5. Payment of Taxes. Pay, and cause their respective Subsidiaries to pay, or cause to be paid before the same shall become delinquent and before penalties have accrued thereon, all taxes, assessments and governmental charges or levies imposed on the income, profits, franchises, property or businesses of the Borrower, the Guarantors or their respective Subsidiaries, except to the extent and so long as (a) the same are being contested in good faith by appropriate proceedings and (b) adequate reserves with respect thereto in conformity with GAAP have been provided on the books of the Borrower or any such Guarantor or Subsidiary, as appropriate.

         8.6. Conduct of Business and Maintenance of Existence. Continue, and cause their respective Subsidiaries to continue, (a) to engage solely in the business of providing managed healthcare services to correctional facilities and related businesses that enhance or support that primary business activity, and
(b) except as permitted by Sections 9.3 and 9.7, to preserve, renew and keep in full force and effect their existence



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

and present corporate, partnership or other organizational structure, as the case may be.

         8.7. Compliance with Law. Observe and comply with, and cause their respective Subsidiaries to observe and comply with, all present and future Requirements of Law relating to the conduct of their businesses or to their properties or assets, except to the extent and so long as the nonobservance thereof or noncompliance therewith will not have a Material Adverse Effect.

         8.8. Maintenance of Properties and Franchises. Maintain, preserve and keep and cause their respective Subsidiaries to maintain, preserve and keep (a) all of their buildings, tangible properties, equipment and other property and assets used and necessary in their businesses, whether owned or leased, in good repair, working order and condition, from time to time making all necessary and proper repairs and replacements so that at all times the utility, efficiency and value thereof shall not be impaired, and (b) all rights, privileges and franchises necessary or desirable in the normal conduct of their businesses.

         8.9.  Insurance.

                    (a) Maintain and cause their respective Subsidiaries to maintain:

                           (i) insurance (in addition to any insurance required
                    under the Security Documents) on all insurable operations of and insurable property and assets owned or leased by the Borrower, the Guarantors or any of their respective Subsidiaries in the manner, to the extent and against at least such risks (in any event including professional and comprehensive general liability, workers' compensation, employer's liability, automobile liability and physical damage, fiduciary liability, commercial fidelity, employee benefits liability and all-risk property) usually maintained by owners of similar businesses and properties in similar geographic areas; provided that the amounts of property insurance coverages shall not be less than the full replacement cost of all such insurable property and assets, except for coverage limitations with respect to flood, earthquake and windstorm perils that are acceptable to the Administrative Agent and Requisite Lenders; and

                           (ii) self-insurance reserves covering those risks for
                    which the Borrower, the Guarantors and each of their respective Subsidiaries presently self-insure in appropriate amounts as determined from time to time by independent insurance claims auditors acceptable to the Administrative Agent and Requisite Lenders.



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

         All such insurance shall be in such amounts, in such form and with such insurance companies as are reasonably satisfactory to the Administrative Agent and Requisite Lenders.

                    (b) Furnish to the Administrative Agent not less frequently than annually and at any time upon written request, (i) full information as to such insurance carried, including the amounts of all self-insurance reserves of the Borrower, the Guarantors and their respective Subsidiaries, and (ii) certificates of insurance from the insurance companies and certified copies of such insurance policies. All policies of insurance (or certificates of insurance in favor of the Administrative Agent with respect thereto) shall provide for not less than fifteen (15) days' prior written notice to the Administrative Agent of the cancellation or any material alteration of the policy.

         8.10. Use of Proceeds. Use, and cause their respective Subsidiaries to use, the proceeds of the Facilities for the purposes specified in Section
2.10 and for no other purpose.

         8.11. Books and Records. Keep and maintain, and cause their respective Subsidiaries to keep and maintain, full and accurate books of record and accounts of their operations, dealings and transactions in relation to their business and activities, in conformity with GAAP and all Requirements of Law.

         8.12. Inspection. Permit, and cause their respective Subsidiaries to permit, any employees, agents or other representatives of the Administrative Agent or the Lenders and any attorneys, accountants or other agents or representatives designated by the Administrative Agent or the Lenders to (a) have access to and visit and inspect any of the books of account, financial records and properties, real, personal or mixed, of the Borrower, the Guarantors and their respective Subsidiaries (b) examine and make abstracts from any such books and records, and (c) discuss the affairs, finances and accounts of the Borrower, the Guarantors and their respective Subsidiaries with their officers, employees or agents, all at such reasonable business times as the Administrative Agent or the Lenders deem necessary or advisable to protect their respective interests.

         8.13. Compliance With Terms of Material Contracts. Comply, and cause their respective Subsidiaries to comply, with all agreements, covenants, terms, conditions and provisions of all Material Contracts, except to the extent and so long as noncompliance therewith will not have a Material Adverse Effect .

         8.14.  Compliance With Hazardous Materials Laws, Etc..



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                    (a) Employ, and cause their respective Subsidiaries to
         employ, in connection with the use of any real property, appropriate technology (including appropriate secondary containment measures) to maintain compliance with any applicable Hazardous Materials Laws;

                    (b) take, and cause their respective Subsidiaries to take, all actions necessary to comply with all Hazardous Materials Laws, including any actions identified as necessary in any environmental compliance reports delivered to the Administrative Agent pursuant to the provisions of this Agreement;

                    (c) obtain and maintain, and cause their respective Subsidiaries to obtain and maintain, any and all permits required by applicable Hazardous Materials Laws in connection with the operations of the Borrower, the Guarantors or any of their respective Subsidiaries or any Affiliate thereof;

                    (d) dispose of, and cause their respective Subsidiaries to dispose of, any and all Hazardous Materials only at facilities and with carriers maintaining valid permits under any applicable federal, state and local Hazardous Materials Laws; and

                    (e) use best efforts to obtain, and cause their respective Subsidiaries to use their best efforts to obtain, certificates of disposal from all contractors employed by the Borrower, the Guarantors or any of their respective Subsidiaries in connection with the transportation or disposal of any Hazardous Materials.

         8.15. Environmental Monitoring. Establish and maintain, and cause their respective Subsidiaries to establish and maintain, a system to assure and monitor continued compliance with all applicable Hazardous Material Laws, noncompliance with which would have a Material Adverse Effect, which system shall include annual reviews of such compliance by employees or agents of the Borrower, the Guarantors and their respective Subsidiaries who are familiar with the requirements of applicable Hazardous Material Laws.

         8.16. Maintenance of Licenses, Permits, Approvals, Etc. Preserve and maintain, and cause their respective Subsidiaries to preserve and maintain, all licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, certificates of need, accreditations and other authorizations required under applicable state or local laws and regulations in connection with the ownership or operation of their businesses, except to the extent that a failure to preserve and maintain any of same will not have a Material Adverse Effect.



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         8.17. Intercompany Indebtedness. Maintain, and cause their respective
Subsidiaries to maintain, accounting practices and procedures that enable the Borrower, the Guarantors and their respective Subsidiaries to report to the Administrative Agent at any time upon its request the amount of proceeds of any unsecured advances or loans that any such Subsidiary has received from the Borrower or a Guarantor. All such advances or loans shall be evidenced by Pledged Notes delivered to the Administrative Agent pursuant to the Pledge Agreement.

         8.18. Further Assurances. Perform, make, execute and deliver, and cause their respective Subsidiaries to perform, make, execute and deliver, all such additional and further acts, deeds, occurrences and instruments as the Administrative Agent, the Lenders or the Issuing Bank reasonably may require to document and consummate the transactions contemplated hereby and to vest completely in and to ensure the Administrative Agent, the Lenders and the Issuing Bank their respective rights under this Agreement, the Notes and the other Loan Documents.

         8.19. Post-Closing Matters. Deliver to the Administrative Agent each item listed on Schedule 8.19 prior to the deadline therefor as set forth on said schedule.

         8.20. Documentation Relating to Pledged Notes. Contemporaneously with the delivery to the Administrative Agent of any Pledged Note, assign and deliver to the Administrative Agent any loan agreement or other instrument, document or agreement further evidencing, securing or otherwise relating to the indebtedness evidenced by such Pledged Note.

         8.21. Management. Cause substantially all of the principal executive management functions of the Borrower and its Subsidiaries to be vested in and the responsibility of not less than three of Scott L. Mercy, Jeffrey J. Bairstow, Bruce A. Teal and Michael Catalano.


                                    ARTICLE 9

                               NEGATIVE COVENANTS

         So long as any Obligations are unpaid or outstanding, any Obligation under the Loan Documents is unperformed or any of the Commitments are in effect, the Borrower and the Guarantors shall not:

          9.1. Indebtedness. Create, incur, assume or suffer to exist, or permit any of their respective Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness, except:



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                    (a) Indebtedness of the Borrower or any of the Guarantors
         under or pursuant to this Agreement and the other Loan Documents;

                    (b) Indebtedness existing, or arising pursuant to commitments existing, on the date hereof, all as set forth in Schedules 7.17A and 7.17B, and any extensions, refundings or renewals thereof on the same terms or other terms satisfactory to Requisite Lenders; provided, however, that neither the principal amount thereof nor the interest rate thereon shall be increased, nor shall the amortization schedule thereof be shortened;

                    (c) Purchase Money Debt in an aggregate amount not to exceed $500,000 outstanding at any one time, and Capitalized Lease Obligations;

                    (d)  Subordinated Indebtedness;

                    (e) Indebtedness constituting current liabilities incurred in the ordinary course of business and not represented by any note, bond, debenture or other instrument, and which is not past due for a period in excess of that which is customary for similar businesses, or if overdue for a greater period of time, which are being contested in good faith and by appropriate actions and for which adequate reserves in accordance with GAAP have been established on the books of the primary obligor with respect thereto;

                    (f) Contingent Obligations under guarantees executed by the Borrower, any Guarantor or any of their respective Subsidiaries with respect to Indebtedness of the Borrower and its Subsidiaries otherwise permitted by this Agreement;

                    (g) Contingent Obligations consisting of the indemnification by the Borrower or any of its Subsidiaries of (i) the officers, directors, employees and agents of the Borrower or such Subsidiary, to the extent permissible under the corporation law of the jurisdiction in which the Borrower or such Subsidiary is organized, (ii) commercial banks, investment bankers and other independent consultants or professional advisors pursuant to agreements relating to the underwriting of the Borrower's or such Subsidiary's securities or the rendering of banking or professional services to the Borrower or such Subsidiary and (iii) landlords, licensors, licensees and other parties pursuant to agreements entered into in the ordinary course of business by the Borrower or such Subsidiary;

                    (h) Indebtedness with respect to financed insurance premiums not past due;



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                    (i) Indebtedness of the Borrower or a Subsidiary of the
         Borrower that is owed to the Borrower or a Subsidiary of the Borrower and that is described in clauses (d), (e) or (h) of Section 9.4;

                    (j) unsecured Indebtedness of the Borrower and its Subsidiaries, not otherwise described in this Section 9.1, in an aggregate amount not to exceed $500,000 outstanding at any one time; and

                    (k) Indebtedness of Harbour under insurance policies issued by Harbour in the ordinary course of business.

         9.2. Liens. Create, incur, assume or suffer to exist, or permit any of their respective Subsidiaries to create, incur, assume or suffer to exist, any Lien upon any real or personal property, fixtures, revenues or other assets whatsoever (including the Collateral), whether now owned or hereafter acquired, of the Borrower, the Guarantors or any of their respective Subsidiaries, except:

                    (a) Liens securing the Obligations;

                    (b) Existing Liens;

                    (c) Liens for taxes not yet due or that are being contested in good faith and by appropriate actions and for which adequate reserves in accordance with GAAP have been established on the books of the Borrower or such Guarantor or Subsidiary;

                    (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty (30) days, or if overdue for more than thirty (30) days, (i) which are being contested in good faith and by appropriate proceedings, (ii) for which adequate reserves in accordance with GAAP have been established on the books of the Borrower or such Guarantor or Subsidiary; and (iii) with respect to which the obligations secured thereby are not material;

                    (e) pledges or deposits in connection with workers' compensation insurance, unemployment insurance and like matters;

                    (f) Liens securing Purchase Money Debt or arising under Capitalized Leases; provided, however, that any such Lien attaches only to the item or items of property or asset financed with such Purchase Money Debt or Capitalized Lease;



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                    (g) deposits to secure the performance of bids, trade
         contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                    (h) easements, reservations, exceptions, rights-of-way, covenants, conditions, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of business by the Borrower or such Guarantor or Subsidiary;

                    (i) Liens in respect of any writ of execution, attachment, garnishment, judgment or award in an amount less than $100,000, if (i) the time for appeal or petition for rehearing has not expired, an appeal or appropriate proceeding for review is being prosecuted in good faith and a stay of execution pending such appeal or proceeding for review has been secured, or (ii) the underlying claim is fully covered by insurance, the insurer has acknowledged in writing its responsibility to pay such claim and no action has been taken to enforce such execution, attachment, garnishment, judgment or award;

                    (j) Liens of lessors under or in connection with Operating Leases;

                    (k) Liens securing Indebtedness permitted under clause (b) of Section 9.1, but only to the extent that such Indebtedness is presently secured as set forth on Schedule 7.17A; and

                    (l) Other non-consensual Liens not securing Indebtedness, the existence of which in the aggregate will not have a Material Adverse Effect; provided that any Lien permitted by this clause (l) is permitted only for so long as is reasonably necessary for the Borrower or the affected Subsidiary, using its best efforts, to remove or eliminate such Lien.

         9.3. Sale or Transfer of Assets. Sell, lease, assign, transfer or otherwise dispose of, or permit any of their respective Subsidiaries to sell, lease, assign, transfer or otherwise dispose of, any of their assets (including the stock of Subsidiaries) except:

                    (a) sales of personal property assets in the ordinary course of business of the Borrower and its Subsidiaries;



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                    (b) the disposition of obsolete or worn-out equipment or
         other property no longer required by or useful to the Borrower or any of its Subsidiaries in connection with the operation of their businesses;

                    (c) the sale or transfer to the Borrower or any Guarantor of any asset owned by the Borrower or any of its Subsidiaries; and

                    (d) sale(s) of assets not otherwise permitted by this
         Section 9.3 in an aggregate amount not to exceed, in any Fiscal Year, an amount equal to five percent (5%) of the consolidated assets of the Borrower and its Subsidiaries, determined in conformity with GAAP, as of the end of the most recently completed Fiscal Year of the Borrower.

         9.4. Investments. Make, commit to make or suffer to exist, or permit any of their respective Subsidiaries to make, commit to make or suffer to exist, any Investment except:

                    (a)  Cash Equivalents;

                    (b) Investments existing on the date hereof and set forth in Schedule 9.4;

                    (c) accounts receivable representing trade credit extended in the ordinary course of business;

                    (d) unsecured loans or advances by the Borrower or any Guarantor to any Guarantor or the Borrower;

                    (e) unsecured loans or advances by any Subsidiary of the Borrower to the Borrower or any Guarantor;

                    (f)  Investments consisting of Permitted Acquisitions;

                    (g) Investments in Guarantors that otherwise are permitted by the terms of this Agreement;

                    (h) Investments in Permitted Joint Ventures in an aggregate amount not to exceed, at any time, five percent (5%) of the consolidated assets of the Borrower and its Subsidiaries, determined in conformity with GAAP, as of the end of the most recently completed Fiscal Year of the Borrower; and

                    (i) Permitted Harbour Investments.

         9.5. Restricted Payments. Declare, pay or make, or permit any of their respective Subsidiaries to declare, pay or make any Restricted Payments except:




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                    (a) the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower, and may distribute cash in lieu of fractional shares otherwise distributable pursuant to this clause (a); and

                    (b) the Borrower may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock.

         9.6. Issuance of Stock. Issue any capital stock or permit any Subsidiary to issue any capital stock; provided, however, that

                    (a) the Borrower may issue common stock and may issue preferred stock to the extent the aggregate of all preferred stock outstanding does not require the payment of dividends in excess of amounts permitted under Section 9.5, and provided such preferred stock is not redeemable, payable or subject to being required to be purchased or otherwise retired or extinguished (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than the Borrower or (iii) upon the occurrence of a condition not solely within the control of the Borrower, such as a redemption required to be made out of future earnings; and

                    (b) any Subsidiary of the Borrower may issue capital stock to the Borrower or any wholly-owned Subsidiary of the Borrower.

         9.7. Fundamental Changes. Directly or indirectly, or permit any of their respective Subsidiaries directly or indirectly, (whether in one transaction or a series of transactions), to (a) enter into any transaction of merger, consolidation or amalgamation; (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); (c) make any Asset Acquisition other than a Permitted Acquisition; (d) make any material change in its present method of conducting business; or (e) enter into any agreement or transaction to do or permit any of the foregoing; provided, however, that notwithstanding clause (b) of this Section 9.7, the Borrower may permit the dissolution of any of its Subsidiaries (and any such Subsidiary may suffer such dissolution) if at the time of such dissolution such Subsidiary has no assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its corporate existence and good standing.

         9.8. Transactions With Affiliates. Enter into, or permit any of their respective Subsidiaries to enter into, any transaction, including any purchase, sale, lease or exchange of




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property or the rendering of any service, with any Affiliate or employee of the
Borrower or any of its Subsidiaries, except transactions that are in the ordinary course of business of the Borrower or such Guarantor or Subsidiary and that are upon fair and reasonable terms no less favorable to the Borrower or such Guarantor or Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

         9.9. Agreements Restricting Subsidiaries. Enter into or become a party to, or permit any of their respective Subsidiaries to enter into or become a party to, any agreement with any Person (other than this Agreement and the Loan Documents) that in any way prohibits, restricts or limits the ability of the Borrower, any Guarantor or any such Subsidiary to:

                    (a) transfer cash or other assets to the Borrower or of its Subsidiaries, or

                    (b) create, incur, assume or suffer to exist any Lien with respect to any real or personal property, fixtures, revenues or other assets whatsoever, whether now owned or hereafter acquired, of the Borrower, any Guarantor or any such Subsidiary.

         9.10.  ERISA.

                    (a) terminate or permit any of their respective Subsidiaries to terminate any Plan so as to result in any material liability to the PBGC;

                    (b) engage or permit any of their respective Subsidiaries to engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan that would result in a material liability for an excise tax or civil penalty in connection therewith;

                    (c) incur or suffer to exist, or permit any of their respective Subsidiaries to incur or suffer to exist, any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), regardless of whether waived, involving any Plan; or

                    (d) allow or suffer to exist, or permit any of their respective Subsidiaries to allow or suffer to exist, any event or condition that presents a material risk of incurring a material liability to the PBGC by reason of the termination of any Plan.

         9.11. Maintenance of Material Contracts. Without the prior written consent of Requisite Lenders, enter into an agreement to cancel, terminate or surrender, or enter into any material amendment of, any Material Contract, unless the cumulative effect


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of all such cancellations, terminations, surrenders, and amendments will not have a Material Adverse Effect.

         9.12. Adverse Transactions. Enter into or become a party to, or permit any of their respective Subsidiaries to enter into or become a party to, any transactions the performance of which in the future would be inconsistent with or would result in a breach of any covenant contained herein or any other Loan Document or giving rise to any Default or Event of Default.

         9.13. Additional Restriction on Investments in Permitted Joint Ventures. Without the prior written consent of Requisite Lenders, make new or additional Investments in Permitted Joint Ventures during any Fiscal Quarter following a Fiscal Quarter in which any net income of the Borrower and its Subsidiaries attributable to Permitted Joint Ventures was excluded from Consolidated Net Income pursuant to the proviso included in the definition of that term.


                                   ARTICLE 10

                               FINANCIAL COVENANTS

         10.1. Borrower Ratios. So long as any Obligations are unpaid or outstanding, any Obligation under the Loan Documents is unperformed or any of the Commitments are in effect, the Borrower and the Guarantors shall not:

                    10.1.1. Funded Indebtedness to Capitalization Ratio. Permit the Funded Indebtedness to Capitalization Ratio (a) as of the end of any Fiscal Quarter ending on or after June 30, 1997 but on or before September 30, 1997 to be greater than 0.65 to 1.00, or (b) as of the end of any Fiscal Quarter ending on or after December 31, 1997 but on or before December 31, 1998 to be greater than 0.60 to 1.00, (c) as of the end of any Fiscal Quarter ending on or after March 31, 1999 to be greater than 0.55 to 1.00.

                    10.1.2. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter ending on or after June 30, 1997 to be less than 1.25 to 1.00.

                    10.1.3. Adjusted Funded Indebtedness to EBITDA Ratio. Permit the Adjusted Funded Indebtedness to EBITDA Ratio as of the end of any Fiscal Quarter ending on or after June 30, 1997 to be greater than 2.50 to 1.00.

                    10.1.4. Current Ratio. Permit (a) the Current Ratio as of the end of any Fiscal Quarter ending on or after June 30, 1997 to be less than
1.00 to 1.00, or (b) permit, as of the end of any Fiscal Quarter ending on or after June 30, 1997, advance



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billings of the Borrower and its Subsidiaries on a consolidated basis to exceed deferred revenue of the Borrower and its Subsidiaries on a consolidated basis, all determined in conformity with GAAP.

                    10.1.5. Rent Expense. Permit Rent Expense of the Borrower and its Subsidiaries during any Fiscal Quarter ending on or after June 30, 1997 to exceed two percent (2%) of Consolidated Healthcare Revenue for such Fiscal Quarter.

         10.2. Guarantor Solvency. So long as any Obligations or any Guaranteed Obligations are unpaid or outstanding, any Obligations under the Loan Documents are unperformed or any of the Commitments are in effect, each of the Guarantors at all times shall be Solvent.


                                   ARTICLE 11

                     EVENTS OF DEFAULT AND LENDERS' REMEDIES

         11.1. Events of Default. Any one or more of the following described events shall constitute an Event of Default hereunder, whether such occurrence shall be voluntary or involuntary, or come about or be effected by operation of law or otherwise:

                    11.1.1. Failure to Pay Loans, Etc. The Borrower shall fail to pay when due any amount of principal of or interest payable on or in respect of the Loans, the Letter of Credit Liabilities, the Credit Fees, any other Obligations or any other amount payable under this Agreement, the Notes or the other Loan Documents.

                    11.1.2. Failure to Perform Certain Covenants. (a) The Borrower or any Guarantor shall fail to perform or observe any of its covenants and agreements set forth in Article 9, and such failure shall continue for more than fifteen (15) days after the earlier of (i) written notice from the Administrative Agent to the Borrower or such Guarantor, as applicable, of the existence of such Default, or (ii) the date any Responsible Officer of the Borrower or such Guarantor, as applicable, first obtains knowledge of such failure, or (b) the Borrower or any Guarantor shall fail to perform or observe any of its covenants and agreements set forth in Sections 8.6, 8.10 or 8.12 or in Article 10.

                    11.1.3. Failure to Perform Agreements Generally. The Borrower or any Guarantor shall fail to perform or observe any of its other covenants and agreements set forth in this Agreement (other than those described in Sections 11.1.1 and 11.1.2) or the other Loan Documents, and such failure shall continue for more than thirty (30) days after the earlier of (a) written notice



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from the Administrative Agent to the Borrower or such Guarantor, as applicable, of the existence of such Default, or (b) the date any Responsible Officer of the Borrower or such Guarantor, as applicable, first obtains knowledge of such failure.

                    11.1.4. Defaults Under Other Loan Documents. Any default or event of default shall occur under any other Loan Document, and, if subject to a cure right, shall fail to be cured or corrected within the applicable cure period.

                    11.1.5. False Statements. Any representation or warranty of the Borrower or any Guarantor set forth in this Agreement, the Notes or the other Loan Documents or in any other certificate, opinion or other statement at any time provided by or on behalf of the Borrower or any Guarantor in connection herewith or therewith shall prove to be false or misleading in any material respect at the time made or given.

                    11.1.6. Voluntary Insolvency Proceedings. The Borrower, any Guarantor or any of their respective Subsidiaries (a) shall commence a voluntary case or other proceeding seeking dissolution, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a receiver, trustee, liquidator, custodian or other similar official with respect to it or any substantial part of its property, (b) shall consent to any such relief or to the appointment of, or the taking of possession of any of its property by, any such official in any involuntary case or other proceeding commenced against it, (c) shall make a general assignment for the benefit of creditors, (d) shall take any action to authorize any of the foregoing, or (e) shall become insolvent or fail generally to pay its debts as they become due.

                    11.1.7. Involuntary Insolvency Proceedings. Any involuntary case or other proceeding shall be commenced against the Borrower, any Guarantor or any of their respective Subsidiaries seeking dissolution, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a receiver, trustee, liquidator, custodian or other similar official with respect to it or any substantial part of its property, an (a) an order for relief (or the equivalent) shall be entered in such involuntary case or other proceeding or (b) such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days after the commencement thereof.

                    11.1.8. Failure to Perform Other Obligations. The Borrower, any Guarantor or any of their respective Subsidiaries shall (a) fail to pay any amount of any Indebtedness or interest thereon, or (b) fail to observe or perform any term, covenant or



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agreement contained in any Contractual Obligation (including Contractual
Obligations evidencing, securing or relating to any Indebtedness) executed by it, which failure (i) would cause or permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or any agent or trustee on their behalf) to cause such Indebtedness to become due or otherwise payable prior to its stated maturity, so long as the aggregate principal amount of all such Indebtedness that would then become due or payable would equal or exceed $500,000, or (ii) would impair the Administrative Agent's, the Lenders' or the Issuing Bank's rights or the performance of the obligations of the Borrower, any Guarantor or any of their respective Subsidiaries under this Agreement, the Notes or the other Loan Documents or the business or operations of the Borrower, any Guarantor or any of their respective Subsidiaries; unless in the case of a Contractual Obligation that is not for borrowed money, such failure of performance is being contested by the Borrower, such Guarantor or such Subsidiary in good faith and adequate reserves with respect thereto have been established on the books of the Borrower, such Guarantor or such Subsidiary in conformity with GAAP.

                    11.1.9. Execution or Attachment. Any judgment lien shall be filed, or any writ of execution, attachment, garnishment or other legal process shall be issued, against any of the property of the Borrower, any Guarantor or any of their respective Subsidiaries, which by itself or together with all other such legal processes is for an amount in excess of $100,000, and which shall remain unvacated, unbonded or unstayed for a period of thirty (30) days, or in any event later than five (5) days prior to the date of any proposed sale thereunder.

                    11.1.10. Condemnation of Property. All or substantially all of the property of the Borrower, any Guarantor or any of their respective Subsidiaries shall be condemned, seized or otherwise appropriated, and the condemnation award (together with any net proceeds of insurance then payable in respect thereof, if any) is materially less than the book value of such property at the date hereof (if such property was owned by the Borrower or any of its Subsidiaries on the date hereof) or at the time such property was acquired by the Borrower or such Subsidiary (if such property was acquired by the Borrower or such Subsidiary after the date hereof).

                    11.1.11. Suspension of Business. The Borrower, any Guarantor or any of their respective Subsidiaries shall voluntarily suspend the transaction of its business for more than five (5) Business Days in any Fiscal Year after the date hereof without the prior express written consent of Requisite Lenders.

                    11.1.12. ERISA. (a) The Borrower or any Commonly Controlled Entity shall engage in any "prohibited transaction" (as defined in ERISA or Section 4975 of the Code) involving any



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Plan, (b) any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, shall exist with respect to any Plan, (c) a Reportable Event shall occur with respect to, or a proceeding shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or proceeding presents a material risk of termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, shall continue unremedied for ten (10) days after notice of such Reportable Event is given pursuant to Section 4043(a), (c) or (d) of ERISA and, in the case of such proceeding, shall continue for ten (10) days after commencement thereof, (d) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (e) the withdrawal or partial withdrawal by the Borrower or any Commonly Controlled Entity from any Multi-Employer Plan, or (f) the reorganization or insolvency of a Plan or any other event or condition shall occur or exist with respect to a Plan and in each case in clauses (a) through
(f) above, such event or condition together with all other such events or conditions, if any, could subject the Borrower, any Guarantor or any of their respective Subsidiaries to any tax, penalty or other liability in excess of $100,000 or otherwise would have a Material Adverse Effect.

                    11.1.13. Validity of Loan Documents. Any of the Loan Documents or any provision thereof, for any reason whatsoever, ceases to be binding on the Borrower, any Guarantor or any of their respective Subsidiaries as is a party thereto, or the Borrower or any Guarantor shall so assert.

                    11.1.14. Guaranty Obligations. Any Guarantor shall default in the performance or observance of its guarantee hereunder, or such guarantee for any reason whatsoever shall cease to be a valid and binding obligation of any such Guarantor, or any such Guarantor shall so assert.

                    11.1.15. Failure of Lien. Any Security Document, after delivery thereof pursuant to this Agreement, for any reason ceases to create a valid Lien on any of the Collateral purported to be covered thereby or, after recordation of such Security Document as provided in this Agreement, ceases to be a perfected and first priority Lien on such Collateral, subject only to Permitted Liens.

                    11.1.16. Defaults under Material Contracts. Any default or event of default shall occur under any Material Contract, and, if subject to a cure right, shall fail to be cured or corrected within the applicable cure period.

                    11.1.17. Material Adverse Change. Any Material Adverse Change shall occur.



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                    11.1.18. Change in Control. An event or series of events by which (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), becomes the "beneficial owner" (within the meaning of Rule 13d-3 and/or Rule 13d-5 under the Securities Exchange Act of 1934, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire without condition, other than the passage of time, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty percent (30%) of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency (other than the passage of time), (b) the Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into the Borrower pursuant to a transaction in which the outstanding securities of the Borrower entitled to vote in the election of directors are changed into or exchanged for cash, securities or other property, other than a transaction between the Borrower and a Subsidiary of the Borrower, or (c) individuals who at the beginning of any period of two (2) consecutive calendar years constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of at least two-thirds (2/3) of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

         11.2. Lenders' Remedies. Upon the occurrence of an Event of Default or at any time thereafter, and in each and every case, unless such Event of Default shall have been remedied or waived in writing by Requisite Lenders, any one or all of the following actions may be taken:

                    (a) upon the request of Requisite Lenders, the Administrative Agent shall, by notice to the Borrower terminate any or all of the Commitments, whereupon such Commitments of the Lenders thereunder immediately shall terminate; provided, however, that upon the occurrence of any event specified in either Section 11.1.6 or
         Section 11.1.7 the Commitments shall terminate automatically without further action by the Administrative Agent, the Lenders or the Issuing Bank;

                    (b) upon request of Requisite Lenders, the Administrative Agent shall declare all outstanding Obligations and other amounts owing under this Agreement,



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         the Notes and the other Loan Documents to be due and payable immediately, and all such Obligations and other amounts immediately shall be due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived to the extent permitted by ap plicable law; provided, however, that upon the occurrence of any event specified in either Section 11.1.6 or Section
         11.1.7 all such Obligations and other amounts immediately shall be due and payable in full without declaration or other notice;

                    (c) the Administrative Agent immediately, and without expiration of any period of grace, may enforce payment of all Obligations of the Borrower and the Guarantors to the Administrative Agent and the Lenders under this Agreement, the Notes and the other Loan Documents, and the Administrative Agent shall be entitled to all remedies available hereunder or thereunder; and

                    (d) the Administrative Agent shall be entitled to exercise, for the ratable benefit of the Lenders, all other rights, powers, privileges, options and remedies available under or by virtue of the Loan Documents or otherwise available at law or in equity.

         11.3.  Actions in Respect of Letters of Credit.

                    11.3.1. Collateral Account. If an Event of Default shall have occurred and be continuing, the Administrative Agent may, and upon the request of Requisite Lenders shall, whether in addition to the taking by the Administrative Agent of any of the actions described in Section 11.2 or otherwise, make demand upon the Borrower or any of the Guarantors to, and forthwith upon such demand such Person(s) will, pay to the Administrative Agent at its Lending Office, for its benefit and the ratable benefit of the Lenders and the Issuing Bank, in immediately available (same day) funds for deposit in a Collateral Account to be maintained for the benefit of the Administrative Agent and the ratable benefit of the Lenders and the Issuing Bank at such place as shall be designated by the Administrative Agent, an amount equal to the amount of the Letter of Credit Liabilities.

                    11.3.2. Security Interest. The Borrower and the Guarantors hereby pledge and assign to the Administrative Agent, for its benefit and the ratable benefit of the Lenders and the Issuing Bank, and grant to the Administrative Agent for its benefit and the ratable benefit of the Lenders and the Issuing Bank, a lien on and a security interest in the Collateral Account, all cash deposited therein, all notes, certificates and instruments, if any, from time to time representing or evidencing the Collateral Account and all interest and other earnings thereon, additions thereto, substitutions therefor and proceeds



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thereof. The lien and security interest granted hereby secures the payment of all of the Obligations.

                    11.3.3. Application of Proceeds. The Borrower and the Guarantors hereby authorize the Administrative Agent to apply, from time to time after funds are deposited in the Collateral Account, funds then held in the Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by the Borrower to the Lenders in respect of the Letter of Credit Liabilities and thereafter to the satisfaction of the other Obligations.

                    11.3.4. Investments. Neither the Borrowers, nor the Guarantors, nor any Person claiming or acting on behalf of or through the Borrowers or the Guarantors shall have any right to withdraw any of the funds held in the Collateral Account, except as provided in Section 11.3.8; provided, however, that with the consent of the Administrative Agent, and to the extent that there is an amount in excess of $100,000 in the Collateral Account at the end of any Business Day after taking into account applications of funds, if any, from the Collateral Account made pursuant to Section 11.3.8, the Administrative Agent may, at the written request of the Borrower, from time to time invest amounts on deposit in the Collateral Account in Cash Equivalents; provided, further that in order to provide the Administrative Agent with a perfected security interest therein, each investment in Cash Equivalents shall be evidenced by negotiable certificates or instruments of which the Administrative Agent shall take physical possession. If the Borrower or any Guarantor shall have the right to have any amounts on deposit in the Collateral Account invested by the Administrative Agent, but shall have failed to request the Administrative Agent to invest such amounts, the Administrative Agent will endeavor to invest such amounts in such Cash Equivalents as the Administrative Agent shall select; provided, however, that in order to provide the Administrative Agent with a perfected security interest therein, each such investment in Cash Equivalents shall be evidenced by negotiable certificates or instruments of which the Administrative Agent shall take physical possession. Any interest or other proceeds received by the Administrative Agent in respect of Cash Equivalents that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in cash in the Collateral Account under the sole dominion and control of the Administrative Agent and shall be applied as provided in
Section 11.3.3.

                    11.3.5. Further Liens. The Borrower and the Guarantors agree that they will not sell or otherwise dispose of any interest in the Collateral Account or the funds on deposit therein or create or permit to exist any Lien on or with respect



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to the Collateral Account or the funds on deposit therein except for the security interest created by this Section 11.3.

                    11.3.6.  Remedies.

                    (a) Requisite Lenders may, without notice to the Borrower or any Guarantor except as required by law and at any time and from time to time, direct any Lender to charge, set-off and otherwise apply all or any part of first, the Letter of Credit Liabilities and second, the other Obligations, against the Collateral Account, or any part thereof, in such order as the Administrative Agent shall elect. The Administrative Agent agrees to notify promptly the Borrower or such Guarantor after any such set-off and application made by any Lender, at the direction of Requisite Lenders, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 11.3.6 are in addition to other rights and remedies (including other rights of set-off) which any Lender may have.

                    (b) The Administrative Agent may exercise, in respect of the Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC, and the Administrative Agent may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any office of the Administrative Agent or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Borrower and the Guarantors agree that to the extent notice of sale shall be required by law, at least ten (10) days' notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice. The Administrative Agent shall not be obligated to make any sale of the Collateral or any part thereof, regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                    (c) Any cash or other property held in the Collateral Account, and all proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral Account may, in the discretion of the Administrative Agent, then or at any time thereafter be applied (after payment of any amounts payable pursuant to this Section 11.3) in whole or




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         in part by the Administrative Agent for the ratable benefit of the
         Lenders against all or any part of the Obligations in such order as the Administrative Agent may elect.

                    11.3.7. Preservation of the Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral Account if the Collateral Account is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility or liability (a) for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Cash Equivalents, regardless of whether the Administrative Agent has or is deemed to have knowledge of such matters, (b) for taking any necessary steps to preserve rights against any parties with respect to the Collateral Account, (c) for the collection of any proceeds from Cash Equivalents, (d) by reason of any invalidity, lack of value or uncollectability of any of the payments received by the Administrative Agent from obligors with respect to Cash Equivalents, (e) for any loss resulting from investments made in compliance with
Section 11.3.4, except to the extent such loss was attributable to the Administrative Agent's gross negligence or willful misconduct in complying with
Section 11.3.4, as determined by a final judgment of a court of competent jurisdiction, or (f) in connection with any investments made in compliance with
Section 11.3.4 without a written request from the Borrower or any Guarantor, or any failure by the Administrative Agent to make any such investment.

                    11.3.8. Surplus Funds. Any surplus funds held in the Collateral Account and remaining after the Obligations are fully satisfied shall be paid to the Borrower or such other Person(s) as may be lawfully entitled to receive such surplus.

                                   ARTICLE 12

                            THE ADMINISTRATIVE AGENT

         12.1. Appointment. Each Lender hereby (a) irrevocably appoints NationsBank as the Administrative Agent for such Lender and the other Lenders under this Agreement, the Notes and the other Loan Documents, and (b) irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the Notes and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, the Notes and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall, among other things, take such actions as the Administrative Agent is authorized to



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take pursuant to this Agreement, the Notes and the other Loan Documents. As to any matters not expressly provided for in this Agreement, the Administrative Agent may, but shall not be required to, exercise any discretion or take any action; however, the Administrative Agent shall be required to act or to refrain from acting upon the written instructions of Requisite Lenders if the Administrative Agent shall be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of so acting or refraining from acting. Notwithstanding anything to the contrary herein, the Administrative Agent shall have no duties, responsibilities or fiduciary relationships with any Lender except those expressly set forth in this Agreement, the Notes and the other Loan Documents, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the Notes or the other Loan Documents or otherwise exist against the Administrative Agent.

         12.2. Delegation of Duties. The Administrative Agent may exercise any of its powers or execute any of its duties under this Agreement, the Notes and the other Loan Documents by or through one or more agents or attorneys-in-fact and shall be entitled to obtain, and to rely on, advice of counsel concerning all matters pertaining to such rights and duties. The Administrative Agent may utilize the services of such agents and attorneys-in-fact as the Administrative Agent reasonably determines, and all reasonable fees and expenses of such agents and attorneys-in-fact shall be paid by the Borrower on demand. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent in good faith.

         12.3.  Limitation of Liability.  Neither the Administrative
Agent nor its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any waiver, consent or approval given or any action taken or omitted to be taken by it or by such Person under or in connection with this Agreement, the Notes or the other Loan Documents, if authorized or permitted hereunder, except for its or such Person's own gross negligence or willful misconduct, or (b) responsible for the consequences of any oversight or error in judgment by it or such Person whatsoever, except for its or such Person's own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for (i) the execution, validity, genuineness, effectiveness, sufficiency, enforceability, perfection or priority of this Agreement, the Notes or the other Loan Documents,
(ii) the collectability of any amounts owing under this Agreement, the Notes or the other Loan Documents, (iii) the value, sufficiency, enforceability, perfection or collectability of any Collateral, (iv) the failure by the Borrower, any Guarantor or any of their respective Subsidiaries to perform its obligations under this Agreement, the



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Notes or the other Loan Documents or to observe any conditions hereof or thereof, (v) the truth, accuracy and completeness of the recitals, statements, representations or warranties made by the Borrower, any Guarantor or any of their respective Subsidiaries or any officer or agent thereof contained in this Agreement, the Notes or the other Loan Documents, or in any certificate, report, statement, document or other writing referred to or provided for in, or received by the Administrative Agent in connection with, this Agreement, the Notes or the other Loan Documents believed by the Administrative Agent to be genuine and correct and to have been signed, sent or made by the proper Person or Persons.

         12.4. Reliance by the Administrative Agent. The Administrative Agent shall not have any obligation (a) to ascertain or to inquire as to the observance or performance of any of the conditions, covenants or agreements in this Agreement, the Notes or the other Loan Documents or in any document, instrument or agreement at any time constituting, or intended to constitute, Collateral, (b) to ascertain or inquire as to whether any notice, consent, waiver or request delivered to it shall have been duly authorized or is genuine, accurate and complete or (c) to inspect the properties, books or records of the Borrower, any Guarantor or any of their respective Subsidiaries. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying (i) upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document, instrument or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and (ii) upon advice and statements of legal counsel (including counsel to the Borrower or the Guarantors), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of the assignment, negotiation or transfer thereof, in accordance with the provisions of this Agreement, shall have been delivered to the Administrative Agent identifying the name of the subsequent payee or holder thereof. The Administrative Agent shall be entitled to fail or refuse, and shall be fully protected in failing or refusing, to take any action required or permitted by it under this Agreement, the Notes or the other Loan Documents unless (A) it first shall receive such advice or concurrence of Requisite Lenders as it deems appropriate, or (B) it first shall be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. In all cases the Administrative Agent shall be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or the other Loan Documents in accordance with a request of Requisite Lenders, and such request and any action taken or failure to act




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pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         12.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, the Borrower or any Guarantor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default." If the Administrative Agent receives such a notice, the Administrative Agent shall give telephonic and written notice thereof to the Lenders as soon as is practicable. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Requisite Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it deems advisable in the best interests of the Lenders.

         12.6. Non-Reliance on the Administrative Agent by the Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to such Lender. The Administrative Agent shall have no obligation, responsibility or liability to any of the Lenders regarding the creditworthiness or financial condition of the Borrower, any of the Guarantors or any of their respective Subsidiaries or for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Loan Document. No act by the Administrative Agent hereinafter taken, including any review of the Borrower, the Guarantors and their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, it has made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and their respective Subsidiaries and has made its own decision to enter into this Agreement and to make its Loans and otherwise participate in the transactions hereunder. Each Lender also represents that, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it deems appropriate at the time, it shall continue to make its own credit analysis, appraisals and




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decisions in taking or not taking action under this Agreement, the Notes and the other Loan Documents and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and their respective Subsidiaries. The Administrative Agent shall not be required to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower or the Guarantors or the existence or possible existence of any Default or Event of Default. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no obligation or liability to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, the Guarantors or their respective Subsidiaries that may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

         12.7. Indemnification. Each of the Lenders shall indemnify, defend and hold harmless the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages, from and against any and all claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, recoveries, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including interest, penalties and reasonable attorneys' and paralegals' fees and costs and amounts paid in settlement of any of the foregoing, whether direct, indirect, consequential or incidental, that at any time (including at any time following the satisfaction of the Obligations) may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to, resulting from or arising out of this Agreement, the Notes or the other Loan Documents, the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such claims, demands, lawsuits, costs, expenses, fees, liabilities, obligations, losses, damages, actions, remedies, judgments, suits, costs, expenses or disbursements to the extent such result arose solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section
12.7 shall survive the repayment of the Loans and the satisfaction of the other Obligations and shall be in addition to and not in lieu of any other indemnification agreements set forth in the Loan Documents.




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         12.8. Payments. If in the opinion of the Administrative Agent, the distribution of any amount received by the Administrative Agent in such capacity under this Agreement, the Notes or the other Loan Documents might involve it in liability, the Administrative Agent may refrain from making the distribution thereof until the Administrative Agent's right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received from and distributed by the Administrative Agent in such capacity as Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made either (a) shall repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid, or (b) shall repay the same in such manner and to such Persons as shall be determined by such court.

         12.9. Administrative Agent in Its Individual Capacity. The Administrative Agent in its individual capacity, and its Affiliates, may make loans and other financial accommodations to, accept deposits from and generally engage in any kind of business with the Borrower or any of the Guarantors and their respective Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder. With respect to Loans made or renewed by it, any Notes issued to it and its participation in the Letter of Credit Liabilities, the Administrative Agent in its individual capacity shall have the same benefits, rights, powers and privileges under this Agreement, the Notes and the other Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender", "Lenders" and "Requisite Lenders" shall include the Administrative Agent in its individual capacity.

         12.10. Successor Administrative Agent. The Administrative Agent may resign as such upon thirty (30) days' prior written notice to the Lenders. If the Administrative Agent shall resign as such under this Agreement, then Requisite Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be reasonably acceptable to the Borrower; provided, however, that acceptability to the Borrower shall not be required if a Default or Event of Default has occurred and is continuing. Upon acceptance of its appointment as successor agent, (a) such successor agent shall succeed to the rights, powers, privileges and duties of the Administrative Agent, (b) the retiring Administrative Agent shall be discharged of all its obligations and liabilities in such capacity under this Agreement, the Notes and the other Loan Documents, (c) the term "Administrative Agent" shall mean such successor agent effective upon its appointment and (d) the retiring Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such retiring Administrative Agent or any of the parties to this Agreement or any holders of



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the Notes. After any retiring Administrative Agent's resignation hereunder as
Administrative Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                   ARTICLE 13

                         ASSIGNMENTS AND PARTICIPATIONS

         13.1. Successors and Assigns. This Agreement, the Notes and the other Loan Documents shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lenders, the Issuing Bank and their respective successors and assigns, except as otherwise provided herein or therein. Neither the Borrower nor the Guarantors may assign, transfer, hypothecate or otherwise convey their respective rights, benefits, obligations or duties hereunder or thereunder without the prior express written consent of the Lenders. Any purported assignment, transfer, hypothecation or other conveyance by the Borrower or the Guarantors without the prior express written consent of all the Lenders shall be void. Neither the Administrative Agent nor any of the Lenders may sell, assign, transfer, grant a participation in or otherwise dispose of all or any portion of its interest in this Agreement, the Notes or the other Loan Documents except as expressly provided herein.

         13.2.  Assignments.

                    13.2.1. Assignments. With prior notice to the Borrower, each Lender may assign (other than the sale of a participation) up to one hundred percent (100%) of its right, title and interest under this Agreement, the Notes, the Letters of Credit and the other Loan Documents (including all or a portion of its Commitments and the same portion of the Loans at the time owing to it) to one or more banks or other financial institutions reasonably satisfactory to the Administrative Agent and the Issuing Bank; provided, however, that (a) each such assignment shall be of a constant, and not a varying, percentage of all such Lender's right, title and interest hereunder and thereunder, (b) such share equals no less than $5,000,000 in the case of any one assignee, (c) any assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and (d) a Lender may not assign any interest without the prior approval of the Administrative Agent, the Issuing Bank and the Borrower, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any Lender may assign, as collateral or otherwise, any of its rights (including such Lender's rights to payments of principal and/or interest on the Notes) under this Agreement to any Federal Reserve Bank without



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notice to or consent of the Administrative Agent, the Issuing Bank or the
Borrower.

                    13.2.2. Effect of Assignments. Upon the sale, assignment, transfer or other disposition (other than the sale of a participation) of any of a Lender's right, title and interest under this Agreement, the Notes, the Letters of Credit and the other Loan Documents to any assignee in accordance with this Section 13.2, then upon the execution, delivery and acceptance of the Assignment and Acceptance, from and after the effective date specified therein,
(a) the transferor Lender no longer shall have the rights, benefits and obligations under this Agreement, the Notes, the Letters of Credit or the other Loan Documents to the extent of the interest transferred (except for such rights, benefits and obligations that such Lender would retain under or with respect to this Agreement, the Notes, the Letters of Credit or the other Loan Documents upon payment in full of the Obligations), and (b) the assignee shall become a Lender, shall succeed to the rights and benefits and assume the obligations of such transferor Lender hereunder and thereunder to the extent of the interest transferred.

                    13.2.3. Actions by the Borrower. The Borrower hereby agrees that it shall execute and deliver, at the request of the Administrative Agent
(a) one or more substitute Notes to the order of such Lenders to evidence the portions of the Loans retained and sold and (b) any amendment to any Loan Document to effectuate the provisions of this Section 13.2.

         13.3. Participations. Subject to the provisions of this Section 13.3, each Lender shall have the right at any time to sell undivided participating interests in all or any part of its Commitments, the Loans and the Letters of Credit to one or more banks or other financial institutions; provided, however, that (a) such sale or transfer shall not relieve such Lender of any obligation or liability hereunder, (b) such Lender shall make and receive all payments for the account of its participants and shall retain exclusively, and shall continue to exercise exclusively, all rights of approval and administration available hereunder with respect to such Lender's Commitments, the Loans and the Letters of Credit, even after giving effect to the sale of any such participation (although such Lender may at its option agree with its participants that it will not consent to any matter described in clauses (a) through (f) of Section 14.3.4 without their concurrence), and (c) such Lender shall make such arrangements with its participants as may be necessary to accomplish the foregoing. No such participant shall be a Lender for any purpose of this Agreement, other than for purposes of Section 14.13, without the consent of the Administrative Agent and the Issuing Bank.




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         13.4. Disclosure. In connection with any assignments, participations or offers therefor pursuant to this Article 13, each Lender may disclose to any assignee or participant or prospective assignee or participant such information pertaining to the Borrower, the Guarantors or any of their respective Subsidiaries as such Lender may deem appropriate or such assignee or participant or prospective assignee or participant may request; provided, however, that prior to any such disclosure such assignee or participant or prospective assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower or its Subsidiaries received by it on the same basis as provided in this Section 13.4.

         13.5. Assignments and Participations as Units. No Lender shall assign or sell any participation in its Commitments, the Loans or the Letters of Credit, except in the form of units consisting of pro rata interests in its Commitments, the Loans and the Letters of Credit.


                                   ARTICLE 14

                               GENERAL PROVISIONS

         14.1. Notices. Any notice, request, demand or other communication required or permitted under this Agreement, the Notes or the other Loan Documents shall be in writing and shall be deemed to be properly given (a) when received, if personally delivered or sent by overnight courier with appropriate confirmation of delivery, (b) two (2) Business Days after deposit in the mail, if mailed by United States first class, certified or registered mail, postage prepaid, (c) one (1) Business Day after deposit with a public telegraph company for transmittal, charges prepaid, or (d) when received, if given by telecopy, with appropriate confirmation, each to the appropriate address set forth below or to such other address that any such party or the Administrative Agent may designate by written notice to other parties.


         If to the Borrower:

                    America Service Group Inc.
                    Suite 300
                    105 Westpark Drive
                    Brentwood, Tennessee  37027
                    Attn:  Treasurer
                    Telecopy No. 615/376-9862





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                    with a copy to:

                    America Service Group Inc.
                    Suite 300
                    105 Westpark Drive
                    Brentwood, Tennessee  37027
                    Attn:  General Counsel
                    Telecopy No. 615/376-9862


         If to any of the Guarantors:

                    c/o America Service Group Inc.
                    Suite 300
                    105 Westpark Drive
                    Brentwood, Tennessee  37027
                    Attn:  Treasurer
                    Telecopy No. 615/376-9862

                    with a copy to:

                    America Service Group Inc.
                    Suite 300
                    105 Westpark Drive
                    Brentwood, Tennessee  37027
                    Attn:  General Counsel
                    Telecopy No. 615/376-9862


         If to any of the Lenders:

                    Their respective addresses as set forth with their signatures on this Agreement.

         If to NationsBank as Administrative Agent:

                    NationsBank of Tennessee, N.A.
                    One NationsBank Plaza
                    Nashville, Tennessee  37239-1697
                    Attn:  Anne F. Jenkins
                    Telecopy No. 615/749-4951

         If to NationsBank as Issuing Bank:

                    NationsBank of Tennessee, N.A.
                    One NationsBank Plaza
                    Nashville, Tennessee  37239-1697
                    Attn:  Anne F. Jenkins
                    Telecopy No. 615/749-4951




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

         14.2. Entire Agreement. The execution and delivery of this Agreement and the other Loan Documents supersede all the negotiations or stipulations concerning the matters that preceded or accompanied the execution and delivery hereof and thereof (other than with respect to fees payable pursuant to separate agreements among the Borrower, the Administrative Agent and the Issuing Bank). This Agreement, the Notes and the other Loan Documents also are intended, by the parties hereto and thereto, as a complete and exclusive statement of the terms and conditions hereof and thereof.

         14.3.  Amendments, Waivers and Consents.

                    14.3.1. Amendments. Except as otherwise set forth in this Agreement, the provisions of (a) this Agreement may not be modified, amended, restated or supplemented, except by a written instrument duly executed and delivered on behalf of the Borrower, the Guarantors and Requisite Lenders, and
(b) the Notes and all Loan Documents other than this Agreement may not be modified, amended, restated or supplemented, except by a written instrument duly executed and delivered on behalf of the Borrower and any of the Guarantors, to the extent that the Borrower or any such Guarantor is a signatory party to such Note or such Loan Document, and on behalf of the Administrative Agent, with the written consent of Requisite Lenders. Notwithstanding anything to the contrary herein, the Administrative Agent and Requisite Lenders may modify, amend, restate, supplement or waive any provision of Article 12 without the consent of the Borrower or any Guarantor; provided, however, that the requirement of
Section 12.10 that a successor agent be reasonably acceptable to the Borrower may not be modified without the written consent of the Borrower.

                    14.3.2. Waivers and Consents. Except as otherwise set forth in this Agreement, any waiver of the terms and conditions of this Agreement, the Notes or the other Loan Documents, or any waiver of any Default or Event of Default and its consequences hereunder or thereunder, and any consent or approval required or permitted by this Agreement, the Notes or the other Loan Documents to be given by the Lenders, may be made or given with, but only with, the written consent of Requisite Lenders on such terms and conditions as specified in the written instrument granting such waiver, consent or approval. A waiver, to be effective, must be in writing and signed by the party making the waiver.

                    14.3.3. Effect of Waivers. In the case of any waiver, the Borrower, the Guarantors, the Lenders and the Administrative Agent shall be restored to their former positions and rights under this Agreement, the Notes and the other Loan Documents to the extent of such waiver, and any Default or Event




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

of Default waived shall be deemed to be cured and not continued; provided, however, that no waiver shall constitute the waiver of any subsequent or other Default or Event of Default or impair any right consequent thereon. No failure or delay on the part of the Administrative Agent or any Lender to exercise or enforce any right or remedy under or in connection with this Agreement, the Notes or the other Loan Documents, whether by their respective terms, at law, in equity or otherwise, shall operate as a waiver thereof. No single or partial exercise of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

                    14.3.4. Consent of All the Lenders. Without in each instance the prior express written consent of the Administrative
Agent and all the Lenders, no such modification, amendment, restatement, supplement, waiver or consent shall:

                    (a) increase the aggregate Commitments, or increase the Commitment of any Lender without such Lender's approval;

                    (b) reduce the amounts or extend the dates for the payment of any Credit Fees that are payable ratably to all of the Lenders in accordance with their respective Percentages of the Commitments;

                    (c) extend the maturity of the Notes or the date of any scheduled principal payments or mandatory prepayments hereunder or thereunder;

                    (d) reduce the rate or extend the time of payment of interest hereunder or under the Notes;

                    (e) waive the payment of any principal, interest or Credit Fees payable hereunder or under the Notes;

                    (f) extend the termination dates of any of the Commitments or the Maturity Date except as expressly provided for in this Agreement;

                    (g) consent to the assignment or transfer by the Borrower of any of its Obligations under this Agreement, the Notes or the other Loan Documents;

                    (h) release a material portion of the Collateral or release any of the guarantees hereunder, except as expressly provided herein; or

                    (i) amend or modify the definitions of "Percentages" or "Requisite Lenders" contained in this Agreement.

                    14.3.5. Binding Effect. Any such modification, amendment, restatement, supplement, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the




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Borrower, the Guarantors, the Lenders, the Administrative Agent and all future holders of the Notes.

         14.4. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise would be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         14.5. Interpretation. Neither this Agreement, the Notes or the other Loan Documents, nor any uncertainty or ambiguity herein or therein, shall be construed or resolved against the Administrative Agent, the Lenders, the Issuing Bank, the Borrower or the Guarantors whether under any rule of construction or otherwise. This Agreement, the Notes and the other Loan Documents have been reviewed by all the parties hereto and thereto and shall be construed and interpreted according to the ordinary meaning of the words used as to accomplish fairly the purposes and intentions of all such parties.

         14.6. Inconsistencies With Other Documents. In the event there is a conflict or inconsistency between this Agreement, the Notes or the other Loan Documents, the terms of this Agreement shall control; provided, however, that any provision of the Security Documents that imposes additional burdens on the Borrower or any Guarantor or further restricts the rights of the Borrower or any Guarantor or gives the Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

         14.7. Severability. If any portion of this Agreement, the Notes or any of the other Loan Documents shall be judged by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable to the extent that the remaining terms thereof provide for the creation of the Obligations and the consummation of the issuance of the Notes, the grant of collateral security therefor, the guarantee thereof and the payment of principal and interest in respect of the Obligations substantially on the same terms and subject to the same conditions as set forth herein and therein.

         14.8. Governing Law. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of Tennessee, without reference to the conflicts or choice of law principles thereof, except to the extent that the laws of a particular jurisdiction govern the creation, perfection, priority and enforcement of liens on and security interests in the Collateral. Notwithstanding the foregoing, if at any time the laws of the




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United States of America permit any Lender to contract for, take, reserve, charge or receive interest or loan charges in amounts greater than are allowed by the laws of such state (whether such federal laws directly so provide or refer to the law of the state where such Lender is located), then such federal laws shall to such extent govern as to the interest and loan charges that such Lender is allowed to contract for, take, reserve, charge or receive under this Agreement, the Notes and the other Loan Documents. References to laws in this section are to such laws as are now in effect, and, with respect to usury laws, if any, applicable to any Lender and to the extent allowed thereby, to such laws as hereafter may be in effect that allow a higher maximum nonusurious interest rate than such laws now allow.

         14.9. CONSENT TO JURISDICTION. THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DAVIDSON COUNTY, TENNESSEE IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, IN THE MANNER SPECIFIED IN SECTION 14.1. NOTHING IN THIS SECTION 14.9 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER, ANY OF THE GUARANTORS OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

         14.10. WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT, EACH LENDER, THE ISSUING BANK, THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM, COUNTERCLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. The scope of this waiver is intended to be all-encompassing with respect to any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties hereto (a) acknowledges that this waiver is a material inducement for the parties to the Loan Documents to enter into a business relationship, that the parties to the Loan Documents have already relied on this waiver




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

in entering into same and the transactions that are the subject thereof, and that they will continue to rely on this waiver in their related future dealings, and (b) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, modifications, supplements, extensions, renewals and/or replacements of this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         14.11. Cumulative Remedies. All rights and remedies provided in or contemplated by this Agreement, the Notes and the other Loan Documents are cumulative and not exclusive of any right or remedy otherwise provide herein, therein, at law or in equity.

         14.12. Expenses of Administration and Enforcement. The Borrower shall pay on demand all reasonable expenses of the Administrative Agent in connection with this Agreement, the Notes and the other Loan Documents, and the preparation of any modifications, amendments, restatements, supplements or waivers, including all attorneys' and paralegals' fees and expenses, all fees and expenses for title, lien and other public records searches, filing and recordation fees and taxes, duplicating expenses, corporation search fees, appraisal fees, escrow agent fees and expenses, and all other customary expenses. If there shall occur a Default or Event of Default, all reasonable out-of-pocket expenses incurred by the Lenders and the Administrative Agent (including administrative expenses of the Administrative Agent and the Lenders and fees and disbursements of in-house and outside counsel) in connection with such Default or Event of Default and collection and other enforcement proceedings (including bankruptcy proceedings) resulting therefrom shall be paid by the Borrower, regardless of whether suit is actually commenced to obtain any relief provided hereunder. The Borrower shall indemnify, defend and hold harmless the Administrative Agent, each of the Lenders and the Issuing Bank from and against any and all documentary or filing taxes, assessments or charges by any Governmental Authority by reason of the execution and delivery of this Agreement, the Notes and the other Loan Documents and the consummation of the transactions that are the subject thereof.

         14.13. Indemnification. The Borrower and each of the Guarantors, jointly and severally, shall indemnify, defend and hold harmless the Administrative Agent, the Lenders and the Issuing Bank (to the fullest extent permitted by law) from and against any and all claims, demands, lawsuits, costs, expenses, fees, obligations, liabilities, losses, damages, recoveries and




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deficiencies, including interest, penalties and reasonable attorneys' and paralegals' fees and costs and amounts paid in settlement of any of the foregoing, whether direct, indirect, consequential or incidental, that the Administrative Agent, the Lenders or the Issuing Bank may incur or suffer or that may arise out of, result from or relate to (a) this Agreement, the Notes, the Letters of Credit or the other Loan Documents or the transactions contemplated hereby or thereby (excluding actions arising out of the Administrative Agent's, the Lenders' or the Issuing Bank's own gross negligence or willful misconduct and actions arising out of claims made by the Administrative Agent, any Lender or the Issuing Bank against any of the others), or (b) any action under this Agreement, the Notes, the Letters of Credit or the other Loan Documents or the transactions contemplated hereby or thereby (excluding actions arising out of the Administrative Agent's, the Lenders' or the Issuing Bank's own gross negligence or willful misconduct and actions arising out of claims made by the Administrative Agent, any Lender or the Issuing Bank against any of the others). In no event shall the Administrative Agent, any Lender or the Issuing Bank be liable to the Borrower or any of the Guarantors for any matter or thing in connection with this Agreement, the Notes, the Letters of Credit or the other Loan Documents other than to account for monies actually received by them in accordance with the terms hereof. This
Section 14.13 shall survive termination of this Agreement.

         14.14. Adjustment. If any Lender (a "benefitted Lender") at any time shall receive any payment of all or part of its Loans or its participation in the Letter of Credit Liabilities or the interest thereon or receive any collateral therefor, whether voluntarily or involuntarily, by set-off or otherwise, in a greater portion of any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans or its participation in the Letter of Credit Liabilities or the interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each Lender's Loan and participation in the Letter of Credit Obligations, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits thereafter is recovered from such benefitted Lender or set aside, such purchase shall be rescinded and the purchase price and benefit returned to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lenders' Loan and participation in the Letter of Credit Obligations may exercise all rights of payment (including rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.



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         14.15. Setoff. In addition to any rights and remedies of the Lenders provided by law, the Lenders each shall have a security interest in any and all deposits of the Borrower and the Guarantors (general or special, time or demand, provisional or final) at any time held by any Lender or any Affiliate thereof, which security interest shall secure the Obligations. Upon the occurrence and during the continuance of any Event of Default, with the consent of the Administrative Agent without prior notice to the Borrower or the Guarantors, any notice being specifically waived by the Borrower and the Guarantors to the fullest extent permitted by applicable law, each Lender may set off and apply against any indebtedness, whether matured or unmatured, of the Borrower or any Guarantor to the Lenders, any amount owing from any Lender or any Affiliate thereof to the Borrower or any Guarantor at, or at any time after, the occurrence of an Event of Default (and each Affiliate of any Lender is irrevocably authorized to permit such setoff and application), and the aforesaid right of setoff may be exercised by any Lender against the Borrower or the Guarantors or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment, or attachment creditor of the Borrower or any Guarantor, or against anyone else claiming through or against the Borrower or any such Guarantor or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or other attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by any Lender prior to the making, filing or issuance, or service upon any Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender promptly shall notify the Borrower or the Guarantors and the Administrative Agent after any such setoff and application made by any Lender; provided, however, that failure to give such notice shall not affect the validity of such setoff and application.

         14.16. Other Accommodations to the Borrower and the Guarantors; No Rights By Virtue of Cross-Collateralization.

                    (a) Each Lender (including the Administrative Agent) may, without notice to or consent by any other Lender, make or participate in loans, extensions of credit or other financial accommodations to or for the benefit of the Borrower and/or any of its Subsidiaries on any terms that it deems desirable, and engage in other business transactions, in the same manner as if this Agreement were not in existence, all without limiting, waiving or otherwise impairing any rights of such Lender or any other Lender under this Agreement. Without limiting the generality of the foregoing, the Lenders acknowledge and agree that so long as a Lender acts in good faith and the other Lenders'



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         interests in the Obligations and the Collateral are not impaired thereby, (i) such Lender may be preferred or secured in any manner that it deems advisable with respect to such other loans, extensions of credit, financial accommodations and transactions, (ii) such Lender shall be under no obligation to collect or attempt to collect any payments in respect of the Obligations in preference to the collection or enforcement of any other borrowings or obligations of the Borrower and/or its Subsidiaries to such Lender, and (iii) any amounts collected by such Lender from the Borrower and/or its Subsidiaries that are not expressly designated (or reasonably determinable to be intended) as being in payment of the Obligations may be applied to any of the obligations of such Person to such Lender in any manner deemed appropriate by such Lender.

                    (b) The Lenders acknowledge and agree that the Collateral constitutes all of the collateral security for the Obligations and that, as among themselves, no Lender shall have any interest in (i) any property or interests of the Borrower or any of its Subsidiaries, other than the Collateral, that now or hereafter secures loans, extensions of credit, other financial accommodations and other transactions (excluding the Obligations), of the Borrower or any of its Subsidiaries with any other Lender, whether entered into directly or acquired by such Lender, (ii) any property of the Borrower or any of its Subsidiaries, other than the Collateral, now or hereafter in the possession or control of any other Lender, (iii) any deposit, not constituting Collateral, now or hereafter held by any other Lender, or
         (iv) any other indebtedness now or hereafter owing to any other Lender; any of which may be or become security for or otherwise available for payment or performance of the Obligations by reason of any cross-collateralization or any general description of secured indebtedness(es) and/or obligation(s) contained in any mortgage, security agreement or other security instrument or agreement held by any Lender, or by reason of the right of setoff, counterclaim or otherwise. Notwithstanding the foregoing, if any such property, deposit or indebtedness, or any proceeds thereof, in the discretion of the Lender holding same, is applied to the reduction of the Obligations, then all of the Lenders shall be entitled to their respective Percentages of such application in the manner provided in Sections 3.3 and 14.14.

         14.17. Survival of Representations and Warranties. All representations and warranties of the Borrower and the Guarantors set forth in this Agreement, the Notes and the other Loan Documents and in any other certificate, opinion or other statement provided at any time by or on behalf of the Borrower and the Guarantors in connection herewith shall survive the




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execution of the delivery of this Agreement, the Notes and the other Loan
Documents, the purchase and sale of the Notes hereunder and the payment or other satisfaction of the Obligations.

         14.18. Relationship of the Parties. None of the Administrative Agent, the Lenders or the Issuing Bank shall be deemed partners or joint venturers with the Borrower or the Guarantors or any Affiliate thereof in making this Agreement or by any action taken hereunder. The Borrower and the Guarantors, jointly and severally, shall indemnify, defend and hold harmless the Lenders and the Administrative Agent from and against any and all claims, demands, lawsuits, costs, expenses, fees, obligations, liabilities, losses, damages, recoveries and deficiencies, including interest, penalties and reasonable attorneys' fees and costs, whether direct, indirect, consequential or incidental, that the Lenders or the Administrative Agent may incur or suffer or that may arise out of, result from or relate to such a construction of the parties and their relationship. This Section 14.18 shall survive termination of this Agreement.

         14.19. Destruction of Records. Any documents, schedules, invoices or other papers delivered to the Administrative Agent, the Lenders or the Issuing Bank at their option may be destroyed or otherwise disposed of by them six (6) months after they are delivered to or received by them, unless the Borrower or any Guarantor requests, in writing, the return of such documents, schedules, invoices or other papers and makes reasonably acceptable arrangements, at the Borrower's or such Guarantor's expense, for their return.

         14.20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. This Agreement shall become effective when (a) the Administrative Agent shall have received counterparts executed by the Borrower, the Guarantors, the Administrative Agent, the Lenders and the Issuing Bank, or (b) in the case of any Lender, the Administrative Agent shall have received telecopied notice from such Lender that it has executed a counterpart thereof and forwarded the same to the Administrative Agent by first class, registered or certified mail as set forth in Section 14.1. A set of the copies of this Agreement or counterparts signed by all of the parties shall be lodged with the Borrower, on behalf of itself and the Guarantors, and the Administrative Agent.

         14.21. Interest and Loan Charges Not to Exceed Maximum Amounts Allowed by Law. It is the intention of the Borrower and the Lenders to conform strictly to all laws applicable to the Lenders that govern or limit the interest and loan charges that may be charged in respect of the Obligations. Anything in this


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

Agreement, the Notes or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loans or the Letters of Credit, acceleration of the maturity of the unpaid balance of any of the Obligations or otherwise, shall the interest and loan charges agreed to be paid to any of the Lenders for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible by such Lender pursuant to applicable law. If for any reason whatsoever the interest or loan charges paid or contracted to be paid by the Borrower to any of the Lenders in respect of the Obligations shall exceed the maximum amounts collectible under the law applicable to such Lender, then, in that event, and notwithstanding anything to the contrary in this Agreement, the Notes or any other Loan Document: (a) the aggregate of all consideration that constitutes interest or loan charges under the law applicable to such Lender that is contracted for, taken, reserved, charged or received under this Agreement, the Notes or any other Loan Document or otherwise in connection with the Obligations under no circumstances shall exceed the maximum amounts allowed by such applicable law, and any excess shall be credited by such Lender on the principal amount of the Obligations (or, to the extent the principal amount outstanding under this Agreement, the Notes and the other Loan Documents has been or thereby would be paid in full, refunded to the Borrower); and (b) in the event that the maturity of any or all of the Obligations is accelerated by reason of an election of the Lenders resulting from any Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest or loan charges under the law applicable to any Lender may never include more than the maximum amounts allowed by the law applicable to such Lender, and any excess interest or loan charges provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent the principal amount of the Obligations has been or thereby would be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest and loan charges on account of the Obligations will not exceed any applicable legal limitation. The right to accelerate the maturity of the Obligations does not include the right to accelerate the maturity of any interest or loan charges not otherwise accrued on the date of such acceleration, and the Lenders do not intend to charge or collect any unearned interest or loan charges in the event of any such acceleration.




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

         14.22. Final Agreement. This written agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.



                                    BORROWER:


                                    AMERICA SERVICE GROUP INC.
                                    a Delaware corporation


                                    By:_____________________________________
                                             Name:  ____________________________
                                             Title:  ___________________________



                                    GUARANTORS:


                                    PRISON HEALTH SERVICES, INC.
                                    a Delaware corporation


                                    By:_____________________________________
                                             Name:  ____________________________
                                             Title:  ___________________________


                                    UNISOURCE, INC.
                                    a Delaware corporation


                                    By:_____________________________________
                                             Name:  ____________________________
                                             Title:  ___________________________




                        [LENDERS' SIGNATURE PAGES FOLLOW]




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






                           [Lender's Signature Page to
                     $20,000,000 America Service Group Inc.
                      Credit Agreement dated May 30, 1997]



                                  NATIONSBANK OF TENNESSEE, N.A., as a
                                  Lender and as Administrative Agent and
                                  Issuing Bank


                                  By:_____________________________________
                                           Title:_____________________________


                                  Address:          Second Floor
                                                    One NationsBank Plaza
                                                    Nashville, TN  37239-1697
                                                    Attn: Healthcare Group
                                                    Telecopy No. 615/749-4951



                                  Initial Commitment:  $ 20,000,000


                                  Percentage:  100.0%

                             SCHEDULES AND EXHIBITS


                                    SCHEDULES


Schedule 1.1              Certain Deferred Liabilities Included in
                                  Capitalization

Schedule 7.1              Borrower, Guarantors and Subsidiaries  -
                                  Capitalization and Jurisdictions of
                                  Incorporation and Foreign Qualification

Schedule 7.3              Post-Closing Consents

Schedule 7.6              Pending Litigation

Schedule 7.17A            Indebtedness

Schedule 7.17B            Contingent Obligations

Schedule 7.18A            Business Locations

Schedule 7.18B            Trade Names

Schedule 7.23             Service Contracts

Schedule 7.26             Employment Agreements and Executive
                                  Compensation Arrangements

Schedule 7.27             Environmental Matters

Schedule 7.28             Material Contracts

Schedule 7.30             Operating Leases

Schedule 8.19             Post-Closing Matters

Schedule 9.2              Existing Liens

Schedule 9.4              Existing Investments


                                            EXHIBITS


Exhibit 1.1               Form of Supplement to Credit Agreement

Exhibit 2.1.2             Form of Commitment Period Extension Request

Exhibit 2.2.4             Form of Notice of Borrowing




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



Exhibit 2.3.2             Form of Letter of Credit Request

Exhibit 2.7.2             Form of Notice of Conversion/Continuation

Exhibit 2.8               Form of Note

Exhibit 4.1A              Form of Security Agreement

Exhibit 4.1B              Form of Pledge Agreement

Exhibit 4.1C              Form of Assignment and Security Agreement

Exhibit 6.1.1A            Form of Opinion of Counsel to the Borrower and
                                  the Guarantors

Exhibit 6.1.1B            Form of Solvency Certificate of Borrower

Exhibit 6.1.1C            Form of Solvency Certificate of Guarantors

Exhibit 13.2              Form of Assignment and Acceptance


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
                                                                    EXHIBIT 4.1A


                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT (this "Agreement"), dated as of May 30, 1997, is made and entered into by AMERICA SERVICE GROUP INC., a Delaware corporation (the "Borrower"), and all Subsidiaries of the Borrower now or hereafter becoming parties to the Credit Agreement (as hereinafter defined) (such Subsidiaries are sometimes hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors"; such Subsidiaries and the Borrower are sometimes hereinafter referred to individually as a "Debtor" and collectively as the "Debtors"), in favor of NATIONSBANK OF TENNESSEE, N.A., a national banking association ("NationsBank"), as administrative agent (in such capacity, the "Administrative Agent") for itself, the Lenders and the Issuing Bank under the Credit Agreement.


                                    RECITALS:

         A. Pursuant to a Credit Agreement of even date herewith, among the Debtors, the Lenders listed therein, the Administrative Agent and NationsBank, as Issuing Bank (as the same may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, the "Credit Agreement"; except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as so defined), the Lenders will make Loans to the Borrower and purchase participations in Letters of Credit issued for the account of the Borrower, and the Issuing Bank will issue such Letters of Credit, all as more specifically described in the Credit Agreement.

         B. It is a condition precedent to the obligations of the Lenders to make the Loans under the Credit Agreement and to purchase participations in the Letters of Credit and of the Issuing Bank to issue the Letters of Credit under the Credit Agreement that the Debtors execute and deliver this Agreement to the Administrative Agent.

         C. The Debtors desire to execute this Agreement to satisfy the condition described in the preceding paragraph.


                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and in order to insure the Borrower's compliance with and to induce the Lenders to extend credit under the Credit Agreement, and in consideration of the benefits accruing to the Debtors, the receipt and sufficiency of all of which are hereby acknowledged, each Debtor hereby makes the following representations and warranties to the Administrative Agent and hereby covenants and agrees with the Administrative Agent, all for the benefit of the Lenders, the Administrative Agent and the Issuing Bank as provided in the Credit Agreement, as follows:

         SECTION 1. Security for Obligations, Etc. This Agreement is for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders to secure the payment and performance in full when due, whether at stated maturity, by acceleration, mandatory prepayment, declaration or otherwise, of all the Obligations of the Borrower and the Guaranteed Obligations of the Guarantors as described and defined in the Credit Agreement (the Obligations and the Guaranteed Obligations being collectively referred to herein as the "Secured Obligations"), subject, however, to the proviso that the liability of each Guarantor under this Agreement, the Credit Agreement, the Notes and the other Loan Documents shall never exceed its Maximum Guaranty Liability.

         SECTION 2. Definition of Collateral. As used herein, the term "Collateral" shall mean the following property and interests in property of each Debtor and any and all proceeds and products thereof and accessions thereto:

                  (a) Equipment. All equipment of Debtor of every kind and description, whether now in existence or owned or hereafter acquired and wherever located, together with all parts, accessories and attachments and all replacements therefor and additions thereto;

                  (b) Inventory. All of Debtor's inventory, whether held for lease or sale or for furnishing under contracts of service, whether now in existence or owned or hereafter acquired and wherever located;

                  (c) Accounts, Contract Rights, Instruments, Documents and Chattel Paper. All of Debtor's accounts, accounts receivable, contract rights, instruments, documents and chattel paper, whether now in existence or owned or hereafter arising or acquired, entered into or created, and wherever located or deemed located;

                  (d) General Intangibles. All of Debtor's general intangibles, whether now in existence or owned or hereafter arising or acquired, entered into or created, and wherever located or deemed located, including but not limited to (i) copyrights registered with the United States Copyright Office and applications therefor, (ii) patents registered with the United States Patent and Trademark Office and applications therefor, and (iii) trademarks and service marks registered with the United States Patent and Trademark Office or any other office or agency of the United States or any state, and applications therefor, together with any unregistered trademarks and service marks used by Debtor and trade dress including logos, designs, trade names, company names, business names, fictitious names and other business identifiers used by Debtor, together with the goodwill associated with any of the foregoing.

         SECTION 3. Grant of Security Interest. To secure the payment and performance of the Secured Obligations and for the purposes set forth in Section 1, each Debtor hereby pledges, assigns, transfers, hypothecates, sets over and delivers to the Administrative Agent, and grants to the Administrative Agent a security interest in, all such Debtor's right, title and interest in and to the Collateral;

         TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns; subject, however, to the terms, covenants and conditions set forth in this Agreement.

         SECTION 4. Additional Debtors. Simultaneously with the acquisition or creation by any Debtor of any Subsidiary that is not, but is required by the Credit Agreement to be, a Debtor under this Agreement, such Subsidiary shall become a party to this Agreement, shall assign, transfer, convey and set over to the Administrative Agent, and grant to the Administrative Agent, for the benefit of the Lenders and the Issuing Bank, a security interest in all of such Subsidiary's Collateral, and shall become a party to this Agreement for all purposes as if such Subsidiary had executed and delivered this Agreement to the Administrative Agent on the date hereof, all pursuant to a Supplement to Security Agreement to be executed and delivered by such Subsidiary to the Administrative Agent in the form of Exhibit A hereto.

         SECTION 5. General Representations, Warranties and Agreements of Debtors. Each Debtor represents, warrants and agrees as follows:

                  (a) Debtor is the owner of and has the right to grant a security interest in its Collateral, free and clear of any Liens other than Permitted Liens, and Debtor will defend the Administrative Agent's right, title and security interest in and to the Collateral against the claims and demands of all Persons other than those in respect of Permitted Liens. Debtor will have like title to and right to grant a security interest in any other property at any time hereafter constituting Collateral and likewise will defend the right thereto and security interest therein of the Administrative Agent.

                  (b) Annex I accurately sets forth the locations of (i) Debtor's chief executive office, (ii) all other places of business of Debtor, (iii) all of Debtor's tangible Collateral, and
         (iv) all records concerning Debtor's intangible Collateral. Debtor will promptly notify the Administrative Agent, in writing, of (1) any new place or places of business of Debtor, (2) any change in the location of Debtor's chief executive office, and (3) any location or relocation of any Collateral such that the aggregate value of the tangible Collateral of all Debtors located in any one state or the District of Columbia equals or exceeds $250,000.

                  (c) Annex II is a true, correct and complete list of all copyrights, patents, trademarks and service marks, and applications therefor, held by Debtor. Debtor will promptly notify the Administrative Agent, in writing, of any new Collateral consisting of copyrights, patents, trademarks or service marks, and applications therefor, hereafter acquired by Debtor.

                  (d) If at any time any of the Collateral or any proceeds thereof shall be represented by any instruments, chattel paper or documents of title, then all such instruments, chattel paper or documents of title shall be delivered promptly to the Administrative Agent.

                  (e) Debtor will not permit any liens or security interests other than those created by this Agreement and Permitted Liens to attach to any of the Collateral, nor permit any of the Collateral to be levied upon under any legal process, nor permit anything to be done that may impair the security intended to be afforded by this Agreement, nor permit any tangible Collateral to become attached to or commingled with other goods without the prior written consent of the Administrative Agent.

                  (f) Upon the occurrence of an Event of Default, Debtor shall assemble the Collateral and make it available to the Administrative Agent at a place reasonably convenient to the Administrative Agent and Debtor.

         SECTION 6. Special Agreements Regarding Equipment. As to any Collateral consisting of equipment, each Debtor additionally covenants and agrees as follows:

                  (a) Debtor will not permit any of the Collateral to be removed from the location(s) specified herein, except for temporary periods in the normal and customary use thereof, without the prior written consent of the Administrative Agent.

                  (b) If any of the Collateral consists of goods of a type normally used in more than one state (whether or not actually so used), Debtor will contemporaneously herewith furnish the Administrative Agent a list of the states wherein such goods are or will be used, and hereafter will notify the Administrative Agent in writing of any other states in which such goods are so used.

                  (c) Debtor will not allow the Collateral to be attached to any real estate in such manner as to become a fixture or a part of such real estate (other than any real estate on which the Administrative Agent has a first and prior perfected fixture filing).

         SECTION 7. Special Agreements Regarding Inventory and Certain Intangible Collateral. As to Collateral consisting of inventory, accounts or general intangibles, each Debtor additionally covenants and agrees as follows:

                  (a) Prior to the occurrence of an Event of Default, Debtor shall have the right to process and sell Debtor's inventory in the regular course of business. The security interest hereof shall attach to all proceeds of all sales or other dispositions of the Collateral.

                  (b) By its execution of this Agreement, none of the Administrative Agent, any Lender or the Issuing Bank shall be obligated to do or perform any of the acts or things provided in any contracts covered hereby that are to be done or performed by Debtor, but if an Event of Default shall occur, then the Administrative Agent may, at its election, perform some or all of the obligations provided in said contracts to be performed by Debtor, and if the Administrative Agent incurs any liability or expenses by reason thereof, the same shall be payable by Debtor upon demand and be a part of the Secured Obligations until fully paid.

         SECTION 8. Insurance. Each Debtor will at all times keep its Collateral insured against all insurable hazards in compliance with all applicable requirements of the Credit Agreement. All policies of property insurance with respect to Collateral shall contain provisions satisfactory to the Administrative Agent for payment of all losses thereunder to the Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the Issuing Bank as their respective interests may appear. If required by the Administrative Agent, Debtor shall deposit such policies with the Administrative Agent. Any money received by the Administrative Agent under said policies may be applied to the payment of the Secured Obligations, whether or not due and payable, or at the Administrative Agent's option may be delivered by the Administrative Agent to Debtor for the purpose of repairing or restoring the Collateral. Each Debtor hereby assigns to the

Administrative Agent, for the benefit of the Administrative Agent, the Lenders and the Issuing Bank as their respective interests may appear, all right to receive the proceeds of such insurance not exceeding the aggregate amount of the Secured Obligations, directs any insurer to pay all proceeds directly to the Administrative Agent, and appoints the Administrative Agent Debtor's attorney in fact to endorse any draft or check made payable to Debtor in order to collect the benefits of such insurance.

         SECTION 9. Remedies in Case of Event of Default. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to exercise all of its rights, powers and remedies (whether vested in it by this Agreement, the Credit Agreement or the other Loan Documents or by law, including all rights and remedies of a secured party of a debtor in default under the Uniform Commercial Code (the "UCC") in effect in any relevant jurisdiction at that time, for the protection, preservation and enforcement of its rights in respect of the Collateral, and to the extent permitted by applicable law the Administrative Agent shall be entitled, without limitation, to exercise the following rights, which each Debtor hereby agrees to be commercially reasonable:

                  (a) The Administrative Agent shall be entitled to immediate possession of the Collateral.

                  (b) The Administrative Agent shall be entitled to collect and receive all amounts otherwise payable to any Debtor in respect of the Collateral. Without limitation of the foregoing, the Administrative Agent shall have the right to notify the account debtors obligated on any or all of Debtor's accounts to make payment thereof directly to the Administrative Agent.

                  (c) The Administrative Agent shall be entitled at any time or from time to time to sell, transfer and deliver, or grant options to purchase, all or any part of the Collateral or any interest therein, at any public or private sale at the Administrative Agent's offices or elsewhere, without demand for performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof (all of which are hereby expressly and irrevocably waived by the Debtors), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Administrative Agent in its reasonable discretion may determine. Each Debtor agrees that to the extent that notice of sale shall be required by law that at least ten
         (10) days' notice to such Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

         The Administrative Agent shall not be obligated to make any sale of Collateral regardless of whether notice of sale has been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Debtor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, to marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Administrative Agent may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. The Administrative Agent shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall the Administrative Agent or any Lender be under any obligation to take any action whatsoever with regard thereto.

                  (d) The Administrative Agent shall be entitled to settle, adjust, compromise and arrange all accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of the Collateral, in its reasonable discretion.

                  (e) The Administrative Agent shall be entitled, in respect of the Collateral, to execute all such contracts, agreements, assignments, documents and instruments, to bring, defend and abandon all such actions, suits or proceedings, and to take all other actions in relation to all or any part of the Collateral as the Administrative Agent in its reasonable discretion may determine.

                  (f) The Administrative Agent shall be entitled to appoint managers, sub-agents, officers and servants for any of the purposes mentioned in the foregoing provisions of this Section 9 and to dismiss the same, all as the Administrative Agent in its reasonable discretion may determine.

                  (g) The Administrative Agent shall be entitled generally to take all such other action as the Administrative Agent in its reasonable discretion may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this
         Section 9 and that the Administrative Agent may or can do lawfully and to use the name of any Debtor for the purposes aforesaid and in any proceedings arising therefrom.

         SECTION 10. Remedies, Etc. Cumulative. Each right, power and remedy of the Administrative Agent provided for in this

Agreement, the Credit Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or the commencement of the exercise by the Administrative Agent of any one or more of the rights, powers or remedies provided for in this Agreement, the Credit Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by the Administrative Agent of all such other rights, powers or remedies, and no failure or delay on the part of the Administrative Agent to exercise any such right, power or remedy shall operate as a waiver thereof.

         SECTION 11. Application of Proceeds. All moneys collected by the Administrative Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Administrative Agent hereunder shall be applied as follows:

                  (a) first, to the payment of any and all expenses and fees (including reasonable attorney's and paralegal's fees and expenses) actually incurred by the Administrative Agent in obtaining, taking possession of, removing, storing and disposing of the Collateral and any and all amounts incurred by the Administrative Agent in connection therewith or owing to the Administrative Agent hereunder;

                  (b) next, any surplus then remaining to the payment of the other Secured Obligations in such order as required or permitted by the Credit Agreement; and

                  (c) if all of the Commitments are then terminated under the Credit Agreement, all Secured Obligations have been indefeasibly paid and performed in full and no Obligations remain unpaid, outstanding or unperformed, any surplus then remaining shall be paid to the Borrower; subject, however, to the rights of the holder of any then existing Lien encumbering same of which the Administrative Agent has actual notice (without investigation);

it being understood that the Debtors shall, subject to Section 1 hereof and
Article 5 of the Credit Agreement, remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clauses (a) and (b) of this Section 11.

         SECTION 12. Purchases of Collateral. Upon any sale of any of the Collateral hereunder (whether by virtue of the power(s) of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Administrative Agent or the officer or agent making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or



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

purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.

         SECTION 13. Further Assurances. Each Debtor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Administrative Agent at any time reasonably may request in connection with the administration and enforcement of this Agreement or relative to the Collateral or any part thereof, or to effectuate the purposes hereof or in order better to assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder. Without limiting the foregoing, each Debtor agrees that it will join with the Administrative Agent in executing and, at its own expense, file and refile under the UCC such financing statements, continuation statements and other documents in such offices as the Administrative Agent may deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Administrative Agent's security interest in the Collateral, and each Debtor hereby authorizes the Administrative Agent to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Debtor where permitted by law.

         SECTION 14. Collateral in Possession of the Administrative Agent. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral.

         SECTION 15. Debtors' Obligations Absolute, Etc. The obligations of each Debtor under this Agreement shall be absolute and unconditional in accordance with the terms hereof and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Secured Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of this Agreement, the Credit Agreement, any of the other Loan Documents or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (b) any lack of validity or enforceability of this Agreement, the Credit Agreement, any of the other Loan Documents or any other




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

documents, instruments or agreement referred to therein or any assignment or transfer of any thereof; (c) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; (d) any furnishing of any additional security to the Administrative Agent or its assignees or any acceptance thereof or any release of any security by the Administrative Agent or its assignees; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Debtor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, regardless of whether such Debtor shall have notice or knowledge of any of the foregoing; (f) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee or security, for all or any of the Secured Obligations; or (g) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Debtor.

         SECTION 16. Notices, Etc. All notices and other communications hereunder shall be given to each Debtor and the Administrative Agent at the addresses and in the manner specified in the Credit Agreement.

         SECTION 17. Power of Attorney. Each Debtor hereby absolutely and irrevocably makes, constitutes and appoints the Administrative Agent such Debtor's true and lawful agent and attorney-in-fact, with full power of substitution, in the name of such Debtor, upon the occurrence and during the continuance of an Event of Default: (a) to execute and do all such assurances, acts and things that such Debtor should do but has failed to do under the covenants and provisions contained in this Agreement; (b) to take any and all such action as the Administrative Agent or any of its sub-agents or attorneys may, in its or their discretion, reasonably determine to be necessary or advisable for the purpose of maintaining, preserving or protecting the security constituted by this Agreement or any of the rights, remedies, powers or privileges of the Administrative Agent under this Agreement; and (c) generally, in the name of such Debtor, to exercise all or any of the powers, authorities and discretion conferred on or reserved to the Administrative Agent by or pursuant to this Agreement, and (without prejudice to the generality of any of the foregoing) to execute and deliver or otherwise perfect any deed, assignment, financing statement, assurance, agreement, instrument or act as the Administrative Agent may deem proper in or for the purpose of exercising any of such powers, authorities or discretion. Such Debtor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful and reasonable acts the Administrative Agent or any of the Administrative Agent's sub-agents or attorneys shall do or purport to do in the exercise of this power of attorney, which power of attorney, being given for security, is irrevocable for the term of this Agreement.

         SECTION 18. Termination, Release. After all of the Commitments have been terminated under the Credit Agreement, all Secured Obligations have been indefeasibly paid and performed in full and no Obligations remain unpaid, outstanding or unperformed, this Agreement shall terminate, and the Administrative Agent, at the request and expense of the Debtors, will execute and deliver to the Debtors a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Debtors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Administrative Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any proceeds at the time held by the Administrative Agent hereunder.

         SECTION 19. Miscellaneous. Each Debtor agrees with the Administrative Agent that each of the obligations and liabilities of such Debtor to the Administrative Agent under this Agreement may be enforced against such Debtor without the necessity of joining any other Debtor or any other Person as a party. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the respective successors and assigns of any Debtor and the Administrative Agent, and shall inure to the benefit of and be enforceable by the Administrative Agent, its successors and assigns. Without limiting the generality of the foregoing sentence, any Lender, the Administrative Agent and the Issuing Bank may assign or otherwise transfer any right, title or interest under the Credit Agreement, the Notes, the Letters of Credit and the other Loan Documents to any other Person in accordance with the provisions of the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Administrative Agent herein. This Agreement may be amended, changed or waived only as provided in Section 14.3 of the Credit Agreement and may be terminated only as provided in Section 21 hereof. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the UCC in the State of Tennessee are used herein as therein defined. The headings in this Agreement are for convenience of reference only and shall not limit or define the meaning of the substantive provisions hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement, which shall remain binding on all parties hereto.

         SECTION 20. Governing Law. Unless otherwise expressly set forth herein, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without reference to the conflicts or choice of law principles thereof, except to the extent that the laws of a particular jurisdiction govern the creation, perfection and enforcement of liens on and security interests in the Collateral.

         SECTION 21. CONSENT TO JURISDICTION. THE BORROWER AND EACH OTHER DEBTOR HEREBY IRREVOCABLY CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DAVIDSON COUNTY, TENNESSEE IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER AND EACH OTHER DEBTOR HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, IN THE MANNER SPECIFIED IN SECTION 14.1 OF THE CREDIT AGREEMENT. NOTHING IN THIS
SECTION 21 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER, ANY OF THE OTHER DEBTORS OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

         SECTION 22. WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT, EACH LENDER, THE ISSUING BANK, THE BORROWER AND EACH OTHER DEBTOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. The scope of this waiver is intended to be all-encompassing with respect to any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties hereto (i) acknowledges that this waiver is a material inducement for the parties to the Loan Documents to enter into a business relationship, that the parties to the Loan Documents have already relied on this waiver in entering into same and the transactions that are the subject thereof, and that they will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, modifications, supplements, extensions, renewals and/or replacements of this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         SECTION 23. Conflicts. In the event of any conflict between the Credit Agreement and this Agreement, the Credit Agreement shall control.

         SECTION 24. Final Agreement. This written agreement represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, each Debtor and the Administrative Agent have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                                       DEBTORS:

                                       AMERICA SERVICE GROUP INC., as Debtor


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                       PRISON HEALTH SERVICES, INC., as Debtor


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                       UNISOURCE, INC., as Debtor


                                       By:_____________________________________
                                          Name:________________________________
                                          Title:_______________________________

                                       ADMINISTRATIVE AGENT:

                                       NATIONSBANK OF TENNESSEE, N.A.,
                                       as Administrative Agent


                                       By: ____________________________________
                                           Title:______________________________

                                     ANNEX I


                             [to Security Agreement]

                                    ANNEX II


                             [to Security Agreement]


                                      NONE

                                    EXHIBIT A


                        SUPPLEMENT TO SECURITY AGREEMENT


         THIS SUPPLEMENT TO SECURITY AGREEMENT (this "Agreement"), dated as of ____________, ____, is made and entered into by _______________________________
______________________________________________________, a _____________________
________________________ (the "Additional Debtor"), in favor of NATIONSBANK OF TENNESSEE, N.A., a national banking association ("NationsBank"), as administrative agent (in such capacity, the "Administrative Agent") for itself, the Lenders and the Issuing Bank under the Credit Agreement.


                                    RECITALS:


         A. America Service Group Inc., a Delaware corporation (the "Borrower"), certain Subsidiaries of the Borrower now or hereafter becoming parties thereto, as guarantors (the "Guarantors"), certain Lenders, the Administrative Agent, and NationsBank, as Issuing Bank, are parties to a certain Credit Agreement dated as of May 30, 1997 (as the same heretofore may have been and/or hereafter may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have made and will make Loans and purchase participations in Letters of Credit issued for the account of the Borrower, and the Issuing Bank will issue such Letters of Credit, all as more specifically described in the Credit Agreement.

         B. The Borrower and the Guarantors have agreed to grant in favor of the Administrative Agent for the benefit of the Issuing Bank and the ratable benefit of the Lenders a valid perfected security interest in certain Collateral now or hereafter owned or acquired by them, together with all proceeds thereof and books and records pertaining thereto, all pursuant to the terms of that certain Security Agreement of even date with the Credit Agreement (as the same may have been or hereafter may be amended, restated, supplemented, replaced or otherwise modified from time to time, the "Security Agreement") by and among the Borrower, the Guarantors (such Subsidiaries and the Borrower are sometimes hereinafter referred to individually as a "Debtor" and collectively as the "Debtors") and the Administrative Agent.

         C. Except as otherwise defined herein, terms used herein and defined in the Security Agreement shall be used herein as so defined.

         D. Pursuant to the provisions of the Credit Agreement and Section 4 of the Security Agreement, the Borrower is required to cause the Additional Debtor to execute and deliver to the Administrative Agent this Agreement, and it is a condition to the obligations of the Lenders to continue to extend credit under the Credit Agreement that the Additional Debtor execute and deliver to the Administrative Agent this Agreement, and the Additional Debtor desires to execute and deliver this Agreement to satisfy such requirement and condition.


                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and in order to ensure the Borrower's compliance with and to induce the Lenders to extend credit under the Credit Agreement, and in consideration of the benefits accruing to the Additional Debtor, the receipt and sufficiency of all of which are hereby acknowledged, the Additional Debtor hereby makes the following representations and warranties to the Administrative Agent and hereby covenants and agrees with the Administrative Agent, all for the benefit of the Lenders, the Administrative Agent and the Issuing Bank as provided in the Credit Agreement, as follows:

         SECTION 1. Additional Debtor. The Additional Debtor hereby assumes all obligations of a Debtor under and shall be a Debtor for all purposes of the Security Agreement, and the Additional Debtor shall be fully liable thereunder to the Administrative Agent, the Issuing Bank and the Lenders to the same extent and with the same effect as though the Additional Debtor had been one of the Debtors originally executing and delivering the Security Agreement. Without limiting the foregoing:

                  (a) To secure the Secured Obligations and for the purposes set forth in Section 1 of the Security Agreement, the Additional Debtor hereby pledges, assigns, transfers, hypothecates, sets over and delivers to the Administrative Agent, and grants to the Administrative Agent a security interest in, all of the Additional Debtor's right, title and interest in and to any and all Collateral now owned or hereafter acquired by the Additional Debtor, subject to and upon the terms and conditions set forth in this Agreement and the Security Agreement; subject, however, to the proviso that the liability of the Additional Debtor hereunder and under the Security Agreement shall never exceed its Maximum Guaranty Liability (as such term is defined in the Credit Agreement).

                  (b) The Additional Debtor represents, warrants and agrees as follows:

                           (i) The Additional Debtor is the owner of and has
                  the right to grant a security interest in its Collateral, free and clear of any Liens other than

                  Permitted Liens, and the Additional Debtor will defend the Administrative Agent's right, title and security interest in and to the Collateral against the claims and demands of all Persons other than those in respect of Permitted Liens. The Additional Debtor will have like title to and right to grant a security interest in any other property at any time hereafter constituting Collateral and likewise will defend the right thereto and security interest therein of the Administrative Agent.

                      (ii) Annex I to this Agreement accurately sets forth the
                  locations of (i) the Additional Debtor's chief executive office, (ii) all other places of business of the Additional Debtor, (iii) all of the Additional Debtor's tangible Collateral, and (iv) all records concerning the Additional Debtor's intangible Collateral.

                     (iii) Annex II to this Agreement is a true, correct and
                  complete list of all copyrights, patents, trademarks and service marks, and applications therefor, held by the Additional Debtor.

                  (c) All references in the Security Agreement to the "Debtors" or any "Debtor" shall be deemed to include and to refer to the Additional Debtor.

         SECTION 2. Miscellaneous. The Additional Debtor agrees with the Administrative Agent that each of the obligations and liabilities of the Additional Debtor to the Administrative Agent under this Agreement may be enforced against the Additional Debtor without the necessity of joining any other Debtor or any other Person as a party. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the respective successors and assigns of the Additional Debtor and the Administrative Agent and shall inure to the benefit of and be enforceable by the Administrative Agent, its successors and assigns. Without limiting the generality of the foregoing sentence, any Lender, the Administrative Agent and the Issuing Bank may assign or otherwise transfer any right, title or interest under the Credit Agreement, the Notes, the Letters of Credit and the other Loan Documents to any other Person in accordance with the provisions of the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Administrative Agent herein. This Agreement may be amended, changed or waived only as provided in Section 14.3 of the Credit Agreement and may be terminated only as provided in Section 18 of the Security Agreement. Unless otherwise defined in the Security Agreement or in the Credit Agreement, terms defined in Article 9 of the UCC in the State of Tennessee are used herein as therein defined. The headings in this Agreement are for convenience of reference only and shall not limit or define the meaning of the substantive provisions hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

         SECTION 3. Governing Law. This Agreement and the Security Agreement, unless otherwise expressly set forth herein or therein, shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without reference to the conflicts or choice of law principles thereof, except to the extent that the laws of a particular jurisdiction cover the creation, perfection and enforcement of liens on and security interests in the Collateral.

         SECTION 4. CONSENT TO JURISDICTION. THE ADDITIONAL DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN DAVIDSON COUNTY, TENNESSEE IN ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE SECURITY AGREEMENT, THE CREDIT AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE ADDITIONAL DEBTOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF A SUMMONS AND COMPLAINT AND OTHER PROCESS IN ANY ACTION, CLAIM OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK IN CONNECTION WITH THIS AGREEMENT, THE SECURITY AGREEMENT, THE CREDIT AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS, ON BEHALF OF ITSELF OR ITS PROPERTY, IN THE MANNER SPECIFIED IN SECTION 14.1 OF THE CREDIT AGREEMENT AND AT THE ADDRESS SPECIFIED ON THE SIGNATURE PAGE HEREOF. NOTHING IN THIS SECTION 4 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK TO BRING ANY ACTION OR PROCEEDING AGAINST THE DEBTOR OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTIONS.

         SECTION 5. WAIVER OF JURY TRIAL. THE ADMINISTRATIVE AGENT, EACH LENDER, THE ISSUING BANK AND THE ADDITIONAL DEBTOR HEREBY IRREVOCABLY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE SECURITY AGREEMENT, THE CREDIT AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. The scope of this waiver is intended to be all-encompassing with respect to any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties hereto (i) acknowledges that this waiver is a material inducement for the parties to the Loan Documents to enter into a business relationship, that the parties to the Loan Documents have already relied on this waiver in entering into same and the transactions that are the subject thereof, and that they will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, modifications, supplements, extensions, renewals and/or replacements of this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         SECTION 6. Final Agreement. This written agreement represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         IN WITNESS WHEREOF, the Additional Debtor has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.


                                            ADDITIONAL DEBTOR:

                                            -----------------------------------


                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________



Address for notices                         c/o America Service Group Inc.
under Section 14.1 of                       105 Westpark Drive, Suite 300
the Credit Agreement:                       Brentwood, Tennessee  37027
                                            Attn:  _______________________
                                            Telecopier No: 615/376-9862

                                     ANNEX I

                                    ANNEX II